NOTICE OF MEETING

AND

MANAGEMENT INFORMATION CIRCULAR

FOR

A SPECIAL MEETING OF THE SHAREHOLDERS OF
MANTIS MINERAL CORP.

DATED AS OF DECEMBER 30, 2013

MANTIS MINERAL CORP.
148 Yorkville Avenue
2nd Floor
Toronto, Ontario
M5R 1C2

NOTICE OF SPECIAL MEETING

NOTICE IS HEREBY GIVEN THAT a special meeting of the shareholders (the “Mantis Meeting”) of Mantis Mineral Corp. (“Mantis”) will be held at 2100 Scotia Plaza, 40 King Street West, Toronto, Ontario, M5H 3C2, on Friday, January 31, 2014, at the hour of 10:00 a.m. (Toronto time), for the following purposes:

1.

to consider and, if thought advisable, approve, with or without variation, a special resolution (the “Reorganization Resolution”) authorizing: (i) the amalgamation of Mantis with Gondwana Energy Corp. (“Gondwana”), all on the terms and subject to the conditions contained in a master agreement dated as of December 20, 2013 between Mantis and Gondwana, a copy of which is attached as Schedule “H” to the accompanying management information circular (the “Information Circular”), and the issuance of securities of the corporation existing upon the amalgamation of Mantis with Gondwana (the “Resulting Issuer”) in consideration thereof; and (ii) the adoption of a new stock option plan for the Resulting Issuer providing for the issuance of stock options to acquire up to 125,000,000 common shares of the Resulting Issuer, all as more particularly set forth in the Information Circular, substantially in the form of resolution set forth in Schedule “F” to the Information Circular;

2.

in the event that the Reorganization Resolution is not approved, to consider and, if thought advisable, approve, with or without variation, (i) an ordinary resolution authorizing Mantis to make application to voluntarily delist its common shares from the Canadian National Stock Exchange; and (ii) a special resolution authorizing the winding up and dissolution of Mantis, all as more particularly set forth in the Information Circular, substantially in the form of resolutions set forth in Schedule “G” to the Information Circular; and

3.	to transact such further or other business as may properly come before the Mantis Meeting and any adjournments thereof.

The accompanying Information Circular provides additional information relating to the matters to be considered at the Mantis Meeting. Also accompanying this notice is a form of proxy. Any adjournment of the Mantis Meeting will be held at a time and place to be specified at the Mantis Meeting. Only shareholders of Mantis of record at the close of business on December 10, 2013 will be entitled to receive notice of and vote at the Mantis Meeting. If you are unable to attend the Mantis Meeting in person, please complete, sign and date the enclosed form of proxy and return the same in the enclosed return envelope provided for that purpose within the time and to the location set out in the form of proxy accompanying this notice. If you are a non-registered shareholder of Mantis and receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or by the other intermediary. Failure to do so may result in your shares not being eligible to be voted by proxy at the Mantis Meeting.

To be effective, the Reorganization Resolution must be passed by at least 66 2/3% of the votes cast by all of the shareholders of Mantis present in person or represented by proxy at the Mantis Meeting, which holders are entitled to one vote for each share of Mantis held.

AND TAKE NOTICE that registered shareholders of Mantis who dissent in respect of the Reorganization Resolution in accordance with Section 185 of the Business Corporations Act (Ontario) (the “OBCA”) will be entitled to be paid the fair value of their shares in accordance with Section 185 of the OBCA. Strict compliance with the provisions of Section 185 of the OBCA will be required in order to exercise such rights of dissent. See “Dissent Rights to the Reorganization Resolution for Mantis Shareholders” under the heading “Rights of Dissenting Shareholders” in the accompanying Information Circular for a summary of the procedure to exercise such rights of dissent and Schedule “E” for the full text of Section 185 of the OBCA.

DATED this 30th day of December, 2013.

By order of the board of Mantis Mineral Corp.

“Robin Ross”

Robin Ross, Chairman and Chief Executive Officer

2

TABLE OF CONTENTS

NOTE TO UNITED STATES SECURITY HOLDERS	1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	3

GLOSSARY OF DEFINED TERMS	5

GLOSSARY OF CONVERSION FACTORS AND ABBREVIATIONS	12

SUMMARY	14

GENERAL PROXY INFORMATION	29

SOLICITATION OF PROXIES	29
APPOINTMENT OF PROXYHOLDER	29
VOTING BY PROXY	29
COMPLETION AND RETURN OF PROXY	30
NON-REGISTERED HOLDERS	30
REVOCABILITY OF PROXY	31
RECORD DATE AND VOTING OF SHARES	31
PRINCIPAL HOLDERS OF VOTING SECURITIES	31
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	31

THE AMALGAMATION	31

APPROVAL OF REORGANIZATION RESOLUTION	31
PRINCIPAL STEPS OF THE AMALGAMATION	32
EFFECT OF THE AMALGAMATION	33
RESULTING ISSUER STOCK OPTION PLAN	34
AVAILABLE FUNDS	35
FURTHER PARTICULARS OF THE REORGANIZATION	37
FAIRNESS OPINION	45
EFFECTIVE DATE AND CONDITIONS	46
MASTER AGREEMENT	47

INTERESTS OF INSIDERS	48

RIGHTS OF DISSENTING SHAREHOLDERS	49

DISSENT RIGHTS TO THE REORGANIZATION RESOLUTION FOR MANTIS SHAREHOLDERS	50

THE GONDWANA GROUP	52

NAME AND INCORPORATION	52
GENERAL DEVELOPMENT OF THE BUSINESS	52
NARRATIVE DESCRIPTION OF THE BUSINESS	53
GHANA	55
PRINCIPAL PROPERTIES	61
GONDWANA SELECTED FINANCIAL INFORMATION AND MANAGEMENT’S DISCUSSION AND ANALYSIS	64
PRIVATE PLACEMENT	91
DESCRIPTION OF SECURITIES	92
CONSOLIDATED CAPITALIZATION	93
PRIOR SALES	94
STOCK OPTIONS	94
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	95
DIRECTORS AND OFFICERS	96
EXECUTIVE COMPENSATION	97
INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS	99
NON-ARM’S LENGTH PARTY TRANSACTIONS	100
PRINCIPAL HOLDERS OF VOTING SECURITIES	100
LEGAL PROCEEDINGS	100

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS	100
AUDITORS, TRANSFER AGENTS AND REGISTRARS	100
MATERIAL CONTRACTS	100
RISK FACTORS	101

THE MANTIS GROUP	111

NAME AND INCORPORATION	111
GENERAL DEVELOPMENT OF THE BUSINESS	111
MANTIS SELECTED FINANCIAL INFORMATION AND MANAGEMENT’S DISCUSSION AND ANALYSIS	113
DESCRIPTION OF SECURITIES	114
STOCK OPTIONS	114
CONSOLIDATED CAPITALIZATION	116
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	116
PRIOR SALES	116
COMPENSATION DISCUSSION AND ANALYSIS	117
EXECUTIVE COMPENSATION	117
NON-ARM’S LENGTH PARTY TRANSACTIONS	121
PRINCIPAL HOLDERS OF VOTING SECURITIES	121
DIRECTORS AND OFFICERS	121
INDEBTEDNESS OF DIRECTORS AND OFFICERS	124
INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS	124
STATEMENT OF CORPORATE GOVERNANCE PRACTICES	124
AUDIT COMMITTEE	127
LEGAL PROCEEDINGS	129
AUDITORS	129
REGISTRAR AND TRANSFER AGENT	129
MATERIAL CONTRACTS	129
RISK FACTORS	129

RESULTING ISSUER	135

NAME AND INCORPORATION	135
INTER-CORPORATE RELATIONSHIPS	135
DESCRIPTION OF BUSINESS	135
AVAILABLE FUNDS	136
UNAUDITED PRO FORMA SUMMARY FINANCIAL INFORMATION	137
CONSOLIDATED CAPITALIZATION	137
STOCK OPTIONS	138
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	139
PRIOR SALES	139
RESALE RESTRICTIONS	139
PRINCIPAL HOLDERS OF VOTING SECURITIES POST-AMALGAMATION	140
DIRECTORS AND OFFICERS	140
EXECUTIVE COMPENSATION	141
INDEBTEDNESS OF DIRECTORS AND OFFICERS	141
MATERIAL CONTRACTS	141
RISK FACTORS	141
LEGAL PROCEEDINGS	143
INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS	143
AUDITORS	143
REGISTRAR AND TRANSFER AGENT	143
EXPERTS	143

WINDING UP OF MANTIS	144

ADDITIONAL INFORMATION	144

INFORMATION AND APPROVALS	145

CERTIFICATE OF MANTIS MINERAL CORP.	1

CERTIFICATE OF GONDWANA ENERGY CORP.	2

NOTE TO UNITED STATES SECURITY HOLDERS

The solicitation of proxies is not subject to the requirements of Section 14(a) of the U.S. Exchange Act and the transactions contemplated herein are being undertaken by Canadian issuers in accordance with Canadian corporate and securities laws. Security holders should be aware that disclosure requirements under such Canadian laws are different from requirements in the United States applicable to proxy statements under the U.S. Exchange Act, and this Information Circular has not been filed with or approved by the United States Securities and Exchange Commission or the securities regulatory authority of any state within the United States. Likewise, information concerning the operations of each of the Mantis Group and the Gondwana Group has been prepared in accordance with Canadian standards, and may not be comparable to similar information for issuers organized under United States laws.

The consolidated financial statements of Mantis, Gondwana and Miura and the pro forma consolidated financial statements of Mantis included in this Information Circular have been prepared in accordance with Canadian generally accepted accounting principles or International Financial Reporting Standards, and are subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies prepared in accordance with United States generally accepted accounting principles. Completion of the transactions described herein may have tax consequences under the laws of both the United States and Canada, and any such tax consequences under the laws of the United States are not described in this Information Circular. United States security holders of Mantis are advised to consult their tax advisors to determine any particular tax consequences to them of the transactions to be effected in connection with the Amalgamation.

THE RESULTING ISSUER SECURITIES TO BE ISSUED AND EXCHANGED UNDER THE AMALGAMATION HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND SUCH SECURITIES WILL BE ISSUED AND EXCHANGED IN RELIANCE ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT PROVIDED BY RULE 802 THEREOF AND IN RELIANCE UPON SIMILAR EXEMPTIONS UNDER APPLICABLE STATE SECURITIES LAWS.

Rule 802 of the U.S. Securities Act provides an exemption from registration under the U.S. Securities Act for offers and sales of securities issued in connection with a business combination for the securities of a “foreign private issuer,” as defined in Rule 405 under the U.S. Securities Act so long as, in the case of the Amalgamation, the “U.S. holders,” as defined in Rule 800(h) under the U.S. Securities Act, of the combined company will hold no more than ten percent of each applicable class of securities of the Resulting Issuer, measured immediately after completion of the Amalgamation.

If any Mantis Shares or Mantis Options, or Gondwana Shares, Gondwana Warrants, Gondwana Options or Compensation Options, are “restricted securities” as defined in Rule 144 under the U.S. Securities Act, Resulting Issuer Securities issued to security holders in the United States or U.S. Persons, as applicable, with respect to such securities, as applicable, will also be “restricted securities” to the same extent and proportion as such Mantis Shares and Mantis Options, and Gondwana Shares, Gondwana Warrants, Gondwana Options and Compensation Options, respectively, and the certificates representing those Resulting Issuer Securities will bear similar legends and such securities will be subject to the resale restrictions under United States federal and state securities laws.

The Resulting Issuer Shares issuable upon exercise of the Resulting Issuer Options, Resulting Issuer Warrants and Resulting Issuer Compensation Options have not been registered under the U.S. Securities Act or under applicable securities laws of any state of the United States. Rule 802 of the U.S. Securities Act does not exempt the issuance of securities upon the exercise of securities that were previously issued pursuant to Rule 802 of the U.S. Securities Act. As a result, Resulting Issuer Options, Resulting Issuer Warrants and Resulting Issuer Compensation Options may not be exercised by, or for the account or benefit of, persons in the United States or U.S. Persons unless an exemption from the registration requirements of the U.S. Securities Act and all applicable securities laws of any state of the United States is available. Prior to the issuance of Resulting Issuer Shares pursuant to any such exercise, the Resulting Issuer may require the delivery of an opinion of counsel or other evidence reasonably satisfactory to the Resulting Issuer to the effect that the issuance of such Resulting Issuer Shares does not require registration under the U.S. Securities Act or applicable state securities laws. Any Resulting Issuer Shares issued upon exercise of the Resulting Issuer Options, Resulting Issuer Warrants or Resulting Issuer Compensation Options pursuant to an exemption from the registration requirements of the U.S. Securities Act will be “restricted securities,” as defined in Rule 144 under the U.S. Securities Act, and will be subject to restrictions on resales imposed by the U.S. Securities Act and applicable state securities laws.

It may be difficult for United States security holders to enforce their rights and any claim they may have arising under the United States federal securities laws, since Mantis and Gondwana are, and the Resulting Issuer will be, incorporated or organized in Canada, and all of their officers and directors, other than Dr. David Humphrey, and the experts named herein are residents of countries other than the United States and that all or a substantial portion of the assets of Mantis, Gondwana, the Resulting Issuer and those persons may be located outside the United States. United States security holders may not be able to sue these Canadian companies or their officers or directors in a non-U.S. court for violations of the United States federal or state securities laws. It may be difficult to compel such parties to subject themselves to a United States court’s judgment.

RESULTING ISSUER SECURITIES TO BE ISSUED AND EXCHANGED IN CONNECTION WITH THE AMALGAMATION HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY COMMISSION OR SECURITIES REGULATORY AUTHORITY OF ANY STATE IN THE UNITED STATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

U.S. SECURITY HOLDERS OF MANTIS SHOULD CONSULT THEIR OWN TAX, LEGAL AND FINANCIAL ADVISORS REGARDING THE PARTICULAR CONSEQUENCES TO THEM OF THE AMALGAMATION.

All capitalized terms used and not otherwise defined above shall have the meanings ascribed thereto in the Glossary of Defined Terms in this Information Circular.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this Information Circular that are not historical facts are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements with respect to satisfying the terms and conditions of the Amalgamation, including the approval of the Reorganization Resolution by the Mantis Shareholders, the receipt of the required governmental and regulatory approvals; the potential acquisition by Gondwana of an interest in the Gondwana Property, future price of minerals, petroleum and/or natural gas; capital expenditures; costs, timing and future plans concerning the development of petroleum and/or mineral resource properties; permitting time lines; currency fluctuations; requirements for additional capital; government regulation of mineral resource, petroleum and natural gas matters; environmental risks; unanticipated reclamation expenses; title disputes or claims; and limitations on insurance coverage. In certain cases, forward-looking statements can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of each of the Mantis Group and the Gondwana Group to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, risks related to the failure to complete the Amalgamation as proposed or at all, the failure to successfully negotiate the acquisition of an interest in the Gondwana Property from the Government of Ghana; operations; failure to conclude definitive contracts with respect to proposed property acquisitions; termination or amendment of existing contracts; actual results of drilling activities; results of reclamation activities, if any; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of minerals, petroleum and natural gas; failure of plant, equipment or processes to operate as anticipated; accidents, labour disputes and other risks of the mining, petroleum and natural gas industries; delays in obtaining or failure to obtain any governmental approvals, licenses or financing or in the completion of development activities; as well as those factors discussed in the sections entitled “Risk Factors” in this Information Circular. Although each of the Mantis Group and the Gondwana Group have attempted to identify important factors that could affect the Companies and may cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this Information Circular speak only as of the date hereof. Neither the Mantis Group nor the Gondwana Group undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events, other than as required by law.

Forward-looking statements and other information contained herein concerning the mineral resource and petroleum and natural gas industries and management’s general expectations concerning such industries are based on estimates prepared by management using data from publicly available industry sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which management believes to be reasonable. However, this data is inherently imprecise, although generally indicative of relative market positions, market shares and performance characteristics. While management is not aware of any misstatements regarding any industry data presented herein, the industries involve risks and uncertainties and are subject to change based on various factors.

Certain historical information contained in this Information Circular has been provided by, or derived from information provided by, third parties. Although neither the Mantis Group nor the Gondwana Group has any knowledge that would indicate that any such information is untrue or incomplete, the Mantis Group and the Gondwana Group assume no responsibility for the accuracy and completeness of such information or the failure by such third parties to disclose events which may have occurred or may affect the completeness or accuracy of such information but which is unknown to the Mantis Group and the Gondwana Group.

All capitalized terms used and not otherwise defined above shall have the meanings ascribed thereto in the Glossary of Defined Terms in this Information Circular.

GLOSSARY OF DEFINED TERMS

In this Information Circular, the following capitalized words and terms shall have the following meanings:

AG	Attorney-General’s Department of Ghana.

allowable capital loss	Has the meaning set out in the section entitled “Certain Canadian Federal Income Tax Considerations”.

Amalgamation

The amalgamation of Mantis and Gondwana to form the Resulting Issuer pursuant to Section 174 of the OBCA and in accordance with the terms of the Master Agreement, all as further described in the Information Circular.

Articles of Amalgamation	The articles required under the OBCA to be sent to the Director to give effect to the Amalgamation.

Business Day	Any day excepting a Saturday or Sunday or a day recognized as a holiday in Toronto, Ontario, or a day on which banks in Toronto are not open for business.

Certificate of Amalgamation	The certificate to be issued by the Director in connection with the Amalgamation pursuant to Section 178 of the OBCA.

CNSX	Canadian National Stock Exchange.

Commitment Letter

The letter issued by the Ministry of Energy and Petroleum of Ghana with reference number EA 55/207/0115 addressed to Miura dated September 24th, 2013, provided in response to the application for the Gondwana Property presented by Miura to the Ministry of Energy and Petroleum of Ghana dated September 3rd, 2013.

Companies	Mantis, Mantis Explorations Ltd., Gondwana, Miura, Mantis Explorations Inc., Avenue Bancorp Ltd. and University Avenue Management Ltd., as applicable.

Compensation Options

The compensation options of Gondwana to be issued to eligible registrants as partial consideration in connection with the Private Placement, each such Compensation Option entitling the holder to acquire one Gondwana Unit at a price of $0.005 for a period of five years.

CRA	Canada Revenue Agency.

Director	The director appointed under Section 278 of the OBCA.

Dissent Rights

The rights of a Mantis Shareholder to dissent from the Reorganization Resolution and to receive fair value for all Mantis Shares held, as more particularly described under the heading “Rights of Dissenting Shareholders” in this Information Circular.

Dissenting Mantis Shareholder	A Mantis Shareholder who exercises Dissent Rights in accordance with Section 185 of the OBCA.

Effective Date	The effective date of the Amalgamation, which is anticipated to be on or about the day immediately after the date of the Mantis Meeting.

Fairness Advisor	Toll Cross Securities Inc.

Fairness Opinion

The fairness opinion provided by the Fairness Advisor to the Mantis Board dated December 27, 2013, stating that the consideration to be received by Mantis Shareholders pursuant to the Amalgamation is fair, from a financial point of view, to the Mantis Shareholders.

Founder Shares	The aggregate of 200,000,000 Gondwana Shares issued to the founders of Gondwana on October 1, 2013.

GNPC	Ghana National Petroleum Corporation.

Gondwana	Gondwana Energy Corp., a corporation existing under the OBCA.

Gondwana Board	The board of directors of Gondwana.

Gondwana Disclosed Information

All information (i) disclosed in writing to Mantis (or its representatives) by Gondwana in connection with Mantis’ due diligence review process; or (ii) otherwise made available to Mantis (or its representatives) including by way of public disclosure by Gondwana.

Gondwana Group	Gondwana and Miura, collectively.

Gondwana Material Adverse Change	Any change in the consolidated financial condition, operations, assets, liabilities, or business of Gondwana, which is materially adverse to the consolidated business of Gondwana, other than a change:

(i)        which arises out of or in connection with (x) a matter that has been publicly disclosed or otherwise disclosed in writing to Mantis or its representatives by Gondwana or its representatives prior to the date of the Master Agreement or (y) the Gondwana Disclosed Information;

(ii)       resulting from conditions affecting the petroleum and/or natural gas distribution industry as a whole; or

(iii)      resulting from general economic, financial, currency exchange, securities or commodity market conditions.

Gondwana Material Adverse Effect

Any event, change or effect that is or would reasonably be expected to be materially adverse to the consolidated financial condition, operations, assets, liabilities, or business of Gondwana; provided, however, that a Gondwana Material Adverse Effect shall not include an adverse effect resulting from a change:

(i)        which arises out of or in connection with (x) a matter that has been publicly disclosed or otherwise disclosed in writing to Mantis or its representatives by Gondwana or its representatives prior to the date of the Master Agreement or (y) the Gondwana Disclosed Information;

(ii)       resulting from conditions affecting the petroleum and/or natural gas distribution industry as whole; or

(iii)      resulting from general economic, financial, currency exchange, securities or commodity market conditions.

Gondwana Options	Stock options to acquire Gondwana Shares outstanding under the Gondwana Plan.

Gondwana Plan	The stock option plan of Gondwana adopted as of September 15, 2013.

Gondwana Property	The off-shore license block at West Cape Three Points – South Block, located in Ghana, Africa and comprising approximately 1,604 square kilometres, which is the subject of the Commitment Letter.

Gondwana Report

The evaluation report of the Gondwana Property with an effective date of October 31, 2013 entitled “Resource Evaluation of the Interests of Gondwana Energy Corp. in the Offshore Cape Three Points South Block in Ghana” evaluated and audited for Gondwana with respect to the Gondwana Property by Petrotech Engineering Ltd.

Gondwana Shareholders	At the relevant time, holders of Gondwana Shares.

Gondwana Shares	Common shares in the capital of Gondwana as constituted on December 20, 2013.

Gondwana Units

The units to be issued upon exercise or deemed exercise of the Special Warrants and/or exercise of the Compensation Options, each in accordance with the terms thereof, each such unit consisting of one Gondwana Share and one Gondwana Warrant.

Gondwana Warrants

Share purchase warrants of Gondwana comprising, in part, the Gondwana Units, each of which shall be exercisable for a period of five years from the applicable closing date of the Private Placement into one Gondwana Share at an exercise price of $0.05 per Gondwana Share.

Governmental Authority

Any foreign, national, provincial, local or state government, any political subdivision or any governmental, judicial, public or statutory instrumentality, court, tribunal, agency (including those pertaining to health, safety or the environment), authority, body or entity, or other regulatory bureau, authority, body or entity having legal jurisdiction over the activity or Person in question.

GRA	Ghana Revenue Agency.

Holder	Has the meaning set out in the section entitled “Certain Canadian Federal Income Tax Considerations”.

IFRS	International Financial Reporting Standards.

IGC

A company incorporated under the Companies Act, 1963 (Act 179) that has at least fifty-one per cent (51%) of its equity owned by a citizen; and that has Ghanaian citizens holding at least eighty per cent (80%) of executive and senior management positions and one hundred per cent (100%) of non- managerial and other positions.

Information Circular	This Information Circular to be sent to the Mantis Shareholders in connection with the Mantis Meeting.

Liquidity Event	The completion by Gondwana of each of the items listed under either (a) or (b) below:

(a) a Public Offering with a concurrent listing on a recognized Canadian stock exchange; or

(b) (i) a transaction which provides holders of the Gondwana Units with comparable liquidity that such holders would receive provided the Public Offering occurs, whether by means of a reverse take-over, merger, amalgamation, arrangement, take-over bid, insider bid, reorganization, joint venture, sale of all or substantially all assets, exchange of assets or similar transaction or other combination with a public corporation; and

(ii) obtaining a listing of the Gondwana Shares or securities issued in exchange therefor pursuant to a transaction contemplated in subsection (i) above, on a recognized stock exchange in Canada.

Mantis	Mantis Mineral Corp., a corporation existing under the OBCA.

Mantis Board	The board of directors of Mantis.

Mantis Disclosed Information

All information (i) disclosed in writing to Gondwana (or its representatives) by Mantis in connection with Gondwana’s due diligence review process or (ii) otherwise made available to Gondwana (or its representatives) including by way of public disclosure by Mantis.

Mantis Group	Mantis, Mantis Explorations Ltd., Mantis Explorations Inc., Avenue Bancorp Ltd., and University Avenue Management Ltd., collectively, or such combination thereof as required by the context thereof.

Mantis Material Adverse Change	Any change in the consolidated financial condition, operations, assets, liabilities, or business of Mantis which is materially adverse to the consolidated business of Mantis other than a change:

(i)

which arises out of or in connection with (x) a matter that has been publicly disclosed or otherwise disclosed in writing to Gondwana or its representatives by Mantis or its representatives prior to the date of the Master Agreement or (y) the Mantis Disclosed Information;

(ii)	resulting from conditions affecting the mineral resource industry as whole; or

(iii)	resulting from general economic, financial, currency exchange, securities or commodity market conditions.

Mantis Material Adverse Effect	Any event, change or effect that is or would reasonably be expected to be materially adverse to the consolidated financial condition, operations, assets,

liabilities, or business of Mantis provided, however, that a Mantis Material Adverse Effect shall not include an adverse effect resulting from a change:

(i)        which arises out of or in connection with (x) a matter that has been publicly disclosed or otherwise disclosed in writing to Gondwana or its representatives by Mantis or its representatives prior to the date of the Master Agreement or (y) the Mantis Disclosed Information;

(ii)       resulting from conditions affecting the mineral resource industry as whole; or

(iii)      resulting from general economic, financial, currency exchange, securities or commodity market conditions.

Mantis Meeting

The special meeting of Mantis Shareholders to be held at 2100 Scotia Plaza, 40 King Street West, Toronto, Ontario, M5H 3C2 at 10:00 a.m. (Toronto time) on January 31, 2014 for the purpose of voting on the Reorganization Resolution, the Mantis Winding Up Resolutions (in the event that the Reorganization Resolution is not approved) and all other matters to be properly brought before the Mantis Meeting and any adjournment or postponement thereof.

Mantis Options	Stock options to acquire Mantis Shares outstanding under the Mantis Plan immediately prior to the Effective Date.

Mantis Plan	The stock option plan of Mantis adopted as of June 27, 2008.

Mantis Record Date	December 10, 2013, being the date for determining Mantis Shareholders entitled to receive notice of and vote at the Mantis Meeting.

Mantis Shareholders	At the relevant time, the holders of Mantis Shares.

Mantis Shares	Voting common shares in the capital of Mantis, as constituted on December 20, 2013.

Mantis Winding Up Resolutions

Collectively, (i) the Ordinary Resolution approving the voluntary delisting of the Mantis Shares from the CNSX; and (ii) the Special Resolution authorizing the winding up and voluntarily dissolution of Mantis, each to be voted on, with or without variation, by Mantis Shareholders at the Mantis Meeting (in the event that the Reorganization Resolution is not approved) substantially in the form attached as Schedule “G” to this Information Circular.

Master Agreement	The master agreement dated as of December 20, 2013 between Gondwana and Mantis governing the terms of the Amalgamation.

Miura	Miura Petroleum Limited, a corporation existing under the laws of Ghana.

Miura Vendors	Kojo Adeyemo Annan and Kareem Abu.

NI 43-101	National Instrument 43-101 of the Canadian Securities Administrators.

NI 51-101	National Instrument 51-101 of the Canadian Securities Administrators.

NI 51-102	National Instrument 51-102 of the Canadian Securities Administrators.

NI 52-110	National Instrument 52-110 of the Canadian Securities Administrators.

NI 54-101	National Instrument 54-101 of the Canadian Securities Administrators.

NI 58-101	National Instrument 58-101 of the Canadian Securities Administrators.

Non-Resident Dissenter	Has the meaning set out in the section entitled “Certain Canadian Federal Income Tax Considerations”.

Non-Resident Holder	Has the meaning set out in the section entitled “Certain Canadian Federal Income Tax Considerations”.

NSR	Net smelter return royalty.

OBCA	Business Corporations Act (Ontario), as amended from time to time, and including any regulations promulgated thereunder.

Ordinary Resolution	A resolution required to be approved by greater than fifty percent (50%) of the votes cast by those shareholders who (being entitled to do so) vote in person or by proxy.

OWCTPS Block	Offshore West Cape Three Points – South Block in Ghana.

Penalty Provisions

The provisions of the Special Warrants which provide that if a Liquidity Event has not been completed on or before the Qualification Deadline, each Special Warrant which has not yet been exchanged will thereafter be exchangeable, for no additional consideration, into 1.25 Gondwana Units in lieu of one Gondwana Unit.

Person

Any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Authority, syndicate or other entity, whether or not having legal status.

Petroleum Agreement

A definitive agreement entered into between the Republic of Ghana, the GNPC and an applicant which governs the terms and conditions pursuant to which such applicant may engage in the exploration, development or production of petroleum in the Republic of Ghana.

Private Placement	The private placement of Special Warrants to raise aggregate gross proceeds of up to $3,500,000 at a price per Special Warrant of $0.005.

Proposed Amendments	Has the meaning set out in the section entitled “Certain Canadian Federal Income Tax Considerations”.

Public Offering	An initial public offering in Canada of Gondwana Shares.

Qualification Deadline	5:00 p.m. (Toronto time) on March 13, 2014.

Regulatory Approval

Any approval, consent, waiver, permit or exemption from any Governmental Authority having jurisdiction or authority over any party or the subsidiary of any party which is required or advisable to be obtained in order to permit the Amalgamation to be effected including, for greater certainty, the approval by the CNSX, and “Regulatory Approvals” means all such approvals, consents, waivers, permits, orders or exemptions.

Reorganization Resolution

The Special Resolution approving: (i) the Amalgamation, to be voted on, with or without variation by Mantis Shareholders at the Mantis Meeting; and (i) the adoption of the Resulting Issuer Stock Option Plan, substantially in the form attached as Schedule “F” to this Information Circular.

Resident Dissenter	Has the meaning set out in the section entitled “Certain Canadian Federal Income Tax Considerations”.

Resident Holder	Has the meaning set out in the section entitled “Certain Canadian Federal Income Tax Considerations”.

Resulting Issuer	The corporation resulting from the Amalgamation of Mantis and Gondwana, to be named “Gondwana Oil Corp.”.

Resulting Issuer Board	The board of directors of the Resulting Issuer.

Resulting Issuer Compensation Options

The compensation options each of which shall be exercisable for one Resulting Issuer Share and one Resulting Issuer Warrant, issued in exchange for the Compensation Options, in connection with the Amalgamation.

Resulting Issuer Options

The stock options of the Resulting Issuer which shall be issued in exchange for the Gondwana Options outstanding immediately prior to the Effective Date and the Mantis Options, each of which shall entitle the holder to acquire a Resulting Issuer Share in lieu of a Gondwana Share or Mantis Share, respectively, upon the same terms and conditions, all in connection with the Amalgamation.

Resulting Issuer Securities	The Resulting Issuer Shares, the Resulting Issuer Options, the Resulting Issuer Warrants, and the Resulting Issuer Compensation Options.

Resulting Issuer Shares	The common shares in the capital of the Resulting Issuer as constituted on the Effective Date.

Resulting Issuer Stock Option Plan

The stock option plan proposed to be adopted by the Resulting Issuer in the event that the Amalgamation is approved and effected, in substantially the form attached as Schedule “L” to this Information Circular.

Resulting Issuer Warrants

The share purchase warrants of the Resulting Issuer which shall be issued in exchange for the Gondwana Warrants outstanding immediately prior to the Effective Date, each of which shall entitle the holder to acquire a Resulting Issuer Share in lieu of a Gondwana Share, upon the same terms and conditions, all in connection with the Amalgamation.

Special Resolution	A special resolution required to be approved by not less than 66(2/3)% of the votes cast by those shareholders who (being entitled to do so) vote in person or by proxy.

Special Warrants

The special warrants of Gondwana issued and to be issued pursuant to the Private Placement, each such Special Warrant entitling the holder thereof to acquire one Gondwana Unit for no additional consideration (or, in the event that a Liquidity Event has not been completed by the Qualification Deadline, 1.25 Gondwana Units in lieu of one Gondwana Unit), all in accordance with the terms thereof.

Tano Basin	Offshore Tano-Cape Three Points Basin with an onshore extension in Ghana.

Tax Act	Income Tax Act (Canada), R.S.C. 1985, c.1 (5th Supp.), as amended.

taxable capital gain	Has the meaning set out in the section entitled “Certain Canadian Federal Income Tax Considerations”.

U.S. Exchange Act	The United States Securities Exchange Act of 1934, as amended.

U.S. Person	A “U.S. person” as such term is defined in Regulation S under the U.S. Securities Act.

U.S. Securities Act	The United States Securities Act of 1933, as amended.

U.S. Treaty	Has the meaning set out in the section entitled “Certain Canadian Federal Income Tax Considerations”.

United States	The United States of America, its territories and possessions, any State of the United States and the District of Columbia.

GLOSSARY OF CONVERSION FACTORS AND ABBREVIATIONS

Conversion Factors

1 metre	3.28 feet

1 cubic metre of gas	35.31467 cubic feet of gas

1 cubic metre of liquid	6.28981 barrels

1 kg/sq. cm.	14.22334 psi

1 hectare (10,000 square metres)	2.471054 acres

Abbreviations

KB	Kelly bushing

m	metre

Ma	million years

MD	measured depth

TD	total depth

TVD	typical vertical depth

TS	Turonian Section

MFS	Maastrichtian Section

SUMMARY

The following is a summary of the principal features of the Amalgamation and certain other matters and should be read together with the more detailed information and financial data and statements contained elsewhere in the Information Circular, including the schedules hereto. Capitalized terms not otherwise defined in this Summary are defined in the Glossary of Defined Terms or elsewhere in the Information Circular. This Summary is qualified in its entirety by the more detailed information appearing or referred to elsewhere herein.

The Mantis Meeting

Date, Time and Place of Mantis Meeting

The Mantis Meeting will be held on Friday, January 31, 2014 at 10:00 a.m. (Toronto time) at 2100 Scotia Plaza, 40 King Street West, Toronto, Ontario, M5H 3C2.

The Record Date

The Mantis Record Date for determining the registered shareholders of Mantis for the Mantis Meeting is December 10, 2013.

Purposes of the Mantis Meeting

This Information Circular is furnished in connection with the solicitation of proxies by management of Mantis for use at the Mantis Meeting.

At the Mantis Meeting, Mantis Shareholders will be asked to consider and, if thought advisable, approve, with or without variation, (i) the Reorganization Resolution approving the Amalgamation and the adoption of the Resulting Issuer Stock Option Plan; and (ii) in the event the Reorganization Resolution is not approved, the Mantis Winding Up Resolutions, all as more particularly described herein.

See “The Amalgamation” and “Winding Up of Mantis”.

The Amalgamation

Summary

The principal features of the Amalgamation may be summarized as set forth below (and are qualified in their entirety by reference to the full text of the Master Agreement).

Prior to the Effective Date, it is anticipated that Gondwana will complete the Private Placement pursuant to which it will issue up to 700,000,000 Special Warrants to raise aggregate gross proceeds of up to $3,500,000. All Special Warrants issued pursuant to the Private Placement will be exercised or deemed exercised into Gondwana Units prior to the Effective Date. See “The Gondwana Group – Private Placement”.

The Master Agreement provides that Mantis and Gondwana will effect the Amalgamation and continue as the Resulting Issuer.

Pursuant to the terms of the Master Agreement, on the Effective Date, (see “The Amalgamation –Effective Date and Conditions”), the following matters are anticipated to be effected in connection with the Amalgamation:

1.	the Articles of Amalgamation will be filed pursuant to which the Amalgamation shall be effected as a result of which each of Mantis and Gondwana will continue as the Resulting Issuer;

2.

each Gondwana Share, other than those held by a dissenting Gondwana shareholder, shall be exchanged for one fully paid and non-assessable Resulting Issuer Share, all resulting in the issuance of up to an aggregate of 900,000,001 Resulting Issuer Shares (or up to 1,075,000,001 Resulting Issuer Shares in the event that the Private Placement is fully subscribed and the Penalty Provisions are triggered);

3.

each Mantis Share, other than those held by a Dissenting Mantis Shareholder, shall be exchanged for one fully paid and non-assessable Resulting Issuer Share, all resulting in the issuance of up to an aggregate of 111,564,115 Resulting Issuer Shares;

4.

each Gondwana Warrant (including the Gondwana Warrants comprising, in part, the Gondwana Units to be issued upon exercise or deemed exercise of the Special Warrants and/or exercise of the Compensation Options outstanding immediately prior to the Amalgamation), shall be exchanged for one Resulting Issuer Warrant, which will entitle the holder to acquire a Resulting Issuer Share in lieu of a Gondwana Share upon the same terms and conditions;

5.

each Gondwana Option shall be exchanged for one Resulting Issuer Option having the same terms and conditions as the respective Gondwana Options, which will entitle the holder to acquire a Resulting Issuer Share in lieu of a Gondwana Share upon the same terms and conditions;

6.	each Mantis Option shall be exchanged for one Resulting Issuer Option, which will entitle the holder to acquire a Resulting Issuer Share in lieu of a Mantis Share upon the same terms and conditions;

7.

each Compensation Option shall be exchanged for one Resulting Issuer Compensation Option, which will entitle the holder to acquire Resulting Issuer Shares and Resulting Issuer Warrants in lieu of Gondwana Shares and Gondwana Warrants, respectively, upon the same terms and conditions; and

8.	the Resulting Issuer will be named “Gondwana Oil Corp.”, or such other name as is acceptable to the Mantis Board, the Ontario Ministry of Government and Consumer Services and the CNSX.

Mantis Shareholder Approval

To be effective, the Reorganization Resolution must be passed by at least 66 2/3% of the votes cast by all Mantis Shareholders present in person or represented by proxy at the Mantis Meeting, which holders are entitled to one vote for each Mantis Share held.

In addition, if the Reorganization Resolution is approved, and the Amalgamation is effected, the Mantis Plan shall be cancelled and the Resulting Issuer Stock Option Plan shall be adopted as the stock option plan of the Resulting Issuer, providing for the issuance of stock options to acquire up to 125,000,000 Resulting Issuer Shares.

Effect of the Amalgamation

The effect of the Amalgamation is that (i) Mantis and Gondwana will amalgamate to form the Resulting Issuer, as a result of which all of the property and assets of Mantis and Gondwana will become held by the Resulting Issuer; and (ii) existing shareholders of Mantis and Gondwana will continue to hold interests in the property and assets of both Mantis and Gondwana through the Resulting Issuer Shares which they receive pursuant to the Amalgamation. The Amalgamation does not change any of the assets, properties, rights, liabilities, obligations, business or operations of either the Mantis Group or the Gondwana Group on a consolidated basis. A corporate organizational chart reflecting the proposed structure of the Resulting Issuer after giving effect to the above-noted matters is set forth below (assuming that the Private Placement is fully subscribed and the Penalty Provisions are not triggered):

Upon completion of the Amalgamation and assuming: (i) the Private Placement is fully subscribed and the Penalty Provisions are not triggered; (ii) there are 111,564,115 Mantis Shares and 900,000,001 Gondwana Shares (including 700,000,000 Gondwana Shares issued upon exercise or deemed exercise of the Special Warrants in accordance with the terms thereof) issued and outstanding immediately prior to the Effective Date and a further 2,450,000 Mantis Shares and 910,500,000 Gondwana Shares are reserved for issuance upon exercise of outstanding convertible securities of each of Mantis and Gondwana, respectively (including all outstanding Gondwana Options, Gondwana Warrants, Compensation Options, Mantis Options and the Gondwana Warrants underlying the Compensation Options); and (iii) there are no further shares issued by Mantis or Gondwana, the Resulting Issuer will have approximately 1,011,564,116 Resulting Issuer Shares issued and outstanding immediately following the completion of the Amalgamation, and a further 912,950,000 Resulting Issuer Shares reserved for issue upon exercise of the Resulting Issuer Warrants, Resulting Issuer Options and Resulting Issuer Compensation Options. The following table summarizes the distribution of Resulting Issuer Shares following the completion of the Amalgamation based upon the foregoing assumptions:

Shareholder	Number of Resulting Issuer Shares	Percentage of Resulting Issuer on a Pro Forma Basis
Existing Mantis Shareholders	111,564,115	11.03%
Former Gondwana Shareholders (other than holders of securities issued in connection with the Private Placement)	200,000,001	19.77%
Former holders of securities issued in connection with the Private Placement	700,000,000	69.20%

Alternatively, in the event that the Penalty Provisions are triggered and there are no other changes to the assumptions set forth above, there will be an aggregate of 1,075,000,001 Gondwana Shares, 875,000,000 Gondwana Warrants, 112,500,000 Gondwana Options and 49,000,000 Compensation Options issued and outstanding immediately prior to the Amalgamation. Accordingly, in such circumstances, it is anticipated that immediately post closing, there will be outstanding an aggregate of 1,186,564,116 Resulting Issuer Shares and 1,087,950,000 Resulting Issuer Shares reserved for issuance upon exercise of the Resulting Issuer Warrants, Resulting Issuer Options and Resulting Issuer Compensation Options.

In connection with the Amalgamation, all existing Mantis Options and Gondwana Options outstanding immediately prior to the Amalgamation will be exchanged for Resulting Issuer Options, which will thereafter entitle the holders to acquire Resulting Issuer Shares in lieu of Mantis Shares and Gondwana Shares, respectively, without entailing any other amendment to their terms. See “The Gondwana Group –Stock Options” and “The Mantis Group – Stock Options”. As a result, it is anticipated that an aggregate of 114,950,000 Resulting Issuer Options will be outstanding as of the Effective Date. In the event that the Reorganization Resolution is approved and the Amalgamation is effected, the Mantis Plan will be terminated and all Resulting Issuer Options will be governed by the terms and conditions of the Resulting Issuer Stock Option Plan, pursuant to which it is estimated that an aggregate of 10,050,000 stock options will be available for future grant (calculated based on 125,000,000 Resulting Issuer Options available for issuance pursuant to the Resulting Issuer Stock Option Plan, less the 114,950,000 Resulting Issuer Shares reserved for issuance pursuant to the Resulting Issuer Options expected to be outstanding as of the Effective Date). See “Resulting Issuer – Stock Options”.

Full particulars of the Amalgamation are contained in the Master Agreement attached hereto as Schedule “H” and incorporated by reference in this Information Circular. See “The Amalgamation”.

The Companies

Mantis was incorporated under the OBCA by articles of incorporation dated May 30, 1997 under the name “University Avenue Financial Corporation”. Articles of amendment were subsequently filed (i) on October 5, 2001 to change its name to “Blue Heron Financial Corporation”; (ii) on May 8, 2002 to change its name to “Avenue Financial Corporation” and to consolidate the common shares of Mantis on a 2:1 basis; (iii) on May 3, 2007 to change its name to “Mantis Mineral Corp.”; and (iv) on September 21, 2007 to consolidate the common shares of Mantis on a 5:1 basis. The Mantis Shares are listed on the CNSX under the symbol “MYN”. The closing price of the Mantis Shares on the CNSX on December 27, 2013 was $0.03. Mantis’ registered and head office is located at 148 Yorkville Avenue, 2nd Floor, Toronto, Ontario, M5R 1C2. See “The Mantis Group”.

Gondwana was incorporated under the OBCA by articles of incorporation dated September 6, 2013. No securities of Gondwana are currently publicly traded on any stock exchange, and it is not a reporting issuer in any jurisdiction. The registered office of Gondwana is 2100-40 King Street West, Toronto, Ontario, M5H 3C2, and its head office is located at 111 Ahmadi Crescent, Bedford, Nova Scotia, B4A 4E5. See “The Gondwana Group”.

Miura was incorporated under the laws of Ghana on August 21, 2013. No securities of Miura are currently publicly traded on any stock exchange and it is not a reporting issuer in any jurisdiction. The registered office of Miura is located at Hno.8 Airport Residential, Elena Avenue, Accra, Greater Accra, Ghana. See “The Gondwana Group”.

Mantis Unaudited Pro Forma Consolidated Summary Financial Information

The following table sets out selected unaudited pro forma consolidated financial information for Mantis, assuming completion of the Amalgamation as of September 30, 2013 and for the nine month period then ended (reflecting the pro-forma consolidation of each of the Companies as at such dates), and should be considered in conjunction with the more complete information contained in the unaudited pro forma consolidated financial statements of Mantis attached as Schedule “D” to this Information Circular. Unless otherwise indicated, all currency amounts are stated in Canadian dollars.

Balance Sheet Data:	As of September 30, 2013(1)
Total Assets	$5,194,978
Total Liabilities	$451,743
Shareholders’ Equity	$4,743,235
Deficit	$(31,827,850)

Note:

(1)

Amounts presented reflect pro forma adjustments as further detailed in Note 5 to the unaudited pro forma consolidated financial statements of Mantis attached as Schedule “D” to this Information Circular, to which reference should be made for a complete summary of all assumptions underlying these amounts.

Income Statement Data:	For the Nine Months Ended September 30, 2013(1)
Total Revenue	N/A
Total Expenses	$1,131,204
Net Loss	$(1,157,812)
Net Loss per Share (Basic and Diluted)	$(0.001)

Note:

(1)

Amounts presented reflect pro forma adjustments as further detailed in Note 5 to the unaudited pro forma consolidated financial statements of Mantis attached as Schedule “D” to this Information Circular, to which reference should be made for a complete summary of all assumptions underlying these amounts.

Gondwana Selected Financial Information

The following table sets out selected consolidated financial information for Gondwana for the period indicated and should be considered in conjunction with the more complete information contained in the financial statements of Gondwana attached as Schedule “B” to this Information Circular. Reference should also be made to the financial statements of Miura attached as “C” to this Information Circular.

Unless otherwise indicated, all currency amounts relating to the consolidated financial statements of Gondwana are stated in Canadian dollars.

Gondwana Energy Corp. (in CDN$)
Statement of Operations, Comprehensive Loss and Deficit Data:	Period Commencing September 6, 2013 (the Date of Incorporation of Gondwana) and Ended September 30, 2013(1)
Revenue	N/A
Total Expenses	$13,410
Future Income Tax	N/A
Net loss, being comprehensive loss	$(13,410)
Deficit, end of period	$(13,410)
Balance Sheet Data:	As at September 30, 2013 (1)
Total Assets	$554,379
Total Liabilities	$13,000
Deficit	$(13,410)
Shareholders’ Equity	$541,379

Note:

(1)	Audited

Mantis Selected Financial Information

The following tables set out selected consolidated financial information for Mantis for the periods indicated and should be considered in conjunction with the more complete information contained in the consolidated financial statements of Mantis attached as Schedule “A” to this Information Circular. All currency amounts are stated in Canadian dollars.

Statements of Loss Data:	Nine Months 30, Ended September 2013(1)	Year Ended December 31, 2012(2)	Year Ended December 31, 2011(2)	Year Ended December 31, 2010(2)
Interest Income	$1,200	$17,214	N/A	$1,741
Total Expenses	$408,293	$538,318	$619,550	$883,083
Net Loss	$434,902	$1,877,999	$230,154	$1,455,733
Balance Sheet Data:	As at September 30, 2013(1)	As at December 31, 2012(2)	As at December 31, 2011(2)	As at December 31, 2010(2)
Total Assets	$1,269,811	$1,482,952	$3,877,982	$3,379,968
Total Liabilities	$289,485	$267,724	$834,755	$1,083,837
Accumulated Deficit	$31,104,940	$30,670,038	$28,792,039	$28,561,885
Shareholders’ Equity	$980,326	$1,215,228	$3,043,227	$2,296,131

Notes:

(1)	Unaudited
(2)	Audited

Reasons for the Amalgamation

Mantis believes that the Amalgamation is in the best interests of its shareholders for numerous reasons, particularly their belief that developing the business of the Gondwana Group and the Mantis Group through a single combined entity will create the best prospects for long-term value for Mantis Shareholders. In arriving at its conclusions, the Mantis Board considered, among other matters:

•	information with respect to the financial condition, business and operations, on both a historical and prospective basis, of both the Mantis Group and the Gondwana Group;

•	the future prospects of the business of each of the Mantis Group and the Gondwana Group;

•	through greater size and diversity amongst both the petroleum and mineral resource sectors, Mantis Shareholders and Gondwana Shareholders will have more exposure to potential investment opportunities;

•	the balance sheet and working capital position of Gondwana;

•	current economic and financial market conditions;

•	the procedures by which the Amalgamation is to be approved;

•	the tax treatment of Mantis Shareholders in connection with the Amalgamation;

•	the availability of Dissent Rights to Mantis Shareholders with respect to the Amalgamation;

•	the management group and technical team of the Mantis Group and the Gondwana Group; and

•	the diversity in the asset bases of the Mantis Group and the Gondwana Group, and greater combined capitalization and liquidity following the Amalgamation.

For further information on the reasons for the Amalgamation, see “The Amalgamation – Further Particulars of the Reorganization – Reasons for the Amalgamation” and “The Amalgamation – Further Particulars of the Reorganization – Recommendations of the Directors”.

Private Placement

It is anticipated that prior to the Amalgamation, Gondwana will issue up to 700,000,000 Special Warrants pursuant to the Private Placement to raise aggregate gross proceeds of up to $3,500,000. Each Special Warrant shall be exercisable, for no additional consideration, to acquire one Gondwana Unit. The Special Warrants shall be exchangeable by the holders thereof at any time prior to, and will be exercised on behalf of the holders thereof at, 5:00 p.m. (Toronto time) on the date which is the earlier of the following dates: (i) the last business day immediately preceding the completion of a Liquidity Event; and (ii) the Qualification Deadline. If a Liquidity Event has not been completed on or before the Qualification Deadline, the Penalty Provisions shall be triggered and each Special Warrant which has not yet been exchanged will thereafter be exchangeable, for no additional consideration, into 1.25 Gondwana Units (in lieu of one Gondwana Unit).

Eligible registrants shall receive a cash commission equal to 7% of the gross proceeds they raise in the Private Placement as well as the Compensation Options entitling them to acquire such number of Gondwana Units as is equal to 7% of the aggregate number of Special Warrants they sell in the Private Placement, at a price of $0.005 per Gondwana Unit for a period of five years. The Compensation Options shall not contain Penalty Provisions. See “The Gondwana Group – Private Placement”.

All Compensation Options and Gondwana Warrants (including the Gondwana Warrants comprising, in part, the Gondwana Units to be issued upon exercise or deemed exercise of the Special Warrants and/or exercise of the Compensation Options outstanding immediately prior to the Amalgamation) will be exchanged for Resulting Issuer Compensation Options and Resulting Issuer Warrants, respectively, in connection with the Amalgamation, which will entitle the holders thereof to acquire equivalent securities of the Resulting Issuer in lieu of Gondwana securities on the same terms and conditions.

Available Funds

Assuming the Private Placement is fully subscribed, the net proceeds from the Private Placement are estimated to be as follows:

Description	Maximum Private Placement
Gross Proceeds	$3,500,000
Registrant Fees(1)	$245,000
Net Proceeds	$3,255,000

Note:

(1)

In addition, eligible registrants are also entitled to receive such number of Compensation Options as is equal to 7% of the number of Special Warrants which they sell pursuant to the Private Placement, each such Compensation Option entitling the holder to acquire one Gondwana Unit at a price of $0.005 per Gondwana Unit for a period of five years.

Assuming that the Private Placement is fully subscribed, and expenses of the Amalgamation and Private Placement (exclusive of commissions payable to eligible registrants in connection with the Private Placement) are $225,000, following the Amalgamation and the Private Placement, the Resulting Issuer expects to have funds available as set forth below.

Source	Amount
Estimated working capital of Mantis as of November 30, 2013	$(150,508)
Net proceeds from Private Placement	$3,255,000
Less payments required in connection with acquisition of the Gondwana Property	$1,604,550 (1)
Less expenses of the Amalgamation and Private Placement	$225,000
Total available funds	$1,274,942

Note:

(1)	U.S. $1,500,000 converted to Canadian dollars based on the noon exchange rate of 1.0697 published by the Bank of Canada on December 27, 2013.

The primary purposes of the Amalgamation and Private Placement are to obtain additional equity capital, create a public market for the Gondwana Shares, diversify the asset holdings of each of Gondwana and Mantis and facilitate future access by the Resulting Issuer to financing opportunities. The Resulting Issuer expects to use the total funds available set forth above for the purposes described below:

Use of Proceeds (Assuming Private Placement is Fully Subscribed)
Expenses relating to seeking a joint venture partner for the Gondwana Property	$383,000
Future property acquisitions	$510,000
General corporate expenses and working capital	$331,942
Costs associated with maintenance of current property interests	$50,000
Total	$1,274,942

See “The Resulting Issuer – Available Funds”.

Business Objectives

Pursuant to the Amalgamation, the Mantis Group and the Gondwana Group will combine their business operations and continue to operate in both the mineral resource and petroleum sectors. Set forth below is a summary of the business currently carried on by each of the Mantis Group and the Gondwana Group.

The Mantis Group

Mantis is a mineral resource exploration company which holds interests in the mineral properties known as (i) the Orphan Gold Mine; (ii) the East Lingman Lake Gold Property; and (iii) the Cree Lake Property. See “The Mantis Group – General Development of the Business”.

The Gondwana Group

Gondwana has acquired a 70% interest in Miura, which holds a right to negotiate the acquisition of an interest in the Gondwana Property pursuant to the Commitment Letter. See “The Gondwana Group - Narrative Description of the Business”.

Fairness Opinion

The Fairness Advisor has provided the Fairness Opinion dated December 27, 2013 (and addressed to the Mantis Board), in which it states that, based upon its analysis and subject to the full text of the Fairness Opinion, including the assumptions, qualifications and limitations set out therein, and such other matters as the Fairness Advisor considers relevant, the Fairness Advisor is of the opinion that, as of the date of the Fairness Opinion, the consideration to be received by the Mantis Shareholders pursuant to the Amalgamation is fair, from a financial point of view, to the Mantis Shareholders. The Fairness Opinion was provided for the exclusive use of the Mantis Board and may not be used or relied upon by any other person. The Fairness Opinion is not a recommendation as to whether or not Mantis Shareholders should approve the Reorganization Resolution.

Readers are urged to read the Fairness Opinion in its entirety, a copy of which is attached as Schedule “J” to this Information Circular. The summary of the Fairness Opinion in this Information Circular is qualified in its entirety by reference to the full text of the Fairness Opinion.

See “The Amalgamation – Fairness Opinion”.

Recommendations of the Mantis Board

The Mantis Board has determined that the transactions contemplated by the Master Agreement are fair and reasonable to the Mantis Shareholders, and in the best interests of Mantis.

The Mantis Board recommends that the Mantis Shareholders vote in favour of the Reorganization Resolution. See “The Amalgamation – Further Particulars of the Reorganization – Recommendations of the Directors”.

Interests of Insiders

The following table sets forth the number and percentage of Resulting Issuer Shares which are expected to be beneficially owned, controlled or directed by the proposed principals of the Resulting Issuer immediately following the Amalgamation (assuming the Private Placement is fully subscribed), as well as the securities of each of Gondwana and Mantis beneficially owned, controlled or directed by such persons as of the date of this Information Circular:

Name and position with Mantis	Number and percentage of
Gondwana Shares held as of
December 30, 2013
(assuming the completion of
the maximum Private
Placement, no triggering of
the Penalty Provisions and
the exercise of all Special
	Warrants)(1) (4)	Number and percentage of Mantis Shares held as of December 30, 2013(1) (3)	Number and percentage of Resulting Issuer Shares to be held following Amalgamation and Private Placement(2) (3) (4)
Robin Ross Chairman, Chief Executive Officer and Director	Nil	4,913,483 (4.4%)	4,913,483 (0.49%)
Vicki Rosenthal Chief Financial Officer and Director	Nil	178,826 (0.16%)	178,826 (0.02%)
David Humphrey Director	Nil	Nil	N/A
Dan T. Gosselin Director	Nil	Nil	N/A
David G. Wahl Technical Advisor and Director	Nil	Nil	N/A

Notes:

(1)	The information as to the number and percentage of securities beneficially owned, controlled or directed, has been obtained from the persons listed individually.
(2)

Calculated based upon the securities of each of Gondwana and Mantis beneficially owned, controlled or directed by such persons reported as of the date of this Information Circular, after giving effect to the Amalgamation and Private Placement (assuming the issuance of a maximum of 700,000,000 Special Warrants pursuant thereto, and assuming that the Penalty Provisions are not triggered) and as otherwise contemplated in this Information Circular.

(3)

Not reflective of Mantis Options held by insiders of Mantis. Robin Ross (Chief Executive Officer) holds 1,000,000 Mantis Options that expire on March 10, 2014 with an exercise price of $0.05. Vicki Rosenthal (Chief Financial Officer) holds 200,000 Mantis Options that expire on March 10, 2014 with an exercise price of $0.05. David Humphrey (Director) holds 250,000 Mantis Options that expire on March 10, 2014 with an exercise price of $0.05. Dan Gosselin (Director) holds 250,000 Mantis Options that expire on October 26, 2014 with an exercise price of $0.05 and 100,000 Mantis Options that expire on October 4, 2015 with an exercise price of $0.05.

(4)

Not reflective of Gondwana Options held by insiders of Mantis. Robin Ross (Chief Executive Officer) holds 20,000,000 Gondwana Options that expire on November 18, 2018 with an exercise price of $0.005. Vicki Rosenthal (Chief Financial Officer) holds 5,000,000 Gondwana Options that expire on November 18, 2018 with an exercise price of $0.005. David Humphrey (Director) holds 2,500,000 Gondwana Options that expire on November 18, 2018 with an exercise price of $0.005. Dan Gosselin (Director) holds 2,500,000 Gondwana Options that expire on November 18, 2018 with an exercise price of $0.005. David Wahl (Director) holds 2,500,000 Gondwana Options that expire on November 18, 2018 with an exercise price of $0.005.

No director or officer of Mantis has any material interest, direct or indirect, in any matter to be acted upon at the Mantis Meeting other than as described in the immediately preceding table.

The Amalgamation is an arm’s length transaction to Mantis.

Conditions to the Amalgamation

The obligations of the parties to complete the Amalgamation and the other transactions contemplated by the Master Agreement are subject to the satisfaction, on or before the Effective Date, of a number of specified conditions, including:

1.	the approval of the Amalgamation by the requisite percentage of Mantis Shareholders;

2.	the approval of the Amalgamation by the Gondwana Shareholders by way of written resolution;

3.	conditional approval of the CNSX for the Amalgamation; and

4.	Dissent Rights not having been exercised in respect of, in the aggregate, more than five percent (5%) of the outstanding Mantis Shares.

The Master Agreement also provides that it may be terminated in certain circumstances by the Mantis Board or Gondwana Board before the Effective Date notwithstanding approval of the Reorganization Resolution by the Mantis Shareholders or the written resolution approving the Amalgamation by the Gondwana Shareholders. See “The Amalgamation – Effective Date and Conditions”.

Stock Exchange Approvals

The CNSX has conditionally approved the listing of the Resulting Issuer Shares to be issued in connection with the Amalgamation. Listing is subject to Mantis fulfilling all of the requirements of the CNSX. The Resulting Issuer Stock Option Plan remains subject to the approval of the CNSX. See “The Amalgamation – Further Particulars of the Reorganization”.

Fractional Shares

No fractional shares or other securities will be issued by the Resulting Issuer in connection with the Amalgamation and no cash will be paid in lieu thereof. Instead, the number of Resulting Issuer Shares or other securities issuable by the Resulting Issuer in connection with the Amalgamation shall be rounded down to the nearest whole Resulting Issuer Share or other security of the Resulting Issuer. See “The Amalgamation – Further Particulars of the Reorganization”.

Rights of Dissent

Mantis Shareholders have the right to dissent to the proposed Amalgamation and to be paid the fair value of their shares upon strict compliance with the provisions of applicable law. See “Rights of Dissenting Shareholders”.

Conflicts of Interest

To the knowledge of management of Mantis, no existing or potential material conflicts of interest exist presently or will exist between Mantis or a subsidiary of Mantis and any proposed director, officer or promoter of the Resulting Issuer or a subsidiary of the Resulting Issuer following completion of the Amalgamation.

Income Tax Considerations

Residents of Canada

A Mantis Shareholder who participates in the Amalgamation and who is a resident of Canada for purposes of the Tax Act and who holds Mantis Shares as capital property will be deemed to have disposed of such Mantis Shares for proceeds of disposition equal to the Mantis Shareholder’s adjusted cost base of such Mantis Shares immediately before the Amalgamation and to have acquired the Resulting Issuer Shares received in exchange therefor at a cost equal to such proceeds of disposition.

Non-Residents of Canada

A Mantis Shareholder who participates in the Amalgamation and that is not a resident of Canada for purposes of the Tax Act will be deemed to have disposed of such Mantis Shares for proceeds of disposition equal to the Mantis Shareholder’s adjusted cost base of such Mantis Shares immediately before the Amalgamation and to have acquired the Resulting Issuer Shares received in exchange therefor at a cost equal to such proceeds of disposition.

Holders of Mantis securities should consult their own tax advisors about the applicable Canadian or United States federal, provincial, state and local tax consequences of the Amalgamation. See “The Amalgamation – Further Particulars of the Reorganization – Certain Canadian Federal Income Tax Considerations.”

Completion of the Amalgamation may have tax consequences under the laws of the United States, or the tax laws of any state or other jurisdiction in the United States, and any such tax consequences are not described in this Information Circular. United States security holders of Mantis are urged to consult their own tax advisors to determine any particular tax consequences to them of the transactions contemplated in connection with the Amalgamation. See “Note to United States Security Holders”.

Securities Law Information for Canadian Shareholders

The issuance of the Resulting Issuer Shares in connection with the Amalgamation will constitute a distribution of securities, which is exempt from the prospectus requirements of Canadian securities legislation. The Resulting Issuer Shares may be resold in each of the provinces and territories of Canada without significant restriction, provided that certain conditions are met, including that the holder is not a “control person” as defined in the applicable legislation, no unusual effort is made to prepare the market or create a demand for those securities and no extraordinary commission or consideration is paid in respect of that sale.

The resale of any Resulting Issuer Shares acquired in connection with the Amalgamation may be required to be made through properly registered securities dealers. Each holder is urged to consult professional advisers to determine the conditions and restrictions applicable to trades in such shares. See “The Amalgamation – Further Particulars of the Reorganization”.

Securities Law Information for United States Security Holders

The Resulting Issuer Securities which will be outstanding following the Amalgamation will not be registered under the U.S. Securities Act or the securities laws of any state of the United States, and any such securities to be issued and exchanged under the Amalgamation will be issued and exchanged in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Rule 802 thereof and in reliance upon similar exemptions under applicable state securities laws. As a result, Resulting Issuer Securities issued to security holders in the United States or U.S. Persons, as applicable, may be subject to resale restrictions under United States federal and state securities laws. Resulting Issuer Options, Resulting Issuer Warrants and Resulting Issuer Compensation Options may not be exercised by, or for the account or benefit of, a person in the United States or a U.S. Person unless exemptions from the registration requirements of the U.S. Securities Act and all applicable securities laws of any state of the United States are available. Security holders should consult their own legal and financial advisors concerning the applicable United States federal, state and local securities law consequences of the Amalgamation. See “The Amalgamation – Further Particulars of the Reorganization” and “Note to United States Security Holders”.

Risk Factors

Holders of Mantis Shares should review carefully the risk factors set forth under each of the headings entitled “Risk Factors” in this Information Circular. A summary of the principal risk factors concerning each of the Mantis Group and the Gondwana Group, as well as certain risk factors associated with the Amalgamation, are set forth below:

•

the Gondwana Group has a limited history of operations and no earnings to date and there can be no assurance that the business of the Gondwana Group will be successful or profitable or that commercial quantities of crude oil will be discovered by the Gondwana Group;

•

there can be no assurance that the Gondwana Group will be able to successfully negotiate the acquisition of the Gondwana Property from the Ghana government, upon terms acceptable to the Gondwana Group, or at all;

•

there are operating risks associated with the drilling of oil wells, including encountering unexpected formations or pressures, premature declines of reservoirs, blow-outs, craterings, sour gas releases, gas leaks, fires and spills;

•

exploration, appraisal and development of crude oil reserves are speculative and involve a significant degree of risk. There is no guarantee that exploration will result in identification of any reserves, or that if so, the Gondwana Group will be able to realize any future reserves as intended;

•

future price fluctuations in world prices are expected and will have a significant impact upon the projected revenue of the Gondwana Group, the projected return from any future reserves and the general financial viability of the Gondwana Group;

•	the operations of the Gondwana Group are conducted in foreign jurisdictions, as a result of which the Gondwana Group is subject to political, economic, and other uncertainties;

•

there can be no assurance that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favourable to the Gondwana Group or the Mantis Group;

•	the market price of the Gondwana Shares and Mantis Shares at any given point in time may not accurately reflect the long-term value of the Gondwana Group or the Mantis Group, respectively;

•	each of the Gondwana Group and the Mantis Group faces strong competition;

•

to the extent of the holdings of Gondwana through its subsidiaries, Gondwana will be dependent on the cash flows of these subsidiaries to meet its obligations, which cash flows may be constrained by applicable taxation and other restrictions;

•	there can be no assurance that the Gondwana Group will be able to find and develop or acquire additional reserves to replace production at commercially feasible costs;

•

there is no assurance that future changes in environmental regulation, if any, will not adversely affect the operations of the Gondwana Group or the Mantis Group. There can be no assurance that the Gondwana Group or the Mantis Group will not incur substantial financial obligations in connection with environmental compliance. Failure to comply with applicable environmental and other laws, regulations and permitting requirements may result in enforcement actions thereunder;

•	any substantial decline in the prices of crude oil or precious metals or minerals could have a material adverse effect on the Gondwana Group or the Mantis Group, respectively;

•

any amendment to the terms of the Commitment Letter could have a material adverse effect upon the consolidated operations of the Gondwana Group, or even result in a loss of potential property interest;

•	the Gondwana Group is subject to additional risks associated with the jurisdiction of Ghana in which it seeks to acquire property interests;

•

the ability of the Gondwana Group to obtain, sustain or renew applicable licences and permits on acceptable terms is subject to changes in regulations and policies and to the discretion of the applicable authorities or other governmental agencies in foreign jurisdictions;

•	the Gondwana Group and the Mantis Group are each dependent upon the services of key executives;

•

certain of the directors and officers of the Gondwana Group and the Mantis Group also serve as directors and/or officers of other companies involved in petroleum and or mineral exploration and development and, consequently, there exists the possibility for such directors and officers to be in a position of conflict;

•

mining operations generally involve a high degree of risk. The operations of the Mantis Group are subject to all the hazards and risks normally encountered in the exploration, development and production of precious metals and other minerals;

•	there is no certainty that the expenditures made by the Mantis Group towards the search and evaluation of mineral resources will result in discoveries of commercial quantities of any minerals;

•	insurance coverage may not be available to the Mantis Group or Gondwana Group or may not be adequate to cover any resulting liability;

•	interference in the maintenance or provision of adequate infrastructure could adversely affect the Mantis Group’s operations, financial condition and results of operations;

•	no assurances can be given that there are no title defects affecting any properties of the Mantis Group;

•	exchange rate fluctuations may affect the costs that the Gondwana Group incurs in its operations;

•

amendments to current laws and regulations governing operations and activities of mining and milling or more stringent implementation thereof could have a substantial adverse impact on the Mantis Group;

•	no dividends on any of the Mantis Shares or Gondwana Shares have been paid by either Mantis or Gondwana to date;

•	certain shareholders of Mantis may have an investment profit in the Mantis Shares that they may seek to liquidate following the closing of the Amalgamation;

•

current global financial conditions have been subject to increased volatility as a result of which access to public financing has been negatively impacted. These factors may impact the ability of the Mantis Group and/or the Gondwana Group to obtain equity or debt financing in the future, which could have a material adverse effect on the Mantis Group and/or the Gondwana Group;

•	as a result of the Amalgamation, the voting power of the existing Mantis Shareholders will be substantially diluted; and

•

certain adverse tax considerations may be applicable to a Resident Holder of Resulting Issuer Shares that is a corporation resident in Canada and is, or becomes, controlled by a non-resident corporation for the purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act.

Winding Up of Mantis

In the event that the Reorganization Resolution is not approved, Mantis Shareholders will be asked to consider and, if deemed fit, approve the Mantis Winding Up Resolutions which consist of (i) the Ordinary Resolution approving the voluntary delisting of the Mantis Shares from the CNSX; and (ii) the Special Resolution authorizing the winding up and voluntarily dissolution of Mantis.

The Mantis Board has determined that in the absence of the Amalgamation, there are no viable prospects for the future business and operations of Mantis, and accordingly the voluntary delisting and dissolution of Mantis is in the best interests of Mantis. Accordingly, in the event that the Reorganization Resolution is not approved, the Mantis Board recommends that the Mantis Shareholders vote in favour of the Mantis Winding Up Resolutions. See “Winding Up Of Mantis”.

MANTIS MINERAL CORP.
148 Yorkville Avenue
2nd Floor
Toronto, Ontario
M5R 1C2

INFORMATION CIRCULAR

(As at December 30, 2013 and in Canadian dollars, except as indicated)

GENERAL PROXY INFORMATION

Solicitation of Proxies

This Information Circular is furnished in connection with the solicitation of proxies by the management of Mantis for use at the Mantis Meeting and any adjournments thereof.

Mantis will conduct solicitations by mail and officers and employees of Mantis may, without receiving special compensation, also telephone or make other personal contact. Mantis will pay its own costs of solicitation.

At the Mantis Meeting, Mantis Shareholders will be asked to consider and, if thought advisable, approve, with or without variation, the Reorganization Resolution and the Mantis Winding Up Resolutions (in the event the Reorganization Resolution is not approved), all as more particularly described herein.

See “The Amalgamation” and “Winding Up of Mantis”.

Appointment of Proxyholder

The purpose of a proxy is to designate persons who will vote the proxy on a Mantis Shareholder’s behalf in accordance with the instructions given by the Mantis Shareholder, in the proxy. The persons whose names are printed in the enclosed form of proxy are officers or directors of Mantis (the “Management Proxyholders”).

A Mantis Shareholder has the right to appoint a person other than a Management Proxyholder, to represent the Mantis Shareholder at the Mantis Meeting by striking out the names of the Management Proxyholders and by inserting the desired person’s name in the blank space provided or by executing a proxy in a form similar to the enclosed form. A proxyholder need not be a Mantis Shareholder.

Voting by Proxy

Only registered Mantis Shareholders or duly appointed proxyholders are permitted to vote at the Mantis Meeting. Mantis Shares represented by a properly executed proxy will be voted or be withheld from voting on each matter referred to in the notice of the Mantis Meeting accompanying this Information Circular in accordance with the instructions of the Mantis Shareholder on any ballot that may be called for and if the Mantis Shareholder specifies a choice with respect to any matter to be acted upon, the Mantis Shares will be voted accordingly.

If a Mantis Shareholder does not specify a choice and the Mantis Shareholder has appointed one of the Management Proxyholders as proxyholder, the Management Proxyholder will vote in favour of the matters specified in the notice of the Mantis Meeting and in favour of all other matters proposed by management at the Mantis Meeting.

The enclosed form of proxy also gives discretionary authority to the person named therein as proxyholder with respect to amendments or variations to matters identified in the notice of the Mantis Meeting and with respect to other matters which may properly come before the Mantis Meeting. At the date of this Information Circular, management of Mantis knows of no such amendments, variations or other matters to come before the Mantis Meeting.

Completion and Return of Proxy

Each proxy must be dated and signed by the Nominee (as defined in “General Proxy Information – Non-Registered Holders” below) acting on behalf of a Mantis Shareholder, or by the Mantis Shareholder or his/her attorney authorized in writing. In case of a corporation, the proxy must be dated and executed under its corporate seal or signed by a duly authorized officer or attorney for the corporation.

Completed forms of proxy for Mantis must be deposited at the office of Mantis’ registrar and transfer agent, Equity Financial Trust Company, by mail at Suite 300, 200 University Avenue, Toronto, Ontario, M5H 4H1 or by fax at 416-595-9593, not later than forty-eight (48) hours, excluding Saturdays, Sundays and holidays, prior to the time of the Mantis Meeting.

Non-Registered Holders

Only Mantis Shareholders whose names appear on the records of Mantis as the registered holders of Mantis Shares, or duly appointed proxyholders, are permitted to vote at the Mantis Meeting. Some Mantis Shareholders are “non-registered” Mantis Shareholders because the shares they own are not registered in their names but instead registered in the name of a nominee (a “Nominee”) such as a brokerage firm through which they purchased the shares, bank, trust company, trustee or administrator of self-administered registered retirement savings plans, registered retirement income funds, registered education savings plans and similar plans, or clearing agency such as The Canadian Depository for Securities Limited.

In accordance with securities regulatory policy, Mantis has distributed copies of the materials for the Mantis Meeting, being the notice of the Mantis Meeting, form of proxy, and this Information Circular, to the Nominees for distribution to non-registered holders.

Nominees are required to forward the materials for the Mantis Meeting to non-registered holders to seek their voting instructions in advance of the Mantis Meeting. Mantis Shares held by Nominees can only be voted in accordance with the instructions of the non-registered holder. The Nominees often have their own form of proxy, mailing procedures and provide their own return instructions. If you wish to vote by proxy, you should carefully follow the instructions from the Nominee in order to ensure that your Mantis Shares are voted at the Mantis Meeting.

If you, as a non-registered holder, wish to vote at the Mantis Meeting in person, you should appoint yourself as proxyholder by writing your name in the space provided on the request for voting instructions or proxy provided by the Nominee and return the form to the Nominee in the envelope provided. Do not complete the voting section of the form as your vote will be taken at the Mantis Meeting.

Mantis is not using the “notice-and-access” provisions of NI 54-101 in connection with the delivery of the materials in respect of the Mantis Meeting. Mantis is not sending such Mantis Meeting materials directly to “non-objecting beneficial owners” in accordance with NI 54-101, and it intends to pay for intermediaries to deliver applicable Mantis Meeting materials to “objecting beneficial owners” as defined in NI 54-101.

Revocability of Proxy

Any registered Mantis Shareholder who has returned a proxy may revoke it at any time before it has been exercised. In addition to revocation in any other manner permitted by law, a registered Mantis Shareholder, his attorney authorized in writing or, if the registered Mantis Shareholder is a corporation, a corporation under its corporate seal or by an officer or attorney thereof duly authorized, may revoke a proxy by instrument in writing, including a proxy bearing a later date. The instrument revoking the proxy must be deposited at the registered office of Mantis at any time up to and including the last Business Day preceding the date of the Mantis Meeting, or any adjournment thereof, or in any other matter permitted by law. Only registered Mantis Shareholders have the right to revoke a proxy.

Record Date and Voting of Shares

Mantis has set December 10, 2013 as the Mantis Record Date for the Mantis Meeting. Only Mantis Shareholders of record as at that date are entitled to receive notice of and to vote at the Mantis Meeting.

Mantis is authorized to issue an unlimited number of Mantis Shares without par value, of which 111,564,115 Mantis Shares were issued and outstanding as of the close of business on December 30, 2013. Each issued and outstanding Mantis Share confers upon its holder the right to one vote at any meeting of the Mantis Shareholders.

Principal Holders of Voting Securities

To the knowledge of the directors and the officers of Mantis, at the date hereof, no person holds, directly or indirectly, or has control or direction over more than ten percent (10%) of the outstanding Mantis Shares.

Interest of Certain Persons in Matters to be Acted Upon

None of the directors or executive officers of Mantis, nor any person who has held such a position since the beginning of the last completed financial year of Mantis, nor any associate or affiliate of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Mantis Meeting other than the approval of the Reorganization Resolution. If the Reorganization Resolution is approved, the directors and officers of Mantis may benefit from any increase in value of Resulting Issuer Shares as a result of the Amalgamation and may receive Resulting Issuer Shares to the extent they hold any securities of Gondwana. In addition, directors and officers of Mantis may have an interest in the Reorganization Resolution as, if approved, such directors and officers may hold stock options to acquire Resulting Issuer Shares which will be governed by the Resulting Issuer Stock Option Plan. See “The Amalgamation – Effect of the Amalgamation” and “Interests of Insiders”.

THE AMALGAMATION

Approval of Reorganization Resolution

At the Mantis Meeting, Mantis Shareholders will be asked to consider and, if thought advisable, approve, with or without variation, the Reorganization Resolution approving the Amalgamation and the adoption of the Resulting Issuer Stock Option Plan, all as more particularly described herein, in substantially the form of resolution attached as Schedule “F” to this Information Circular. See “The Amalgamation –Further Particulars of the Reorganization” below.

Principal Steps of the Amalgamation

The principal features of the Amalgamation may be summarized as set forth below (and are qualified in their entirety by reference to the full text of the Master Agreement).

Prior to the Effective Date, it is anticipated that Gondwana will complete the Private Placement pursuant to which it will issue up to 700,000,000 Special Warrants to raise aggregate gross proceeds of up to $3,500,000. All Special Warrants issued pursuant to the Private Placement will be exercised or deemed exercised into Gondwana Units prior to the Effective Date. See “The Gondwana Group – Private Placement”.

The Master Agreement provides that Mantis and Gondwana will effect the Amalgamation and continue as the Resulting Issuer.

Pursuant to the terms of the Master Agreement, on the Effective Date, (see “The Amalgamation –Effective Date and Conditions”), the following matters are anticipated to be effected in connection with the Amalgamation:

1.	the Articles of Amalgamation will be filed pursuant to which the Amalgamation shall be effected as a result of which each of Mantis and Gondwana will continue as the Resulting Issuer;

2.

each Gondwana Share, other than those held by a dissenting Gondwana shareholder, shall be exchanged for one fully paid and non-assessable Resulting Issuer Share, all resulting in the issuance of up to an aggregate of 900,000,001 Resulting Issuer Shares (or up to 1,075,000,001 Resulting Issuer Shares in the event that the Private Placement is fully subscribed and the Penalty Provisions are triggered);

3.

each Mantis Share, other than those held by a Dissenting Mantis Shareholder, shall be exchanged for one fully paid and non-assessable Resulting Issuer Share, all resulting in the issuance of up to an aggregate of 111,564,115 Resulting Issuer Shares;

4.

each Gondwana Warrant (including the Gondwana Warrants comprising, in part, the Gondwana Units to be issued upon exercise or deemed exercise of the Special Warrants and/or exercise of the Compensation Options outstanding immediately prior to the Amalgamation), shall be exchanged for one Resulting Issuer Warrant, which will entitle the holder to acquire a Resulting Issuer Share in lieu of a Gondwana Share upon the same terms and conditions;

5.

each Gondwana Option shall be exchanged for one Resulting Issuer Option having the same terms and conditions as the respective Gondwana Options, which will entitle the holder to acquire a Resulting Issuer Share in lieu of a Gondwana Share upon the same terms and conditions;

6.	each Mantis Option shall be exchanged for one Resulting Issuer Option, which will entitle the holder to acquire a Resulting Issuer Share in lieu of a Mantis Share upon the same terms and conditions;

7.

each Compensation Option shall be exchanged for one Resulting Issuer Compensation Option, which will entitle the holder to acquire Resulting Issuer Shares and Resulting Issuer Warrants in lieu of Gondwana Shares and Gondwana Warrants, respectively, upon the same terms and conditions; and

8.	the Resulting Issuer will be named “Gondwana Oil Corp.”, or such other name as is acceptable to the Mantis Board, the Ontario Ministry of Government and Consumer Services and the CNSX.

The full particulars of the Amalgamation are contained in the Master Agreement attached as Schedule “H”, incorporated by reference in this Information Circular.

Effect of the Amalgamation

The effect of the Amalgamation is that (i) Mantis and Gondwana will amalgamate to form the Resulting Issuer, as a result of which all of the property and assets of Mantis and Gondwana will become held by the Resulting Issuer; and (ii) existing shareholders of Mantis and Gondwana will continue to hold interests in the property and assets of both Mantis and Gondwana through the Resulting Issuer Shares which they receive pursuant to the Amalgamation. The Amalgamation does not change any of the assets, properties, rights, liabilities, obligations, business or operations of either the Mantis Group or the Gondwana Group on a consolidated basis.

Upon completion of the Amalgamation and assuming: (i) the Private Placement is fully subscribed and the Penalty Provisions are not triggered; (ii) there are 111,564,115 Mantis Shares and 900,000,001 Gondwana Shares (including 700,000,000 Gondwana Shares issued upon exercise or deemed exercise of the Special Warrants in accordance with the terms thereof) issued and outstanding immediately prior to the Effective Date and a further 2,450,000 Mantis Shares and 910,500,000 Gondwana Shares reserved for issuance upon exercise of outstanding convertible securities of each of Mantis and Gondwana, respectively (including all outstanding Gondwana Options, Gondwana Warrants, Compensation Options, Mantis Options and the Gondwana Warrants underlying the Compensation Options); and (iii) there are no further shares issued by Mantis or Gondwana, the Resulting Issuer will have approximately 1,011,564,116 Resulting Issuer Shares issued and outstanding immediately following the completion of the Amalgamation, and a further 912,500,000 Resulting Issuer Shares reserved for issue upon exercise of the Resulting Issuer Warrants, Resulting Issuer Options and Resulting Issuer Compensation Options. The following table summarizes the distribution of Resulting Issuer Shares following the completion of the Amalgamation based upon the foregoing assumptions:

Shareholder	Number of Resulting Issuer Shares	Percentage of Resulting Issuer on a Pro Forma Basis
Existing Mantis Shareholders	111,564,115	11.03%
Former Gondwana Shareholders (other than holders of securities issued in connection with the Private Placement)	200,000,001	19.77%
Former holders of securities issued in connection with the Private Placement	700,000,000	69.20%

Alternatively, in the event that the Penalty Provisions are triggered and there are no other changes to the assumptions set forth above, there will be an aggregate of 1,075,000,001 Gondwana Shares, 875,000,000 Gondwana Warrants, 112,500,000 Gondwana Options and 49,000,000 Compensation Options issued and outstanding immediately prior to the Amalgamation. Accordingly, in such circumstances, it is anticipated that immediately post closing, there will be outstanding an aggregate of 1,186,564,116 Resulting Issuer Shares and 1,087,950,000 Resulting Issuer Shares reserved for issuance upon exercise of the Resulting Issuer Warrants, Resulting Issuer Options and Resulting Issuer Compensation Options.

In connection with the Amalgamation, all existing Mantis Options and Gondwana Options outstanding immediately prior to the Amalgamation will be exchanged for Resulting Issuer Options, which will thereafter entitle the holders to acquire Resulting Issuer Shares in lieu of Mantis Shares and Gondwana Shares, respectively, without entailing any other amendment to their terms. See “The Gondwana Group –Stock Options” and “The Mantis Group – Stock Options”. As a result, it is anticipated that an aggregate of 114,950,000 Resulting Issuer Options will be outstanding as of the Effective Date. In the event that the Reorganization Resolution is approved and the Amalgamation is effected, the Mantis Plan will be terminated and all Resulting Issuer Options will be governed by the terms and conditions of the Resulting Issuer Stock Option Plan, pursuant to which it is estimated that an aggregate of 10,050,000 stock options will be available for future grant (calculated based on 125,000,000 Resulting Issuer Options available for issuance pursuant to the Resulting Issuer Stock Option Plan, less the 114,950,000 Resulting Issuer Shares reserved for issuance pursuant to the Resulting Issuer Options expected to be outstanding as of the Effective Date). See “Resulting Issuer – Stock Options”.

See “Resulting Issuer – Consolidated Capitalization”.

Resulting Issuer Stock Option Plan

The following is a description of the material terms of the Resulting Issuer Stock Option Plan, a copy of which is attached as Schedule “L” to this Information Circular.

The purpose of the Resulting Issuer Stock Option Plan is to encourage Resulting Issuer Share ownership by directors, senior officers, employees and consultants of the Resulting Issuer and its affiliates and other designated persons. Resulting Issuer Options may be granted under the Resulting Issuer Stock Option Plan only to directors, senior officers, employees and consultants of the Resulting Issuer and its subsidiaries and other designated persons as designated from time to time by the Resulting Issuer Board or a committee established by the Resulting Issuer Board for the purpose of administering the Resulting Issuer Stock Option Plan (the “Resulting Issuer Committee”). The Resulting Issuer Board or the Resulting Issuer Committee have the full and final authority to determine the persons who are to be granted options under the Resulting Issuer Stock Option Plan and the number of Resulting Issuer Shares subject to each Resulting Issuer Option.

The option price of any Resulting Issuer Shares shall be determined by the Resulting Issuer Board or Resulting Issuer Committee, as applicable, on the basis of the market price, where “market price” shall mean the prior trading day closing price of the Resulting Issuer Shares on any stock exchange on which the Resulting Issuer Shares are listed, and where there is no such closing price or trade on the prior trading day, “market price” shall mean the average of the daily high and low board lot trading prices of the Resulting Issuer Shares on any stock exchange on which the shares are listed or dealing network on which the Resulting Issuer Shares trade for the five immediately preceding trading days. In the event that the Resulting Issuer Shares are listed on the CNSX, the price may be the market price less any discounts from the market price allowed by the CNSX, subject to a minimum price of $0.05 unless otherwise permitted by the CNSX. In the event the Resulting Issuer Shares are not listed on any exchange and do not trade on any dealing network, the market price will be determined by the Resulting Issuer Board. The approval of disinterested shareholders will be required for any reduction in the option price of any previously granted Resulting Issuer Shares to an insider of the Resulting Issuer.

Resulting Issuer Options granted under the Resulting Issuer Stock Option Plan may be exercised during a period not exceeding five years. If an optionee who is a service provider ceases to be an eligible person of the Resulting Issuer for any reason (whether or not for cause) the optionee may, but only within the period of ninety days (unless such period is extended by the Resulting Issuer Board or the Resulting Issuer Committee, as applicable, to a maximum of one year next succeeding such cessation, and approval is obtained from the stock exchange on which the Resulting Issuer Shares trade where required) next succeeding such cessation and in no event after the expiry date of the optionee’s option, exercise the optionee’s option unless such period is extended. In the event of the death of an optionee during the currency of the optionee’s option, the option theretofore granted to the optionee shall be exercisable within, but only within, the period of one year next succeeding the optionee’s death. Before expiry of an option, the Resulting Issuer Board or the Resulting Issuer Committee, as applicable, shall notify the optionee’s representative in writing of such expiry. The Resulting Issuer Options are non-assignable and non-transferable. The Resulting Issuer Stock Option Plan contains provisions for adjustment in the number of Resulting Issuer Shares issuable thereunder in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Resulting Issuer. Subject to regulatory approval, the Resulting Issuer Board or the Resulting Issuer Committee may from time to time amend or terminate the Resulting Issuer Stock Option Plan. The Resulting Issuer Board or the Resulting Issuer Committee may determine at its discretion whether the Resulting Issuer Options issued under the Resulting Issuer Stock Option Plan may vest.

If the Reorganization Resolution is approved at the Mantis Meeting and the Amalgamation is effected, then the Mantis Plan shall be terminated, the Resulting Issuer Stock Option Plan shall be adopted as the stock option plan of the Resulting Issuer, and it is anticipated that an aggregate of 114,950,000 Resulting Issuer Options would be outstanding immediately following the Amalgamation, and the Resulting Issuer will be able to grant a further 10,050,000 stock options thereunder (calculated based upon 125,000,000 Resulting Issuer Shares reserved for issuance under the Resulting Issuer Stock Option Plan less the 114,950,000 Resulting Issuer Options anticipated to be outstanding as of the Effective Date.) See “Resulting Issuer – Stock Options”.

Available Funds

It is anticipated that prior to the Amalgamation, Gondwana will issue up to 700,000,000 Special Warrants pursuant to the Private Placement to raise aggregate gross proceeds of up to $3,500,000. Each Special Warrant shall be exercisable, for no additional consideration, to acquire one Gondwana Unit. The Special Warrants shall be exchangeable by the holders thereof at any time prior to, and will be exercised on behalf of the holders thereof at, 5:00 p.m. (Toronto time) on the date which is the earlier of the following dates: (i) the last business day immediately preceding the completion of a Liquidity Event; and (ii) the Qualification Deadline. If a Liquidity Event has not been completed on or before the Qualification Deadline, the Penalty Provisions shall be triggered and each Special Warrant which has not yet been exchanged will thereafter be exchangeable, for no additional consideration, into 1.25 Gondwana Units (in lieu of one Gondwana Unit).

Eligible registrants shall receive a cash commission equal to 7% of the gross proceeds they raise in the Private Placement as well as the Compensation Options entitling them to acquire such number of Gondwana Units as is equal to 7% of the aggregate number of Special Warrants they sell in the Private Placement, at a price of $0.005 per Gondwana Unit for a period of five years. Any Compensation Options outstanding immediately prior to the Effective Date will be exchanged for Resulting Issuer Compensation Options which shall entitle the holder to acquire equivalent securities of the Resulting Issuer in lieu of Gondwana securities on the same terms and conditions. The Compensation Options shall not contain Penalty Provisions. See “The Gondwana Group – Private Placement”.

Assuming the Private Placement is fully subscribed, the net proceeds from the Private Placement are estimated to be as follows:

Description	Maximum Private Placement
Gross Proceeds	$3,500,000
Registrant Fees(1)	$245,000
Net Proceeds	$3,255,000

Note:

(1)

In addition, eligible registrants are also entitled to receive such number of Compensation Options as is equal to 7% of the number of Special Warrants which they sell pursuant to the Private Placement, each such Compensation Option entitling the holder to acquire one Gondwana Unit at a price of $0.005 per Gondwana Unit for a period of five years.

Assuming that the Private Placement is fully subscribed, and expenses of the Amalgamation and Private Placement (exclusive of commissions payable to eligible registrants in connection with the Private Placement) are $225,000, following the Amalgamation and the Private Placement, the Resulting Issuer expects to have funds available as set forth below.

Source	Amount
Estimated working capital of Mantis as of November 30, 2013	$(150,508)
Net proceeds from Private Placement	$3,255,000
Less payments required in connection with acquisition of the Gondwana Property	$1,604,550 (1)
Less expenses of the Amalgamation and Private Placement	$225,000
Total available funds	$1,274,942

Note:

(1)	U.S. $1,500,000 converted to Canadian dollars based on the noon exchange rate of 1.0697 published by the Bank of Canada on December 27, 2013.

The primary purposes of the Amalgamation and Private Placement are to obtain additional equity capital, create a public market for the Gondwana Shares, diversify the asset holdings of each of Gondwana and Mantis and facilitate future access by the Resulting Issuer to financing opportunities. The Resulting Issuer expects to use the total funds available set forth above for the purposes described below:

Use of Proceeds (Assuming Private Placement is Fully Subscribed)
Expenses relating to seeking a joint venture partner for the Gondwana Property	$383,000
Future property acquisitions	$510,000
General corporate expenses and working capital	$331,942
Costs associated with maintenance of current property interests	$50,000
Total	$1,274,942

See “The Resulting Issuer – Available Funds”.

Further Particulars of the Reorganization

Reasons for the Amalgamation

The business combination between the Gondwana Group and the Mantis Group pursuant to the Master Agreement was negotiated by Gondwana and Mantis on the basis that the shareholders of Gondwana and Mantis would benefit from combining the interests of the Companies for the purposes of operating their respective businesses, and to create a larger more diverse company with greater efficiencies as set forth under “The Amalgamation – Further Particulars of the Reorganization – Recommendations of the Directors”. Mantis believes that the Amalgamation is in the best interests of its shareholders for numerous reasons, but in particular Mantis believes that developing the respective businesses of each of the Mantis Group and the Gondwana Group through a combined public entity will create the best prospects for long-term value for shareholders. Benefits also include the fact that the Amalgamation will result in a larger publicly traded company with greater market capitalization that has more diverse mineral resource and petroleum holdings, and a potentially greater ability to attract financing.

In determining the number of Resulting Issuer Shares to be issued to Gondwana Shareholders in connection with the Amalgamation, the Mantis Board considered a number of relevant factors including the market value, financial and other assets, liabilities, contingent liabilities and risks as applicable to each of the Mantis Group and the Gondwana Group.

See “The Amalgamation – Further Particulars of the Reorganization – Recommendations of the Directors”, and the financial statements attached to this Information Circular.

Recommendations of the Directors

The Mantis Board has reviewed the terms and conditions of the Master Agreement and the transactions contemplated thereunder and has concluded that such transactions are fair and reasonable to the Mantis Shareholders, and in the best interests of Mantis. The Mantis Board therefore recommends that the Mantis Shareholders vote in favour of the Reorganization Resolution. Management Proxyholders intend to vote proxies received in favour of management for the approval of the Reorganization Resolution.

In arriving at its conclusion, the Mantis Board has considered, among other matters:

•	information with respect to the financial condition, business and operations, on both a historical and prospective basis, of both the Mantis Group and the Gondwana Group;

•	the future prospects of the business of each of the Mantis Group and the Gondwana Group;

•	through greater size and diversity amongst both the petroleum and mineral resource sectors, Mantis Shareholders and Gondwana Shareholders will have more exposure to potential investment opportunities;

•	the balance sheet and working capital position of Gondwana;

•	current economic and financial market conditions;

•	the procedures by which the Amalgamation is to be approved;

•	the tax treatment of Mantis Shareholders in connection with the Amalgamation;

•	the availability of Dissent Rights to Mantis Shareholders with respect to the Amalgamation;

•	the management group and technical team of the Mantis Group and the Gondwana Group; and

•	the diversity in the asset bases of the Mantis Group and the Gondwana Group, and greater combined capitalization and liquidity following the Amalgamation.

The Mantis Board also identified disadvantages associated with the Master Agreement and the transactions contemplated thereunder, including the fact that after the Amalgamation:

(a)	Mantis Shareholders will be subject to dilution of their interest in Mantis; and

(b)

the risk factors applicable to the Amalgamation, and each of Gondwana and Mantis, respectively. See “The Amalgamation – Further Particulars of the Reorganization – Amalgamation Risk Factors” and “Resulting Issuer – Risk Factors”.

Amalgamation Risk Factors

The Resulting Issuer Shares which will be outstanding as a result of the Amalgamation are subject to a number of risk factors. Mantis Shareholders should review carefully the risk factors set forth under “The Mantis Group – Risk Factors”, “The Gondwana Group – Risk Factors” and “Resulting Issuer – Risk Factors”.

Conduct of the Mantis Meeting and Approval of the Amalgamation

Mantis Shareholder Approval

In accordance with the terms of the Master Agreement, in order for the Amalgamation to be effected, among other things, the Reorganization Resolution must be approved by the Mantis Shareholders. To be effective, the Reorganization Resolution must be passed by at least 66 2/3% of the votes cast by all Mantis Shareholders present in person or represented by proxy at the Mantis Meeting, which holders are entitled to one vote for each Mantis Share held. The Reorganization Resolution to be presented to the Mantis Meeting is substantially as set forth in Schedule “F” to this Information Circular.

The Management Proxyholders of Mantis named in the attached form of proxy intend to vote in favour of the Reorganization Resolution, unless a Mantis Shareholder specifies in the proxy that his or her Mantis Shares are to be voted against the Reorganization Resolution.

Each of the Mantis Board and the Gondwana Board reserves the right at any time prior to the issuance of the Certificate of Amalgamation to determine not to proceed with the Amalgamation.

Regulatory Approvals

In addition to the Mantis Shareholder approvals described above, certain Regulatory Approvals will also be required in order to consummate the Amalgamation, as further described below.

The CNSX has conditionally approved the listing of the Resulting Issuer Shares to be issued in connection with the Amalgamation. Listing is subject to Mantis fulfilling all of the requirements of the CNSX.

The Resulting Issuer Stock Option Plan remains subject to regulatory approval, including without limitation, approval of the CNSX.

Mantis Shareholders should be aware that the final approvals have not yet been given by the regulatory authorities referred to above. Mantis cannot provide any assurances that such approvals will be obtained.

Fractional Shares

No fractional shares or other securities will be issued by the Resulting Issuer in connection with the Amalgamation and no cash will be paid in lieu thereof. Instead, the number of Resulting Issuer Shares or other securities issuable by the Resulting Issuer in connection with the Amalgamation shall be rounded down to the nearest whole Resulting Issuer Share or other security of the Resulting Issuer.

Fees and Expenses

In accordance with the Master Agreement, all expenses incurred in connection with the Amalgamation, and the transactions contemplated thereby shall be paid by the party incurring same.

Certain Canadian Federal Income Tax Considerations

In the opinion of Cassels Brock & Blackwell LLP, counsel to Mantis, the following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Tax Act generally applicable in respect of the Amalgamation to a holder (the “Holder”) of Mantis Shares or Resulting Issuer Shares who, for purposes of the Tax Act and at all relevant times, holds the Mantis Shares and the Resulting Issuer Shares as capital property, deals at arm’s length with each of Mantis, Gondwana, and the Resulting Issuer, and is not affiliated with Mantis, Gondwana, and the Resulting Issuer. Generally, the Mantis Shares and the Resulting Issuer Shares will be considered to be capital property to the holder thereof unless they are held in the course of carrying on a business of trading or dealing in securities or were acquired in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Holder: (i) that is a “financial institution” (as defined in the Tax Act) for purposes of the mark-to-market rules, (ii) that is a “specified financial institution” (as defined in the Tax Act), (iii) an interest in which would be a “tax shelter investment” (as defined in the Tax Act), (iv) that makes or has made a “functional currency” election under the Tax Act to determine its “Canadian tax results” (as defined in the Tax Act) in a currency other than Canadian currency, or (v) that has entered or will enter into a “derivative forward agreement” (as defined in the Tax Act) with respect to the Mantis Shares or the Resulting Issuer Shares. This summary does not address the deductibility of interest by a Holder who borrows money to acquire Mantis Shares. Such Holders should consult their own tax advisors.

This summary does not address all income tax considerations relevant to Mantis Shareholders who acquired shares on the exercise of options or warrants. Such securityholders should consult their own tax advisors with respect to the Amalgamation.

Additional considerations, not discussed herein, may be applicable to a Holder that is a corporation resident in Canada, and is, or becomes, controlled by a non-resident corporation for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Holders should consult their own tax advisors with respect to the consequences of acquiring Resulting Issuer Shares.

This summary is based upon the current provisions of the Tax Act and the regulations thereunder in force as of the date hereof and counsel’s understanding of the current published administrative policies and assessing practices of the CRA. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, there can be no assurance that the Proposed Amendments will be enacted in their current form or at all. This summary does not otherwise take into account or anticipate any changes in the law or administrative or assessing practice or policy of the CRA whether by legislative, regulatory, administrative, or judicial action, nor does it take into account tax legislation or considerations of any province, territory, or foreign jurisdiction, which may differ significantly from those discussed herein.

This summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business or tax advice to any particular Holder. Holders of Mantis Shares and Resulting Issuer Shares should consult their own tax advisers to determine the tax consequences to them of the Amalgamation.

Residents of Canada

The following portion of the summary is generally applicable to a Holder who, at all relevant times, is, or is deemed to be, resident in Canada for the purposes of the Tax Act and any applicable income tax treaty (a “Resident Holder”). Certain Holders who are resident in Canada for the purposes of the Tax Act and whose Mantis Shares or Resulting Issuer Shares might not otherwise be capital property may make, in certain circumstances, an irrevocable election permitted by subsection 39(4) of the Tax Act to have the Mantis Shares, Resulting Issuer Shares and every other “Canadian security” (as defined in the Tax Act) owned by such Holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property. Holders should consult their own tax advisors regarding this election.

The Amalgamation

A Resident Holder (other than a Dissenting Mantis Shareholder) generally will be deemed to have disposed of their Mantis Shares upon the Amalgamation for proceeds of disposition equal to the Resident Holder’s adjusted cost base thereof immediately prior to the Amalgamation and to have acquired the Resulting Issuer Shares for the same amount. In such circumstances, the Resident Holder will not realize a capital gain or a capital loss as a result of the disposition of their Mantis Shares upon the Amalgamation.

Dividends on Resulting Issuer Shares

A Resident Holder will be required to include in computing its income for a taxation year any dividends received, or deemed to be received, in the year by the Resident Holder on Resulting Issuer Shares.

In the case of a Resident Holder that is an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from “taxable Canadian corporations” (as defined in the Tax Act), including the enhanced gross-up and dividend tax credit provisions where the Resulting Issuer designates the dividend as an “eligible dividend” in accordance with the provisions of the Tax Act.

A dividend received or deemed to be received by a Resident Holder that is a corporation will generally be deductible in computing the corporation’s taxable income, subject to the rules and restrictions under the Tax Act.

A Resident Holder that is a “private corporation” (as defined in the Tax Act) or any other corporation controlled (whether because of a beneficial interest in one or more trusts or otherwise) by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts) may be liable to pay an additional tax (refundable under certain circumstances) under Part IV of the Tax Act at the rate of 331/3% on dividends received or deemed to be received on Resulting Issuer Shares in a year to the extent that such dividends are deductible in computing taxable income for the year. This tax will generally be refunded to a corporate Resident Holder at the rate of $1.00 for every $3.00 of taxable dividends paid while it is a private corporation.

Disposition of Resulting Issuer Shares

A Resident Holder who disposes, or is deemed to dispose, of a Resulting Issuer Share, will generally realize a capital gain (or capital loss) in the taxation year of disposition equal to the amount, if any, by which the proceeds of disposition, net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base to the Resident Holder of such Resulting Issuer Share, immediately before the disposition or deemed disposition. The taxation of capital gains and capital losses is described below under the subheading “Residents of Canada - Capital Gains and Capital Losses”.

Capital Gains and Capital Losses

Generally, a Resident Holder is required to include in computing its income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized by the Resident Holder in such taxation year.

Subject to and in accordance with the provisions of the Tax Act, a Resident Holder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a particular taxation year against taxable capital gains realized by the Resident Holder in the year. Allowable capital losses in excess of taxable capital gains for a taxation year may generally be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition or deemed disposition of a Resulting Issuer Share may be reduced by the amount of any dividends received or deemed to have been received by such Resident Holder on such shares or the shares substituted for such shares, subject to and in accordance with the provisions of the Tax Act. Similar rules may apply where a corporation is, directly or through a partnership or trust, a member of a partnership or beneficiary of a trust which owns Resulting Issuer Shares.

A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional 62/3% tax (refundable in certain circumstances) on certain investment income, including taxable capital gains. This tax generally will be refunded to a corporate Resident Holder at the rate of $1.00 for every $3.00 of taxable dividends paid while it is a private corporation.

Dissenting Mantis Shareholders

A Resident Holder who validly exercises Dissent Rights (a “Resident Dissenter”) and consequently is paid the fair value of the Resident Dissenter’s Mantis Shares by Mantis will be deemed to have received a taxable dividend equal to the amount by which the amount received from Mantis for such shares, less an amount in respect of interest, if any, awarded by a court, exceeds the “paid-up capital” (as defined in the Tax Act) of such Mantis Share.

Where a Resident Dissenter is an individual, any dividend will be included in computing such Resident Dissenter’s income and will be subject to the gross-up and dividend tax credit rules normally applicable to dividends from taxable Canadian corporations.

In the case of a Resident Dissenter that is a corporation, any dividend will be included in income and generally will be deductible in computing its taxable income. However, in some circumstances, the amount of any such dividend deemed to be received by a corporation may be treated as proceeds of disposition and not as a dividend. A Resident Dissenter that is a private corporation or a “subject corporation” (as defined in the Tax Act) may be liable for refundable Part IV tax on any dividends deemed to be received.

A Resident Dissenter will also be considered to have disposed of its Mantis Shares for proceeds of disposition equal to the amount paid to such Resident Dissenter less an amount in respect of interest, if any, awarded by a court and the amount of any deemed dividend. A Resident Dissenter may realize a capital gain (or a capital loss) in respect of such disposition to the extent that the proceeds of disposition exceed (or are exceeded by) the aggregate adjusted cost base of such Mantis Shares to the Resident Dissenter and any reasonable costs of disposition. See “The Amalgamation – Further Particulars of the Reorganization – Certain Canadian Federal Income Tax Considerations – Residents of Canada – Capital Gains and Capital Losses” above.

A Resident Dissenter will be required to include any interest awarded by a court in computing its income for the purposes of the Tax Act and, where the Resident Dissenter is a Canadian-controlled private corporation, may be liable for an additional refundable tax of 62/3% in respect of such interest.

Dissenting Resident Holders should consult their own tax advisors with respect to the Canadian federal income tax consequences of exercising their Dissent Rights.

Non-Residents of Canada

The following portion of the summary is generally applicable to a Holder who, for the purposes of the Tax Act and any applicable income tax treaty and at all relevant times, is neither resident, nor deemed to be resident in Canada, and who does not use or hold and is not deemed to use or hold Mantis Shares or Resulting Issuer Shares in connection with carrying on a business in Canada (a “Non-Resident Holder”). Special rules, which are not discussed in this summary may apply to a Non-Resident Holder that is an insurer carrying on business in Canada and elsewhere. This summary is not applicable to such Holders and they should consult their own tax advisors with respect to the Canadian federal income tax consequences to them of the Amalgamation.

The Amalgamation

A Non-Resident Holder who participates in the Amalgamation will be deemed to have disposed of their Mantis Shares upon the Amalgamation and will generally be subject to the same Canadian income tax consequences as a Resident Holder who exchanges their Mantis Shares upon the Amalgamation. See “The Amalgamation – Further Particulars of the Reorganization – Certain Canadian Federal Income Tax Considerations – Residents of Canada – Capital Gains and Capital Losses” above.

Disposition of Resulting Issuer Shares

Any capital gain realized by a Non-Resident Holder on the disposition or deemed disposition of Resulting Issuer Shares acquired pursuant to the Amalgamation will not be subject to tax under the Tax Act unless such Resulting Issuer Shares are, or are deemed to be, “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the gain is not exempt from tax pursuant to the terms of an applicable income tax convention or treaty.

Generally, a Resulting Issuer Share owned by a Non-Resident Holder will not be taxable Canadian property of the Non-Resident Holder at a particular time provided that such share is listed on a “designated stock exchange” (as defined in the Tax Act) (which includes the CNSX) at that time unless at any time during the 60 month period preceding the disposition the following two conditions have been met concurrently: (i) the Non-Resident Holder, persons with whom the Non-Resident Holder does not deal at arm’s length, or the Non-Resident Holder together with all such persons, owned 25% or more of the shares of any class or series of Mantis or the Resulting Issuer, as the case may be, and (ii) more than 50% of the fair market value of such share was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), or an option in respect of, or interests in, or for civil law rights in, any such properties, whether or not such property exists. Pursuant to Proposed Amendments released on July 12, 2013, the ownership test will include shares held by a partnership in which the NonResident Holder or any non-arm’s length person holds a membership interest (either directly or indirectly through one or more partnerships).

In the case of a Non-Resident Holder whose Mantis Shares constitute taxable Canadian property to such Non-Resident Holder at the time of the Amalgamation as a result of during the 60 month period immediately prior to the Amalgamation more than 50% of the fair market value of such shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, Canadian resource properties, timber resource properties or an option, an interest or right in such property, whether or not such property exists, any Resulting Issuer Shares received by such Non-Resident Holder in exchange for such Mantis Shares upon the Amalgamation will also constitute taxable Canadian property to such Non–Resident Holder for 60 months after the Amalgamation even if the Resulting Issuer Shares would not otherwise constitute taxable Canadian property of the Non–Resident Shareholder.

Non-Resident Holders who hold, or may hold, Mantis Shares or Resulting Issuer Shares as taxable Canadian property should consult their own tax advisors.

Even if the Resulting Issuer Shares are taxable Canadian property to a Non-Resident Holder at a particular time, such Holder may be exempt from tax on any capital gain realized on the disposition of such shares by virtue of an applicable income tax treaty or convention to which Canada is a signatory. In the case of a Non-Resident Holder that is a resident of the United States for purposes of the Canada-United States Tax Convention (1980), as amended (the “U.S. Treaty”) and that is entitled to benefits under the U.S. Treaty, any gain realized by the Non-Resident Holder on a disposition of Resulting Issuer Shares that would otherwise be subject to tax under the Tax Act will be exempt pursuant to the U.S. Treaty provided that the value of such shares is not derived principally from real property situated in Canada at the time of disposition.

In circumstances where a Resulting Issuer Share constitutes or is deemed to constitute taxable Canadian property of the Non-Resident Holder, any capital gain that would be realized on the disposition of the Resulting Issuer Share that is not exempt from tax under the Tax Act pursuant to an applicable income tax treaty or convention generally will be subject to the same Canadian tax consequences discussed above for a Resident Holder under the headings “Residents of Canada – Disposition of Resulting Issuer Shares” and “Residents of Canada – Capital Gains and Capital Losses”.

Dividends on Resulting Issuer Shares

Where a Non-Resident Holder receives or is deemed to receive a dividend on the Resulting Issuer Shares, the amount of such dividend will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend unless the rate is reduced under the provisions of an applicable income tax treaty or convention between Canada and the Non-Resident Holder’s country of residence. Where the NonResident Holder is a resident of the United States who is entitled to benefits under the U.S. Treaty and is the beneficial owner of the dividends for the purposes of the U.S. Treaty, the rate of Canadian withholding tax applicable to dividends is generally reduced to 15% and can be further reduced to 5% where the beneficial owner of the dividend is a company that is a resident of the United States and such company owns at least 10% of the voting stock of the Resulting Issuer.

Dissenting Mantis Shareholders

A Non-Resident Holder who validly exercises Dissent Rights (a “Non-Resident Dissenter”) and consequently is paid the fair value of the Non-Resident Dissenter’s Mantis Shares by Mantis will be deemed to receive a taxable dividend equal to the amount by which the amount received, less an amount in respect of interest, if any, awarded by a court, exceeds the paid-up capital of the Non-Resident Dissenter’s Mantis Shares. The gross amount of the dividend will be subject to Canadian non-resident withholding tax at the rate of 25% or such lower rate as may apply under the provisions of an applicable income tax treaty or convention. Such Non-Resident Dissenter will also be considered to have disposed of its Mantis Shares for proceeds of disposition equal to the amount paid to such Non-Resident Dissenter less an amount in respect of interest, if any, awarded by a court and the amount of any deemed dividend, and, if such shares constitute taxable Canadian property to such Non-Resident Holder, will be subject to tax under the Tax Act on any gain realized as a result, unless the gain is exempt from Canadian tax by virtue of an applicable income tax treaty or convention. See discussion above under the heading “NonResidents of Canada – Disposition of Resulting Issuer Shares” for a general discussion of taxable Canadian property.

Eligibility For Investment

In the opinion of Cassels Brock & Blackwell LLP, counsel to Mantis, based on the provisions of the Tax Act in force on the date hereof, if issued on the date hereof, the Resulting Issuer Shares would be, on such date, “qualified investments” under the Tax Act for trusts governed by registered retirement savings plans (“RRSPs”), registered retirement income funds (“RRIFs”), deferred profit sharing plans, registered education savings plans, registered disability savings plans and tax-free savings accounts (“TFSAs”), each as defined in the Tax Act.

Notwithstanding the foregoing, an annuitant of an RRSP or RRIF or a holder of a TFSA, as applicable, will be subject to a penalty tax under the Tax Act in respect of Resulting Issuer Shares acquired by an RRSP, RRIF or TFSA, as applicable, if such Resulting Issuer Shares are “prohibited investments” under the Tax Act for such plan. The Resulting Issuer Shares generally will not be prohibited investments unless the annuitant or holder, as the case may be, (i) does not deal at arm’s length with the Resulting Issuer for purposes of the Tax Act, or (ii) has a “significant interest” (for purposes of the prohibited investment rules in the Tax Act) in the Resulting Issuer.

United States Income Tax Considerations

Completion of the Amalgamation may have tax consequences under the laws of the United States, or the laws of any state or other jurisdiction in the United States, and any such tax consequences are not described in this Information Circular. United States security holders of Mantis are urged to consult their own tax advisors to determine any particular tax consequences to them of the transactions completed in connection with the Amalgamation.

Securities Law Considerations

The following is a brief summary of the securities law considerations applying to the transactions contemplated herein.

Canadian Securities Laws

Each holder is urged to consult such holder’s professional advisers to determine the Canadian conditions and restrictions applicable to trades in the Resulting Issuer Shares. Resales of any securities acquired in connection with the Amalgamation may be required to be made through properly registered securities dealers.

Status Under Canadian Securities Laws

Mantis has been a “reporting issuer” in the province of Ontario for more than four months. It is a condition of the Amalgamation that the Resulting Issuer Shares issued in connection with the Amalgamation are approved for listing on the CNSX.

Issuance and Resale of Resulting Issuer Shares Under Canadian Securities Laws

The issuance of the Resulting Issuer Shares pursuant to the Amalgamation will constitute a distribution of securities, which is exempt from the prospectus requirements of Canadian securities legislation. The Resulting Issuer Shares may be resold in each of the provinces and territories of Canada provided the holder is not a ‘control person’ as defined in the applicable securities legislation, no unusual effort is made to prepare the market or create a demand for those securities, no extraordinary commission or consideration is paid in respect of that sale and, if the selling security holder is an insider or officer of the Resulting Issuer, the selling security holder has no reasonable grounds to believe that the Resulting Issuer is in default of securities legislation.

U.S. Securities Laws

All U.S. security holders are urged to consult with their own legal counsel to ensure that the resale of Resulting Issuer Securities held by them as a result of the Amalgamation complies with applicable securities laws. Further information applicable to U.S. security holders is disclosed under the heading “Note to United States Security Holders”.

Fairness Opinion

Mantis has undertaken a number of steps with a goal of treating all Mantis Shareholders in a manner that is fair. This Information Circular contains extensive disclosure concerning the Companies and the Amalgamation.

The Fairness Advisor was retained by the Mantis Board to determine the fairness (from a financial point of view) to the Mantis Shareholders of the proposed Amalgamation.

In consideration for its services in connection with the Fairness Opinion, Mantis has agreed to pay the Fairness Advisor a flat fee payable upon delivery of the Fairness Opinion to the Mantis Board and the Fairness Advisor is to be reimbursed for their reasonable out-of-pocket expenses. The fee payable to the Fairness Advisor does not depend on the conclusion reached in the Fairness Opinion.

The Fairness Advisor is not an insider, associate or affiliate of any of the Companies. The Fairness Advisor has not acted as advisor to any of the Companies or their respective affiliates in connection with the Amalgamation. The Fairness Advisor has no past, present or intended interest in the shares and assets of Mantis and its affiliates. There are no understandings, commitments or agreements between the Fairness Advisor and any of the Companies or their respective predecessor, subsidiary companies and affiliates with respect to future business dealings. The Fairness Advisor may in the future in the ordinary course of business perform financial advisory services to a broad spectrum of corporate clients, and perform financial and research services for any of the Companies referred to in the Fairness Opinion. The Mantis Board has determined the Fairness Advisor to be qualified.

The Fairness Advisor has provided the Fairness Opinion dated December 30, 2013 (and addressed to the Mantis Board), in which it states that, based upon its analysis and subject to the full text of the Fairness Opinion, including the assumptions, qualifications and limitations set out therein, and such other matters as the Fairness Advisor considers relevant, the Fairness Advisor is of the opinion that, as of the date of the

Fairness Opinion, the consideration to be received by the Mantis Shareholders pursuant to the Amalgamation is fair, from a financial point of view, to the Mantis Shareholders. The Fairness Opinion was provided for the exclusive use of the Mantis Board and may not be used or relied by any other person. The Fairness Opinion is not a recommendation as to whether or not Mantis Shareholders should approve the Reorganization Resolution.

The analyses conducted by the Fairness Advisor, as described in the Fairness Opinion, should be considered as a whole. To focus on specific portions of each analysis and of the factors considered, without considering all analyses and factors, could create an incomplete and misleading view of the processes underlying the Fairness Opinion.

Readers are urged to read the Fairness Opinion in its entirety, a copy of which is attached as Schedule “J” to this Information Circular. The summary of the Fairness Opinion in this Information Circular is qualified in its entirety by reference to the full text of the Fairness Opinion.

Effective Date and Conditions

Effective Date

If the Reorganization Resolution is passed at the Mantis Meeting and all conditions disclosed under “Conditions to the Amalgamation Becoming Effective” below are met, it is anticipated that the Amalgamation will be completed on or about the day following the date of the Mantis Meeting. Mantis presently intends that the Effective Date will be on or about February 3, 2014.

Conditions to the Amalgamation Becoming Effective

In order for the Amalgamation and the other transactions contemplated by the Master Agreement to be completed, certain conditions must have been satisfied (or in certain cases waived) on or before the Effective Date including the conditions summarized below:

Mutual Conditions:

(a)	the Amalgamation shall have been approved by the Mantis Shareholders at the Mantis Meeting;

(b)	the Amalgamation shall have been approved by the Gondwana Shareholders by way of written resolution;

(c)	the Master Agreement shall not have been terminated;

(d)	Mantis Shareholders holding not more than five percent (5%) of the outstanding Mantis Shares shall have exercised Dissent Rights;

(e)	the Resulting Issuer Shares issuable in connection with the Amalgamation shall have been conditionally approved for listing on the CNSX; and

(f)	all other applicable Regulatory Approvals shall have been obtained.

Additional Conditions in Favour of Gondwana:

(a)	no Mantis Material Adverse Change shall have occurred between December 20, 2013 and the Effective Date;

(b)

Mantis shall have fulfilled and/or complied with all of its obligations, covenants and agreements under the Master Agreement, and all representations, warranties, covenants and agreements of Mantis contained in the Master Agreement shall have been true and correct as of the date of the Master Agreement and as of the Effective Date;

(c)	the Mantis Board shall have adopted all necessary resolutions to permit the consummation of the Amalgamation; and

(d)

Gondwana shall have received a certificate from a senior officer of Mantis confirming the satisfaction of the conditions specified directly above under the heading “Mutual Conditions” and below under the heading “Additional Conditions in Favour of Mantis”.

Additional Conditions in Favour of Mantis:

(a)	no Gondwana Material Adverse Change shall have occurred between December 20, 2013 and the Effective Date;

(b)

Gondwana shall have fulfilled and/or complied with all of its obligations, covenants and agreements under the Master Agreement, and all representations and warranties, covenants and agreements of Gondwana contained in the Master Agreement shall have been true and correct as of the date of the Master Agreement and as of the Effective Date;

(c)	the Gondwana Board shall have adopted all necessary resolutions to permit the consummation of the Amalgamation and Private Placement; and

(d)

Mantis shall have received a certificate of a senior officer of Gondwana confirming the satisfaction of the conditions specified above under the headings “Mutual Conditions” and “Additional Conditions in Favour of Gondwana”.

The full particulars of the Amalgamation are contained in the Master Agreement attached as Schedule “H”, and incorporated by reference into this Information Circular. See also “Master Agreement” below.

Notwithstanding the approval of the Reorganization Resolution by Mantis Shareholders or the approval of the Amalgamation by Gondwana Shareholders by way of written resolution, the Reorganization Resolution and the written resolution of the Gondwana Shareholders each authorize the directors of Mantis and Gondwana, as applicable, to abandon the transactions contemplated by the Master Agreement, at any time prior to the issuance of the Certificate of Amalgamation, without further approval from the Mantis Shareholders or Gondwana Shareholders, respectively.

Master Agreement

The steps of the Amalgamation, as set out in the Master Agreement, are summarized under the heading “The Amalgamation – Principal Steps of the Amalgamation”.

The general description of the Master Agreement which follows is qualified in its entirety by reference to the full text of the Master Agreement.

General

Mantis and Gondwana have entered into the Master Agreement, which is dated for reference as of December 20, 2013.

In the Master Agreement, Mantis and Gondwana provide representations and warranties to one another regarding certain customary commercial matters, including corporate, legal and other matters, relating to their respective affairs.

Under the Master Agreement, Mantis and Gondwana have each agreed to seek the approval of their respective shareholders for the applicable aspects of the Amalgamation required to be approved by such shareholders. Mantis and Gondwana have each also agreed to use their respective best efforts to satisfy the conditions to the Amalgamation set forth in the Master Agreement, all in accordance with the terms thereof.

Termination

The Master Agreement may be terminated at any time prior to the issuance of the Certificate of Amalgamation, in the circumstances specified in the Master Agreement, including: (a) by mutual agreement in writing by Mantis and Gondwana; (b) at any time, by either Gondwana or Mantis if the Certificate of Amalgamation has not been issued by the Director on or before April 1, 2014; (c) upon written notice by Mantis at any time prior to the Effective Date, if any of the mutual conditions or conditions in favour of Mantis required to be satisfied under the Master Agreement have not been satisfied or waived to the extent permitted prior to the Effective Date; or (d) upon written notice by Gondwana at any time prior to the Effective Date, if any of the mutual conditions or conditions in favour of Gondwana required to be satisfied under the Master Agreement have not been satisfied or waived to the extent permitted prior to the Effective Date.

Amendment

At any time on or before the Effective Date, the Master Agreement may be amended by written agreement of the parties.

INTERESTS OF INSIDERS

The following table sets forth the number and percentage of Resulting Issuer Shares which are expected to be beneficially owned, controlled or directed by the proposed principals of the Resulting Issuer immediately following the Amalgamation (assuming the Private Placement is fully subscribed), as well as the securities of each of Gondwana and Mantis beneficially owned, controlled or directed by such persons as of the date of this Information Circular:

Name and position with Mantis	Number and percentage of
Gondwana Shares held as of
December 30, 2013
(assuming the completion of
the maximum Private
Placement, no triggering of
the Penalty Provisions and
the exercise of all Special
	Warrants)(1) (4)	Number and percentage of Mantis Shares held as of December 30, 2013 (1) (3)	Number and percentage of Resulting Issuer Shares to be held following Amalgamation and Private Placement(2) (3) (4)
Robin Ross Chairman, Chief Executive Officer and Director	Nil	4,913,483 (4.4%)	4,913,483 (0.49%)
Vicki Rosenthal Chief Financial Officer and Director	Nil	178,826 (0.16%)	178,826 (0.02%)
David Humphrey Director	Nil	Nil	N/A
Dan T. Gosselin Director	Nil	Nil	N/A
David G. Wahl Technical Advisor and Director	Nil	Nil	N/A

Notes:

(1)	The information as to the number and percentage of securities beneficially owned, controlled or directed, has been obtained from the persons listed individually.

(2)

Calculated based upon the securities of each of Gondwana and Mantis beneficially owned, controlled or directed by such persons reported as of the date of this Information Circular, after giving effect to the Amalgamation and Private Placement (assuming the issuance of a maximum of 700,000,000 Special Warrants pursuant thereto, and assuming that the Penalty Provisions are not triggered) and as otherwise contemplated in this Information Circular.

(3)

Not reflective of Mantis Options held by insiders of Mantis. Robin Ross (Chief Executive Officer) holds 1,000,000 Mantis Options that expire on March 10, 2014 with an exercise price of $0.05. Vicki Rosenthal (Chief Financial Officer) holds 200,000 Mantis Options that expire on March 10, 2014 with an exercise price of $0.05. David Humphrey (Director) holds 250,000 Mantis Options that expire on March 10, 2014 with an exercise price of $0.05. Dan Gosselin (Director) holds 250,000 Mantis Options that expire on October 26, 2014 with an exercise price of $0.05 and 100,000 Mantis Options that expire on October 4, 2015 with an exercise price of $0.05.

(4)

Not reflective of Gondwana Options held by insiders of Mantis. Robin Ross (Chief Executive Officer) holds 20,000,000 Gondwana Options that expire on November 18, 2018 with an exercise price of $0.005. Vicki Rosenthal (Chief Financial Officer) holds 5,000,000 Gondwana Options that expire on November 18, 2018 with an exercise price of $0.005. David Humphrey (Director) holds 2,500,000 Gondwana Options that expire on November 18, 2018 with an exercise price of $0.005. Dan Gosselin (Director) holds 2,500,000 Gondwana Options that expire on November 18, 2018 with an exercise price of $0.005. David Wahl (Director) holds 2,500,000 Gondwana Options that expire on November 18, 2018 with an exercise price of $0.005.

No director or officer of Mantis has any material interest, direct or indirect, in any matter to be acted upon at the Mantis Meeting, other than as described in the immediately preceding table.

The Amalgamation is an arm’s length transaction to Mantis.

RIGHTS OF DISSENTING SHAREHOLDERS

Mantis Shareholders who wish to dissent should take note that the procedures for dissenting to the Amalgamation require strict compliance with the applicable dissent procedures.

Dissent Rights to the Reorganization Resolution for Mantis Shareholders

As indicated in the notice of the Mantis Meeting, any holder of Mantis Shares is entitled to be paid the fair value of his Mantis Shares in accordance with Section 185 of the OBCA if such holder exercises Dissent Rights and the Amalgamation becomes effective.

A Mantis Shareholder is not entitled to exercise Dissent Rights with respect to such holder’s Mantis Shares if such holder votes any of those shares in favour of the Reorganization Resolution. A brief summary of the provisions of Section 185 of the OBCA is set out below. This summary is qualified in its entirety to the provisions of Section 185 of the OBCA, the full text of which is attached as Schedule “E” to this Information Circular.

Section 185 of the OBCA

The OBCA provides that Mantis Shareholders who dissent to certain actions being taken by Mantis may exercise a right of dissent and require Mantis to purchase the Mantis Shares held by such Mantis Shareholders at the fair value of such shares. This dissent right is applicable in certain specified circumstances including where Mantis proposes to complete a statutory Amalgamation as proposed.

A holder of Mantis Shares is not entitled to exercise Dissent Rights in respect of the Reorganization Resolution if such holder votes any of the Mantis Shares beneficially held by such holder in favour of the Reorganization Resolution. The execution or exercise of a proxy does not constitute a written objection for purposes of the right to dissent under the OBCA.

The following summary does not purport to provide comprehensive statements of the procedures to be followed by a dissenting shareholder under the OBCA and reference should be made to the specific provisions of section 185 of the OBCA. The OBCA requires strict adherence to the procedures regarding the exercise of rights established therein. The failure to adhere to such procedures may result in the loss of all rights of dissent. Accordingly, each Mantis Shareholder who wishes to exercise Dissent Rights should carefully consider and comply with the provisions of section 185 of the OBCA and consult a legal advisor. A copy of Section 185 of the OBCA is attached as Schedule “E” to this Information Circular.

A Dissenting Mantis Shareholder is required to send a written objection to the Reorganization Resolution to Mantis at or prior to the Mantis Meeting. A vote against the Reorganization Resolution or a withholding of votes does not constitute a written objection. Within 10 days after the Reorganization Resolution is approved by the Mantis Shareholders, Mantis must send to each Dissenting Mantis Shareholder a notice that the Reorganization Resolution has been adopted. The Dissenting Mantis Shareholder is then required, within 20 days after receipt of such notice (or if such shareholder does not receive such notice, within 20 days after learning of the adoption of the Reorganization Resolution), to send to Mantis a written notice containing the Dissenting Mantis Shareholder’s name and address, the number of Mantis Shares in respect of which the Dissenting Mantis Shareholder dissents and a demand for payment of the fair value of such shares and, within 30 days after sending such written notice, to send to Mantis or its transfer agent the appropriate share certificate or certificates representing the Mantis Shares in respect of which the Dissenting Mantis Shareholder has exercised Dissent Rights. A Dissenting Mantis Shareholder who fails to send to Mantis within the required periods of time the required notices or the certificates representing the Mantis Shares in respect of which the Dissenting Mantis Shareholder has dissented may forfeit their Dissent Rights under section 185 of the OBCA.

If the matters provided for in the Reorganization Resolution become effective, then Mantis will be required to send, not later than the 7th day after the later of (i) the Effective Date, and (ii) the day the demand for payment is received, to each Dissenting Mantis Shareholder whose demand for payment has been received, a written offer to pay for the Mantis Shares of such Dissenting Mantis Shareholder in such amount as the directors of Mantis consider the fair value thereof accompanied by a statement showing how the fair value was determined unless there are reasonable grounds for believing that Mantis is, or after the payment would be, unable to pay its liabilities as they become due or the realizable value of Mantis’ assets would thereby be less than the aggregate of its liabilities. Mantis must pay for the Mantis Shares of a Dissenting Mantis Shareholder within ten days after an offer made as described above has been accepted by a Dissenting Mantis Shareholder, but any such offer lapses if Mantis does not receive an acceptance thereof within 30 days after such offer has been made.

If such offer is not made or accepted within 50 days after the Effective Date, Mantis may apply to a court of competent jurisdiction to fix the fair value of such shares. There is no obligation of Mantis to apply to the court. If Mantis fails to make such an application, a Dissenting Mantis Shareholder has the right to so apply within a further 20 days.

Addresses for Notice

All notices to Mantis of dissent to the Reorganization Resolution pursuant to Section 185 of the OBCA should be addressed to the attention of the Chief Executive Officer and be sent to:

Mantis Mineral Corp.
148 Yorkville Avenue
2nd Floor
Toronto, Ontario
M5R 1C2

Strict Compliance with Dissent Provisions Required

The foregoing summary does not purport to provide a comprehensive statement of the procedures to be followed by a Dissenting Mantis Shareholder. Section 185 of the OBCA requires strict adherence to the procedures established therein and failure to do so may result in the loss of all Dissent Rights. Accordingly, each Mantis Shareholder who might desire to exercise Dissent Rights should carefully consider and comply with the provisions of the section, the full text of which is attached as Schedule “E” to this Information Circular, and consult such holder’s legal advisor.

THE GONDWANA GROUP

The following information is presented on a pre-Amalgamation basis and is reflective of the current business, financial and share capital position of the Gondwana Group. See “Resulting Issuer” for pro forma business, financial and share capital information relating to the Gondwana Group after giving effect to the Amalgamation.

Name and Incorporation

Gondwana Energy Corp. was incorporated pursuant to the OBCA on September 6, 2013. The registered office of Gondwana is located at 2100-40 King Street West, Toronto, Ontario, M5H 3C2 and its head office is located at 111 Ahmadi Crescent, Bedford, Nova Scotia, B4A 4E5.

Gondwana has only one direct subsidiary, Miura, which is incorporated under the laws of Ghana and of which Gondwana owns 70% of all issued and outstanding shares. The following chart illustrates the organizational structure of the Gondwana Group:

Miura was the holding company of the Gondwana Property at the time of the acquisition by Gondwana of its 70% interest in Miura. This structure is necessary for Gondwana’s operations in Ghana, as it allows Gondwana to comply with the laws of Ghana which require all interests in the Gondwana Property to be owned by companies which exist under the laws of Ghana. In addition, this structure is conducive to Gondwana being fully compliant with local content regulation recently enacted in Gondwana and maintaining positive relationships with local entities upon whom Gondwana’s operations are substantively reliant.

General Development of the Business

History

Gondwana was incorporated on September 6, 2013 and is focused on acquiring and developing petroleum properties in Ghana, Africa, with a current focus on the Gondwana Property. To date, Gondwana has acquired a 70% interest in Miura, which holds a preferential right to negotiate the terms of acquisition of an interest in the Gondwana Property pursuant to the Commitment Letter. See “The Gondwana Group – Narrative Description of the Business” below.

Significant Acquisitions

Gondwana acquired 70% of the issued and outstanding shares of Miura from the Miura Vendors on November 4, 2013 in exchange for a cash payment of U.S. $1,500,000. Miura in turn holds an interest in the Gondwana Property through the Commitment Letter, as described above. See also “The Gondwana Group – Narrative Description of the Business” below.

Narrative Description of the Business

Gondwana holds its indirect interest in the Gondwana Property through its 70% interest in Miura, which is in turn party to the Commitment Letter.

Pursuant to the terms of the Commitment Letter, the Gondwana Group, through Miura, has been granted (i) access to the Geological Petroleum Database of the Ministry of Energy and Petroleum of Ghana to conduct exploration with respect to the Gondwana Property; (ii) subject to the satisfactory fulfillment of all conditions required by the applicable Governmental Authorities of Ghana, to undertake a petroleum exploration campaign on the Gondwana Property; and (iii) a right of first refusal to negotiate a final Petroleum Agreement with the Government of Ghana. See “Ghana – Petroleum Interests” below.

The Commitment Letter is due notice of the pre-qualification of Miura to undertake exploration and production activities at the Gondwana Property, subject to the satisfaction of the conditions required by GNPC, Petroleum Commission and the Ministry of Energy and Petroleum including conditions relating to:

•	financial capability of Miura;

•	technical capability of Miura;

•	environmental impact assessment and plan; and

•	local content (training and the procurement of local goods and services).

The preliminary approval provided in the Commitment Letter is also subject to the negotiation of a Petroleum Agreement which, if entered into, would constitute the final license that will govern the rights and obligations of Miura vis-à-vis the Republic of Ghana and the corresponding exploration and production of petroleum from the Gondwana Property.

See “The Gondwana Group – Principal Properties” and “The Gondwana Group – Risk Factors –Acquisition of Gondwana Property”.

Trends

Gondwana is focused on crude oil and natural gas resources. There are significant uncertainties regarding the price of crude oil and natural gas resources and the availability of equity financing for the purposes of acquisitions, exploration and development activities. The future performance of the Gondwana Group is largely tied to its potential future acquisition and development of oil and natural gas properties and the overall financial markets. Financial markets are likely to be volatile, reflecting ongoing concerns about the stability of the global economy and weak global growth prospects. Unprecedented uncertainty in the financial markets has also led to increased difficulties in borrowing and raising funds. Companies worldwide have been materially and adversely affected by these trends. As a result, the Gondwana Group may have difficulties raising equity financing for the purposes of oil and natural gas exploration and development, particularly without excessively diluting the interests of existing shareholders. These trends may limit the ability of the Gondwana Group to acquire and/or further develop and explore any oil and natural gas interests. The volatility of financial markets is a significant risk for the Gondwana Group and the industry.

Business Objectives

The primary business objective of the Gondwana Group is to acquire prospective oil and gas assets with a current focus on Ghana, Africa, and accordingly, the Gondwana Group has established the following business strategy in furtherance of this objective:

•	seek to secure prospective properties and a low-risk production base in selected countries in Africa;

•	achieve balance with risk-adjusted exposure to projects with the potential for significant discoveries of crude oil;

•	capitalize on management’s technical expertise and ability to identify, evaluate and acquire exploration, development and producing properties capable of commercialization; and

•	leverage ground floor opportunities such as the Gondwana Property to fuel growth and mitigate risk.

Milestones

Significant milestones for measuring success of the Gondwana Group’s operations and activities planned by the Gondwana Group in 2013 and 2014 include:

•	seeking a joint venture partner for the Gondwana Property;

•	divesting of the non-core assets of the Companies;

•	seeking future, complimentary property acquisitions; and

•	commencing exploration and development of the Gondwana Property.

Risks of Foreign Operations

All of the petroleum properties and operations of the Gondwana Group are located in a foreign jurisdiction. As such, the Gondwana Group is subject to certain political, economic, and other uncertainties. See “The Gondwana Group – Risk Factors” and “The Gondwana Group – Ghana”.

Employees

As at November 30, 2013, the Gondwana Group had no employees and one consultant.

Competitive Advantages and Challenges

Although the Gondwana Group is a relatively small corporation in a large and competitive industry, it also has certain competitive advantages over some of the larger industry participants. As a small corporation, the Gondwana Group can react to opportunities in an expeditious manner.

Gondwana also has access to an experienced and qualified technical team through its 70% interest in Miura, including as set forth below:

Mr. Kojo Annan serves as a director of Miura. Mr. Annan is a successful natural resources entrepreneur who founded Sutton Group in 1999 and worked with a broad range of partners across various business sectors in West Africa. Mr. Annan also developed private enterprises in the extractive sector such as Petroleum Projects International, an indigenous Nigerian oil trading firm that traded primarily in gas oil, fuel oil and gasoline, and whose clients included Totalfina Elf, Exxon Mobil and the Nigerian National Petroleum Corporation. Mr. Annan also founded Blackstar Group, an investment holding company with a range of business interests in Ghana and throughout West Africa, with primary sectors of interest in oil and gas, mining and natural resources. Mr. Annan sits on the boards of a diverse range of companies, including Ashmont LLC, a gold exploration and production company with assets in Latin America, and Dragon Africa, a strategic global communications company.

Mr. Kareem Abu serves as a director of Miura. Mr. Abu is a successful entrepreneur who owns and operates businesses in Africa, Europe and the Middle East in various sectors including mining, real estate, finance and oil and gas. He is also a director of Veduta Global, a boutique finance firm that raises capital for government infrastructure projects in Africa and the Middle East. Mr. Abu is a graduate of the Harrow School of London and holds a BSc from University College of London.

Finally, the Gondwana Group can access all current technology used in North America, should such information or procedures not be available in Ghana.

Offsetting these advantages is the distance of the assets of the Gondwana Group from its head office, requiring the establishment of branch offices with associated costs. Securing qualified staff for these operations could also be a challenge. Equipment and services may not be as readily available as in North America, requiring more advanced planning or commitments not otherwise required in North America. Also, assets owned or discovered may not have the same market value as similar assets in North America due to perceived political risk, available lending capacity limitations and pricing below energy equivalent value.

Ghana

The following is a brief summary of the industry, economic and energy market conditions encountered in conducting crude oil operations in Ghana.

Economy

The Ghanaian economy has grown in recent years, largely due to contributions from recently discovered oil and gas resources, which have attracted large foreign direct investment inflows, as well as the strong performance of the services sector. The Ghanaian economy relies heavily on agriculture and natural resources, particularly for exports, and most jobs are in the informal sector. The Ghana government has adopted a transformation agenda, centred on economic diversification, shared growth and job creation, and macroeconomic stability. Since 2010, the government of Ghana’s primary policy framework for achieving economic growth and development has been the Ghana Shared Growth and Development Agenda (“GSGDA”). The GSGDA seeks to lay the foundation for the structural transformation of the economy within the decade ending 2020 through industrialisation, especially, manufacturing, based on modernised agriculture and sustainable exploitation of Ghana’s natural resources, particularly minerals, oil and gas.

The Ghanaian economy is in its twelfth consecutive year of expansion, combining improvements in macroeconomic management and strong export growth. Gross domestic product (“GDP”) growth averaged around 8.6 per cent between 2007 and 2011. GDP growth in 2012 was 7.9 per cent compared to 14.4 per cent in 2011 and 8 per cent in 2010. GDP growth in 2011 resulted from the first full year of oil production from the “Jubilee Field”, off Ghana’s Cape Three Points. Agriculture, services and industry grew by 1.3 per cent, 10.2 per cent and 7 per cent of GDP in 2012, respectively. Inflation decreased from 18.1 per cent in 2008 to 8.8 per cent in 2012, with relative stability recorded by both the food and non-food components of the inflation basket. The large budget deficits that characterised the late 1990s have decreased significantly in recent years. The overall fiscal deficit was reduced from 9 per cent of GDP in 2000 to 4 per cent of GDP in 2011. However, the deficit rose to 11.8 per cent of GDP at the end of 2012, due in large part to the government’s effort to rationalize public sector wages, as well as higher interest payments on domestic and foreign debt, increased infrastructure costs, fuel subsidies and shortfalls in both corporate taxes from petroleum operations and grants from the development partners and subsidies. As of April 2013, inflation was 10.6 per cent.

Ghana’s overall growth and relatively stable macroeconomic environment facilitated its transition from a low-income economy to a low-middle income economy, with services and industry base driving growth. According to the World Bank, in 2010, lower-middle income economies had average incomes of U.S. $1,006 to U.S. $3,975. In 2010, Ghana had a per capita income of U.S. $1,343 with a GDP value of U.S. $32.5 billion. As a result, Ghana now ranks with Egypt, India, and Nigeria in terms of average income. In 2012, the per capita income in Ghana was U.S. $1,570. The effects of recent economic growth since 2000 have had a significant impact on poverty reduction; however, the impact has not been experienced evenly across the country. Disparities remain between urban and rural communities, as well as between the northern and the southern regions of the country, with inadequate access to potable water and modern sanitation in many rural communities.

Politics and Government

The 1992 Constitution (the “Constitution”) modelled largely on the U.S. system of government but with a significant influence of the British Westminster system of government, establishes that Ghana continues to be a unitary republic with sovereignty residing in the Ghanaian people. The Constitution emphasises Ghana’s dedication to the promotion of democracy, the realisation of freedom and justice, the protection of the unity and territorial integrity of Ghana, the promotion of access by all citizens to public facilities and services, the cultivation of respect for fundamental human rights and freedoms, the integration of the peoples of Ghana, the prohibition of discrimination and prejudice on the grounds of place of origin, circumstances of birth, ethnic origin, gender or religion, the eradication of corrupt practices and the promotion of political tolerance. Towards the achievement of these objectives, the Constitution directs the state to take appropriate measures to foster a spirit of loyalty to Ghana, to achieve reasonable regional and gender balance in recruitment and appointment to public offices, to provide facilities and encouragement for the free mobility of people, goods and services throughout Ghana and to make democracy a reality by decentralizing the administrative and financial machinery of government and by affording all possible opportunities to the people to participate in decision-making at every level in national life and in government.

The Constitution directs the government of Ghana to take all necessary steps to establish a sound and healthy economy and to provide educational facilities and, to the greatest extent feasible, make those facilities available to all citizens. The government of Ghana is also directed by the Constitution to promote respect for international law, treaty obligations and the settlement of international disputes by peaceful means. Further, the Constitution confirms Ghana’s involvement in and commitment to the principles of the United Nations, the Organisation of African Unity, the Commonwealth and the Treaty of the Economic Community of West African States.

The Republic of Ghana’s political system is based on the separation of executive, legislative and judicial powers and a system of checks and balances. Executive authority is vested in the President, together with the Council of State. The President is Head of State, Head of government, and Commander-in-Chief of the Armed Forces of Ghana, and is elected by direct vote for a four-year term and may be re-elected only once. The President is responsible for appointing not fewer than ten and not more than 19 Ministers of State, who, together with the President and the Vice President comprise the Cabinet, which assists the President in the determination of general policy of the government. According to the Constitution, more than half of the presidentially appointed Ministers of State must be appointed from among members of Parliament.

Legislative functions are vested in Parliament, which currently consists of a unicameral body of 275 members (increased from 200 members in 2004), elected for a four-year term in single-seat constituencies. To become law, legislation must have the support of the majority of the members of Parliament present and voting along with the assent of the President, who has a qualified veto over all bills except those to which a vote of urgency is attached. The President’s veto can be overridden by a vote of two-thirds of the members of Parliament.

The judiciary is comprised of the Superior Courts of Judicature and such lower courts or tribunals as Parliament may establish. The Superior Courts comprise the Supreme Court, the Court of Appeal, the High Court and Regional Tribunals. The Constitution provides that the Supreme Court is to consist of the Chief Justice and not fewer than nine other justices. At present, the Supreme Court consists of the Chief Justice and 12 other Justices. The Chief Justice is appointed by the President acting in consultation with the Council of State and with the approval of Parliament. The other Supreme Court Justices are appointed by the President acting on the advice of the Judicial Council, of which the Chief Justice is the Chairman, in consultation with the Council of State and with the approval of Parliament. The Justices of the Court of Appeal and of the High Court and Chairmen of Regional Tribunals are appointed by the President acting on the advice of the Judicial Council.

Ghana’s legal system is based on English common law and customary/native law of Ghana. Ghana’s courts are used extensively for civil, business and criminal cases, and the judiciary is generally seen as largely independent of political influences.

Political Stability Current Government

Although Ghana’s military has heavily influenced the country’s politics throughout its history, the country has been under civilian control since 1992. Ghana is a republic, with executive, legislative and judicial branches of government. Following the 1992 constitutional referendum, parliamentary and presidential elections took place in 1992 and have taken place every fourth year since then. Ghana has 23 registered political parties, including the following seven main parties: the National Democratic Congress, the New Patriotic Party, the Progressive People’s Party, the Great Consolidated Popular Party, the People’s National Convention, the Convention People’s Party and the United Front Party.

The most recent presidential and parliamentary elections took place on December 7, 2012. The National Democratic Congress won the elections as the voters elected incumbent President John Dramani Mahama. President Mahama first became the country’s president while serving out the remaining five-month term of the former President John Alta Mills, who died in office in July 2012. In the presidential election, President Mahama received 50.7 per cent of the votes, the candidate for the New Patriotic Party received 47.74 per cent, the candidate for the Convention People’s Party received 0.59 per cent, the candidate for the Great Consolidated People’s Popular Party received 0.35 per cent, the candidate for the National Convention received 0.22 per cent, the candidate for the Convention People’s Party received 0.18 per cent, the independent candidate received 0.14 per cent and the United Front Party candidate received 0.08 per cent of the vote.

The following shows a breakdown of the distribution of seats in Parliament after the December 2012 Parliamentary elections.

Political Party	Seats
National Democratic Congress	147
New Patriotic Party	123
Progressive People’s Party	0
Great Consolidated People’s Popular Party	0
National Convention	1
Convention People’s Party	1
United Front Party	0
Independent	3
Total	275

See “The Gondwana Group – Risk Factors”.

Petroleum Interests

Ghana’s petroleum sector is under the jurisdiction of the Ministry of Energy and Petroleum, which works closely with the GNPC, the AG, the GRA and the newly established Petroleum Commission to develop the existing legal and regulatory framework. All petroleum existing in its natural state within the jurisdiction of the Republic of Ghana is the property of the Republic of Ghana and may only be explored and exploited pursuant to authorization (license) granted by way of a Petroleum Agreement with the government of Ghana. No exploration may be undertaken in an area where the Ghanaian jurisdiction is unclear due to unresolved boundaries with neighbouring states.

An applicant interested in procuring exploration and production rights over an oil block must make an application to the Minister for Energy and Petroleum under Section 2(1) of the Petroleum (Exploration and Production) Law 1984 (PNDCL 84) and pay the requisite application fee. The completed application is referred to the Petroleum Commission from the Ministry of Energy and Petroleum for evaluation and the conduct of a due diligence process on the applicant to determine the applicant’s suitability to undertake exploration and production activities in the acreage of the block.

The applicant is then permitted to review seismic data compiled by GNPC on behalf of the Republic of Ghana. The applicant then holds preliminary discussions with the Petroleum Commission and Ministry of Energy and Petroleum based on its review of the data compiled by GNPC. All regulatory functions of the GNPC under the Petroleum (Exploration and Production) Law 1984 (PNDCL 84) have been assigned to the Petroleum Commission by the enactment of the Petroleum Commission Act 2011 (Act 821).

Each application is evaluated under the following broad headings:

•	financial capability of the applicant;

•	technical capability/track record of the applicant;

•	the applicant’s proposed work programme, budget and expenditure; and

•	the applicant’s proposed fiscal package.

Pursuant to the functions of the Petroleum Commission under the Petroleum Commission Act 2011, the Petroleum Commission will specifically:

•	conduct due diligence on the applicant;

•	examine the competence of the applicant’s managerial and key technical personnel; and

•	compile a report which includes recommendations to the Minister for Energy and Petroleum.

In the event that the applicant meets the initial qualification criteria, the Ministry of Energy and Petroleum will notify the applicant of its pre-qualification to undertake exploration and production activities in the acreage of the block.

Pursuant to Section 2(2) of the Petroleum (Exploration and Production) Law 1984 (PNDCL 84), no person other than the GNPC may engage in the exploration, development or production of petroleum except in accordance with the terms of a Petroleum Agreement entered into between that person, the Republic of Ghana and GNPC. Consequently the Ministry of Energy and Petroleum, after notifying an applicant of its pre-qualification to undertake petroleum exploration and production activities, shall convene the standing Petroleum Agreement Negotiations Team to negotiate a Petroleum Agreement with the applicant. The Petroleum Agreement is negotiated from a model agreement which includes terms relating to (i) minimum exploration periods; (ii) relinquishment; (iii) product sharing; (iv) taxation and other imposts; (v) inspection, safety and environmental protection; (vi) term; and (vii) contract area (block acreage), among others.

The final executed Petroleum Agreement governs the rights and obligation of the applicant vis-à-vis the Republic of Ghana as well as the exploration and production of petroleum by the applicant in Ghana.

The Petroleum Agreement Negotiating Team comprises officials from:

•	the Ministry of Energy;

•	GNPC;

•	the Petroleum Commission;

•	the AG’s Department; and

•	the GRA.

Upon the conclusion of negotiations towards the execution of a Petroleum Agreement, the negotiated draft agreement is submitted to the Minister for Energy and Petroleum who submits it to the Cabinet for deliberation and approval. After the approval of the Petroleum Agreement by Cabinet, the agreement is subject to ratification by Parliament pursuant to Article 268 of the 1992 Constitution of the Republic of Ghana. Where the Petroleum Agreement is with an international entity, the agreement shall not come into force unless it is approved by Parliament.

Upon execution and ratification of the Petroleum Agreement, the applicant acquires the legal right to commence development and exploration operations of the block. Every successful applicant conducting exploration and development operations does so within the legal framework of the executed and ratified Petroleum Agreement.

The Petroleum Agreement empowers the Petroleum Commission to monitor and control operations of petroleum companies and apply sanctions where necessary through the Minister for Energy. Monitoring is done through a Joint Management Committee established under the Petroleum Agreement. The Joint Management Committee is comprised of an equal number of representatives from GNPC and the applicant. For new Petroleum Agreements, the Petroleum Commission will have representatives on the Joint Management Committee.

See “The Gondwana Group – Narrative Description of the Business”.

Gondwana’s Operations in Ghana

Gondwana acquired its indirect interest in the Gondwana Property in October, 2013. Accordingly, due to the recent nature of this acquisition, the Gondwana Board has had a limited opportunity to develop the knowledge and experience necessary to oversee the foreign operating environment in which the Gondwana Property exists. The Gondwana Board is committed to best corporate governance practices, and accordingly it has exercised additional diligence with respect to its acquisition of the Gondwana Property and ongoing operations in Ghana in order to close any knowledge gap that might exist in this regard, including as further described below.

The Miura Vendors, both directors of Miura, will manage the relationship with the local governmental authorities in Ghana. The Miura Vendors have extensive experience in the cultural, political and business practices of Ghana, including specifically with respect to the regulatory and legal framework governing oil and gas operations in Ghana. See “The Gondwana Group – Narrative Description of the Business –Competitive Advantages and Challenges”. Accordingly, the Miura Vendors are an invaluable resource available to the Gondwana Board in understanding local customs, politics and business practices in Ghana. Gondwana has also established processes to actively monitor and analyze the political landscape in Ghana in order to better manage the political risks of operating in Ghana. Gondwana’s strategic, operational and investment plans will be adjusted accordingly where required.

On a going forward basis, the Gondwana Board may also arrange for site visits to the Gondwana Property to enhance the understanding by the Gondwana Board of business operations in Ghana. In addition, Gondwana may consider appointing one or more additional board members who have an in depth understanding of business operations in Ghana. However, notwithstanding the foregoing, Gondwana will seek to maintain the overall small size of the Gondwana Board in order to facilitate effective communication between Gondwana and Miura with respect to key operating decisions made at the Miura level.

As an Ontario company, all of the financial and other books and records of Gondwana will be maintained in Ontario in the English language. The books and records of Miura are expected to be maintained in Ghana and will be principally in the English language, the official language of Ghana.

As Gondwana and Miura are not currently conducting any active exploration activities in Ghana, there are limited financial transactions between the two companies. Typically, bank accounts in Ghana contain funds designated for specific payments which are funded as required and as approved by the Gondwana Board and the board of directors of Miura, as applicable. For any other sums, Miura must provide an invoice and the Gondwana Board and the accountant of Gondwana must pre-approve any additional expenditures. The Gondwana Board and the accountant of Gondwana will also review the financial activities and financial data in respect of Gondwana’s foreign operations on a regular basis. The Gondwana Board and the accountant of Gondwana will have signing authority over Miura’s bank accounts in order to ensure that the appropriate controls are in place to safeguard funds.

Gondwana has retained Fugar & Company as its local counsel in Ghana. Fugar & Company was established in 1977, and is one of the leading law firms in Ghana with strong expertise in diverse areas of law including with respect to oil and gas regulation. The Gondwana Board may also consult Fugar & Company with regard to other applicable laws in Ghana including with respect to local banking practices, currency restrictions and environmental matters.

Finally, Gondwana has retained Stern & Lovrics LLP as auditors, who have past experience auditing the operations of African entities.

Principal Properties

Summary

The Gondwana Group currently holds a right of first refusal to negotiate the acquisition of an interest in the Gondwana Property from the Government of Ghana, pursuant to the Commitment Letter. See “The Gondwana Group – Narrative Description of the Business”.

Gondwana Report

Gondwana retained Petrotech Engineering Ltd., an independent oil and gas consulting firm based in British Columbia, Canada, to prepare the Gondwana Report for Gondwana with respect to the Gondwana Property. The full text of the Gondwana Report is available for inspection at the principal office of Mantis at 148 Yorkville Avenue, 2nd Floor, Toronto, Ontario, M5R 1C2 during regular business hours at any time prior to the Effective Date. The author of the Gondwana Report is John Yu, P. Eng. The following description of the Gondwana Property is derived from the Gondwana Report and has been prepared with the consent of Mr. Yu. The Gondwana Report has been prepared in accordance with NI 51-101 and is attached as Schedule “I” to this Information Circular.

Operations Summary

Miura has applied for an exploration licence in the OWCTPS Block with the Ministry of Energy and Petroleum of Ghana and has been granted an allocation of the OWCTPS Block by the Ministry of Energy and Petroleum of Ghana which allowed Miura to access the geological and geophysical database of the Ministry of Energy and Petroleum of Ghana for the purposes of conducting its technical due diligence review of the OWCTPS Block. If accepted, Miura will be invited to negotiate the terms and conditions of a Petroleum Agreement with the Ministry of Energy and Petroleum of Ghana’s negotiation team based on the model Petroleum Agreement of Ghana. The Petroleum Agreement will outline the committed exploration work program within the block between the applicant and the Ministry of Energy and Petroleum of Ghana.

The procedure of getting an exploration and production licence in Ghana is as follows:

1.	Expression of Interest to the Petroleum Commission and the Ministry of Energy and Petroleum of Ghana on an open block.

2.	Review of geological and geophysical data at the GNPC.

3.	Submit an application for an exploration and production licence of the subject block to the Ministry of Energy and Petroleum of Ghana.

4.	The Ministry of Energy and Petroleum of Ghana, Petroleum Commission and GNPC evaluate the application.

5.	If the application is satisfied, the board of GNPC makes a recommendation to the Ministry of Energy and Petroleum of Ghana to invite the applicant to negotiate the Petroleum Agreement.

6.	The Minister of the Ministry of Energy and Petroleum of Ghana will constitute the negotiation team.

7.	The negotiated draft Petroleum Agreement is submitted to the Minister of the Ministry of Energy and Petroleum of Ghana.

8.	The Ministry of Energy and Petroleum of Ghana submits the draft Petroleum Agreement to Cabinet for approval.

9.	Following Cabinet approval, the Petroleum Agreement is submitted to Parliament for consideration and ratification.

10.	GNPC meets the Select Committee on Energy from Parliament for any clarification.

11.	The Petroleum Agreement is then ratified and the applicant commences exploration operations.

Currently, Miura’s exploration and production licence process is in step 3.

The evaluation criteria of a block application are as follows:

1.	Technical capabilities of the applicant.

2.	Financial capabilities of the applicant.

3.	Proposed work program and budget.

4.	Proposed fiscal package.

5.	Environmental, health and safety records and outlook of the applicant.

6.	Strategic fit.

OWCTPS Block

The application for an exploration and production licence in the OWCTPS Block was applied through Miura.

The block area is 1,604 km2 and is a relinquished area from Amerada Hess. There were three wells drilled in the subject area and they were as follows:

South Dixcove 1X Well

South Dixcove 1-X was drilled by Phillips Petroleum in 1978 to a total depth of 16,000 feet. No commercial hydrocarbon was discovered and the well was plugged and abandoned. The well was drilled near the area of Inline 1798 and Crossline 7796 but the 3-D seismic survey was conducted after the drilling date of 1978. From the 3-D seismic data, there is no indication of the potential hydrocarbon accumulation.

Ankobra-1 Well

The Ankobra-1 Well was drilled by Amerada Hess in 2008. The planned well depth was 15,000 feet to evaluate prospective sandstone targets in the Upper Cretaceous Senonian and Lower Cretaceous Albian. This could also test the Aptian source rock interval that has not been penetrated in the deepwater section of the Tano Basin. The well only drilled to a total depth of 13,000 feet and reached the Upper-Middle Albian age but did not encounter the Aptian source rock interval.

The post drill analysis leads to the following observations concerning seismic to well ties, facies encountered, stratigraphic intervals tested, source rock and charge:

•	The pre-drill 96.5 Ma seismic reflector is now 93.0 Ma.
•	The pre-drill 98.0 Ma seismic reflector is now 96.5 Ma.
•	Lower Senonian 88.5 to 90 Ma encountered carbonates.
•	85 Ma Santonian (in the producing interval of the Jubilee Field interval) encountered no reservoir but claystone.
•	Total depth in Middle Albian at 13,000 feet.
•	Did not encounter Aptian source rock.
•	Thermogenic charge front seen throughout Cretaceous primary and secondary targets.

These post-drill observations have led to a renewed investigation into the regional structural setting and Albian reservoir distribution in the deep Tano Basin of western offshore Ghana and the offshore Ivory Coast. The well encountered carbonate facies from TD up to the 88.5 Ma intervals indicating that the Ankobra high (eastern structural high) was a long and high feature in the deep Tano Basin. The well was plugged and abandoned.

Asase Ye Duru-1 Well

The Asase Ye Duru-1 was drilled by ENI in April 2010 in water depth of 1,217 m MD (-1,193 m) to a total depth of 4,197 m MD KB (-4,136 m TVD). The well location was based on 3-D seismic Inline 1471 and Crossline 6792.

The Asase Ye Duru-1 Well was located in the north western corner of the OWCTPS Block, approximately 65 km from nearest shoreline and 100 km from the shore base at Takoradi. The location lies 43 km southeast of the Jubilee Field (discovered by Kosmos Energy in 2007); 29 km southeast of the Odum oil discovery in 2008; 13 km south of the Sankofa-1A gas discovery in 2009 and 16 km west of the South Dixcove-1X dry hole, drilled by Phillips in 1978.

The Asase Ye Duru-1 Well was drilled to test the presence and hydrocarbon potential of the T5 Prospect that comprised of a stratigraphic trap formed by the eastward pinch-out of an Early Turonian – Late Coniacian sequence onto the South-Dixcove-Ankobra Arch. The trap was interpreted as a low stand fan deposited seaward of a well-defined fluvial drainage system cutting the northern part of the OWCTPS Block. Top seal was provided by an overlying transgressive shale unit (from 89.5 TS to 88 MFS).

Hydrocarbon charge was modeled as a liquid phase of light oil to condensate deriving from mature Cenomanian to Turonian aged source rock in the Tano Basin to the east. Contribution from older Lower Cretaceous source rocks, via leakage along extension fault planes, and may have also provided an additional charge mechanism.

The top reservoir was expected at 3,623 m MD KB (-3,610 m TVD) with additional sand bodies expected beneath, located in a canyon fill sequence and the base was estimated at 3,800 m MD KB. The well was planned to TD at 4,113 m MD KB (-4,100 m TVD) within the uppermost Albian sequence.

The target zone, which was within the Early Turonian – Late Coniacian sequence was encountered at 3,645 m MD KB and the target reservoir was poorly developed at the location. Cuttings sample analysis indicated the target sequence comprising the canyon fill composed of claystone (40-85%) slightly calcareous, with frequent intercalations of siltstone (5-40%) compact medium hard to hard with carbonate cement and argillaceous matrix, quartzite sandstone (0-20%) grey, very fine grained, well cemented, mainly in the interval 3,646 to 3,660 m and 3,688 to 3,704 m MD KB, limestone and mudstone (0-30%). The well was plugged and abandoned.

Seismic Data within the OWCTPS Block

Three sets of 3-D seismic surveys covering 95% of the OWCTPS Block have been conducted (no 3-D seismic coverage at the south-west corner). The quality of the seismic data is not known but can be assumed as fair to good. Both ENI and Amerada Hess have identified leads and prospects in the area but this confidential information is not available for review. In the review of the seismic data during the due diligence session with GNPC, only limited data within the block area is available for review and very limited information can be copied.

Recommendations

From the discoveries, the upcoming plan of development in the TEN Fields and the Sankofa Field, and the producing Jubilee Field, a significant amount of hydrocarbon is found in the Upper Cretaceous Turonian– aged, deep– water fan lobes and channel deposits in the Tano Basin. Although there were three non-commercial wells drilled in the subject block, there are opportunities to review, reprocess and reinterpret the 3-D seismic data to identify drillable prospects.

For the proposed work program, the conclusions of the Gondwana Report are as follows:

1.	Acquire all available seismic data within the subject block.

2.	Re-process and re-interpret the available seismic data to identify drillable prospects starting in shallow water depth.

3.	Perform prospect and economic evaluation.

All capitalized terms or abbreviations used and not otherwise defined above shall have the meanings ascribed thereto in the Glossary of Conversion Factors and Abbreviations in this Information Circular.

Gondwana Selected Financial Information and Management’s Discussion and Analysis

Gondwana Selected Financial Information

The following table sets out selected financial information for Gondwana for the period indicated and should be considered in conjunction with the more complete information contained in the financial statements of Gondwana attached as Schedule “B” to this Information Circular. Reference should also be made to the financial statements of Miura which are attached as Schedule “C” to this Information Circular. Unless otherwise indicated, all currency amounts are stated in Canadian dollars.

Gondwana Energy Corp. (in Cdn$)
Statement of Operations, Comprehensive Loss and Deficit Data:	Period Commencing September 6, 2013 (the Date of Incorporation of Gondwana) and Ended September 30, 2013 (1)
Revenue	N/A
Total Expenses	$13,410
Future Income Tax	N/A
Net loss, being comprehensive loss	$(13,410)
Deficit, end of period	$(13,410)
Balance Sheet Data:	As at September 30, 2013 (1)
Total Assets	$554,379
Total Liabilities	$13,000
Deficit	$(13,410)
Shareholders’ Equity	$541,379

Note:

(1)	Audited

Management’s Discussion and Analysis

The following management’s discussion and analysis (“MD&A”) is based upon, and should be read in conjunction with, the audited consolidated financial statements of Gondwana for the period from incorporation on September 6, 2013 to September 30, 2013, and the audited financial statements of Miura for the period from incorporation on August 21, 2013 to September 30, 2013, and the accompanying notes thereto, each of which is attached at Schedule “B” and “C” to this Information Circular (collectively, the “Gondwana Financial Statements”). The following MD&A of the Gondwana Group is presented as of the dates specifically noted below. The Gondwana Financial Statements have been prepared in accordance with IFRS. Unless otherwise noted herein, all references to dollar amounts contained in this MD&A of the Gondwana Group are to Canadian dollars.

The preparation of the Gondwana Financial Statements and related disclosures in conformity with IFRS requires management of the Gondwana Group to make estimates that affect the reported amounts of assets, liabilities, revenues, expenses and contingencies. Management of the Gondwana Group bases its estimates on historical experience and on other assumptions that are believed, at the time, to be reasonable under the circumstances. Under different assumptions and conditions, the actual results may differ, potentially materially, from those previously estimated. Many of the conditions impacting these assumptions and estimates are outside of the control of the Gondwana Group. The Gondwana Group evaluates such estimates and assumptions on a periodic basis. See also “The Gondwana Group – Risk Factors” and “Cautionary Statement Regarding Forward–Looking Statements” elsewhere in this Information Circular.

For the period from September 6, 2013 to September 30, 2013 – Gondwana

This MD&A of Gondwana is dated December 17, 2013, and provides an analysis of Gondwana’s performance and financial condition for the period from September 6, 2013 (date of incorporation) to September 30, 2013 as well as an analysis of future prospects. This MD&A has been prepared in compliance with the requirements of N1 51-102 F1–Continuous Disclosure Obligations. This MD&A should be read in conjunction with our audited financial statements and related notes for the period ended September 30, 2013 prepared in accordance with IFRS. All figures are in Canadian dollars unless stated otherwise.

Caution Regarding Forward-Looking Statements

This MD&A contains certain forward-looking information and forward-looking statements, as defined in applicable securities laws (collectively referred to herein as “forward-looking statements”). These statements relate to future events or Gondwana’s future performance. All statements other than statements of historical fact are forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “continues”, “forecasts”, “projects”, “predicts”, “intends”, “anticipates” or “believes”, or variations of, or the negatives of, such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those anticipated in such forward-looking statements. The forward-looking statements in this MD&A speak only as of the date of this MD&A or as of the date specified in such statement. Specifically, this MD&A includes, but is not limited to, forward-looking statements regarding: Gondwana’s goal of creating shareholder value by concentrating on the identification, acquisition, exploration and development of petroleum and natural gas licenses in the Republic of Ghana; its goal of acquiring an interest in the Gondwana Property, its ability to meet its operating costs for the twelvemonth period ending September 30, 2014; the plans, costs, timing and capital for future identification, acquisition, exploration and development of petroleum and natural gas licenses in the Republic of Ghana, including the costs and potential impact of complying with existing and proposed laws and regulations; management’s outlook regarding future trends; sensitivity analysis on financial instruments that may vary from amounts disclosed; prices and price volatility for petroleum and natural gas; and general business and economic conditions.

These statements speak only as of the date on which they are made, are not guarantees of future performance and involve risks and uncertainties that are difficult to control or predict. Examples of some of the specific risks associated with the operations of Gondwana are set out below under “Risk Factors”. Actual outcomes and results may differ materially from those expressed in these forward-looking statements and readers should not place undue reliance on such statements.

Inherent in forward-looking statements are risks, uncertainties and other factors beyond Gondwana’s ability to predict or control. These risks, uncertainties and other factors include, but are not limited to, risks relating to whether Gondwana will acquire an interest in the Gondwana Property, price volatility for petroleum and natural gas, changes in equity markets, timing and availability of external financing on acceptable terms, the uncertainties involved in interpreting geological data, the possibility that future exploration results will not be consistent with Gondwana’s expectations, increases in costs, environmental compliance and changes in environmental legislation and regulation, exchange rate fluctuations, changes in economic and political conditions and other risks involved in the mining industry, as well as those risk factors listed in the “Risk Factors” section below. Readers are cautioned that the foregoing list of factors is not exhaustive of the factors that may affect the forward-looking statements.

Actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking statements contained in this MD&A. Such statements are based on a number of assumptions that may prove to be incorrect, including, but not limited to, assumptions about the following: the availability of financing for Gondwana’s exploration and acquisition activities; operating and exploration and development costs; its ability to retain and attract skilled staff and consultants; timing of the receipt of regulatory and governmental approvals for exploration projects and other operations; market competition; and general business and economic conditions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Gondwana’s actual results, performance or achievements to be materially different from any of its future results, performance or achievements expressed or implied by forward-looking statements. All forward-looking statements herein are qualified by this cautionary statement. Accordingly, readers should not place undue reliance on forward-looking statements. Gondwana undertakes no obligation to update publicly or otherwise revise any forward-looking statements whether as a result of new information or future events or otherwise, except as may be required by law. If Gondwana does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

Overall Performance

The following transactions occurred in the period from September 6, 2013 (date of incorporation) to September 30, 2013:

A loss was incurred arising from accrued professional fees and bank charges amounting to $13,410.

Gondwana received funds on account of Gondwana Shares to be issued which were received in connection with a private placement to close at a later date of $554,788. Partial payments were made on account of Miura in acquiring the Commitment Letter in respect of the Gondwana Property and payments to consultants, totalling $309,626. An amount of $32,500 was paid in advance to an arm’s length third party for energy consulting services.

Principal Business and Corporate History

Gondwana was incorporated pursuant to the OBCA on September 6, 2013. The registered office of Gondwana is located at 2100 Scotia Plaza, 40 King Street West, Toronto, Ontario, M5H 3C2, and its head office is located at 111 Ahmadi Crescent, Bedford, Nova Scotia, B4A 4E5.

Gondwana has only one direct subsidiary, Miura, which is incorporated under the laws of Ghana; in which Gondwana acquired 70% of the issued and outstanding shares of Miura from the Miura Vendors on November 4, 2013 in exchange for a cash payment of U.S. $1,500,000. Payments were made on account of this purchase of $259,625 up to September 30, 2013. The following chart illustrates the organizational structure of the Gondwana Group after November 4, 2013:

This structure is necessary for Gondwana’s operations in Ghana, as it allows Gondwana to comply with the laws of Ghana which require all interests in the Gondwana Property to be owned by companies which exist under the laws of Ghana. In addition, this structure is conducive to Gondwana being fully compliant with local content regulation recently enacted in Ghana and maintaining positive relationships with local entities upon whom Gondwana’s operations are substantially reliant.

Gondwana is focused on acquiring and developing petroleum properties in Ghana, Africa, with a current focus on the Gondwana Property. To date, Gondwana has acquired a 70% interest in Miura, which holds a preferential right to negotiate the terms of acquisition of an interest in the Gondwana Property pursuant to the Commitment Letter.

Pursuant to the terms of the Commitment Letter, the Gondwana Group, through Miura, has been granted (i) access to the Geological Petroleum Database of the Ministry of Energy and Petroleum of Ghana to conduct exploration with respect to the Gondwana Property; (ii) subject to the satisfactory fulfillment of all conditions required by the applicable Governmental Authorities of Ghana, to undertake a petroleum exploration campaign on the Gondwana Property; and (iii) a right of first refusal to negotiate a final Petroleum Agreement with the Government of Ghana.

The Commitment Letter is due notice of the pre-qualification of Miura to undertake exploration and production activities at the Gondwana Property, subject to the satisfaction of the conditions required by GNPC, the Petroleum Commission and the Ministry of Energy and Petroleum including conditions relating to:

•	financial capability of Miura;

•	technical capability of Miura;

•	environmental impact assessment and plan; and

•	local content (training and the procurement of local goods and services).

The preliminary approval provided in the Commitment Letter is also subject to the negotiation of a Petroleum Agreement which, if entered into, would constitute the final license that will govern the rights and obligations of Miura vis-à-vis the Republic of Ghana and the corresponding exploration and production of petroleum from the Gondwana Property.

Trends

Gondwana is focused on the potential acquisition of properties which are prospective for crude oil and natural gas resources. There are significant uncertainties regarding the price of crude oil and natural gas resources and the availability of equity financing for the purposes of acquisitions, exploration and development activities. The future performance of the Gondwana Group is largely tied to its potential future acquisition and development of oil and natural gas properties and the overall financial markets. Financial markets are likely to be volatile, reflecting ongoing concerns about the stability of the global economy and weak global growth prospects. Unprecedented uncertainty in the financial markets has also led to increased difficulties in borrowing and raising funds. Companies worldwide have been materially and adversely affected by these trends. As a result, the Gondwana Group may have difficulties raising equity financing for the purposes of oil and natural gas exploration and development, particularly without excessively diluting the interests of existing shareholders. These trends may limit the ability of the Gondwana Group to acquire and/or further develop and explore any oil and natural gas interests.

The volatility of financial markets is a significant risk for the Gondwana Group and the industry.

The financial statements, references to notes and discussion presented within this report make reference to the audited financial statements for the period from September 6, 2013 (date of incorporation) to September 30, 2013 of Gondwana and its wholly-owned subsidiary Miura.

The financial statements have been prepared on a going concern basis, which assumes Gondwana will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities and commitments in the normal course of business. In assessing whether the going concern assumption is appropriate, management takes into account all available information about the future, which is at least, but not limited to, twelve months from the end of the reporting period. Management is aware, in making its assessment, of material uncertainties related to events or conditions that cast significant doubt upon the entity’s ability to continue as a going concern, as described in the following paragraphs.

Gondwana is in the exploration stage and is subject to the risks and challenges similar to other companies in a comparable stage of exploration. These risks include, but are not limited to, dependence on key individuals, successful exploration results and the ability to secure adequate financing to meet the minimum capital required to successfully advance the projects and continue as a going concern.

Gondwana has a current net loss of $13,410 for the period ended September 30, 2013 and has an accumulated deficit of $13,410. In addition, Gondwana had a working capital balance of $541,379 at September 30, 2013.

The financial statements referenced above do not reflect the adjustments that would be necessary if the going concern assumptions were not appropriate. If the going concern basis was not appropriate, then adjustments would be necessary to the carrying value of the assets, the reported revenues and expenses, and the statement of financial position classifications used.

This discussion contains forward-looking statements that involve risks and uncertainties. Exploration expenditures are deferred and included on the balance sheet unless the value is impaired or the projects are abandoned which results in such expenditures being written off.

Basis of Presentation

Adoption of IFRS

(a) Statement of Compliance

The consolidated financial statements have been prepared in accordance with IFRS issued by the International Accounting Standards Board (“IASB”) and Interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”), effective for Gondwana’s reporting for the period ended September 30, 2013.

(b) Basis of Presentation

The financial statements have been prepared on the historical cost basis. Current assets are recorded at fair value.

These financial statements have been prepared on the basis that Gondwana is a going concern, which contemplates the realization of its assets and the settlement of its liabilities in the normal course of operations. The ability of Gondwana to continue operations is dependent upon obtaining the necessary financing to complete the development of its property. These financial statements do not include any adjustments related to the carrying values and classifications of assets and liabilities should Gondwana be unable to continue as a going concern.

Future Outlook

As a result of the current market environment and difficulties in financing speculative projects, Gondwana intends to advance its projects through joint venture partners where practical. Gondwana plans further exploration work to maintain key projects in good standing. Additionally, Gondwana plans to continue to make limited strategic investments in resource opportunities and advanced stage projects which are more readily fundable.

Financial Overview

Gondwana does not earn any significant revenue from consolidated operations.

Narrative Description of the Business

The primary business objective of the Gondwana Group is to acquire prospective oil and gas assets with a current focus on Ghana, Africa, and accordingly, the Gondwana Group has established the following business strategy in furtherance of this objective:

•	seek to secure prospective properties and a low-risk production base in selected countries in Africa;

•	achieve balance with risk-adjusted exposure to projects with the potential for significant discoveries of crude oil;

•	capitalize on management’s technical expertise and ability to identify, evaluate and acquire exploration, development and producing properties capable of commercialization; and

•	leverage ground floor opportunities such as the Gondwana Property to fuel growth and mitigate risk.

To date, the Gondwana Group has acquired an interest in the Gondwana Property pursuant to the Commitment Letter.

See “The Gondwana Group – General Development of Business” and “The Gondwana Group – Principal Properties”

Results of Operations

The only trading activity which occurred between September 6, 2013 (the incorporation date) and September 30, 2013 related to audit fees which were accrued and bank charges which were incurred. Gondwana has no revenue.

The information presented below highlights Gondwana’s audited results for the period ended September 30, 2013. The financial information referenced below has been prepared in accordance with IFRS.

Quarter ended	Net Earnings (Loss) and Comprehensive Earnings (Loss)					Total assets	Working capital
	Total	(Write down) recovery of evaluation and exploration assets	Future income tax recovery	Income (Loss) before income taxes and write down of exploration and evaluation assets	Per Share
	$	$	$	$	$	$	$
September 30, 2013	(13,410)	-	-	(13,410)	(13,410)	554,379	541,379

The major component of the loss for the period ended September 30, 2013 was professional fees that were accrued of $13,000.

Also during the period, Gondwana received funds on account of Gondwana Shares to be issued which were received in connection with a private placement to close at a later date of $554,788. Partial payments were made on account of Miura in acquiring the Commitment Letter with respect to the Gondwana Property and payments to consultants, totalling $309,626. An amount of $32,500 was paid in advance to an arm’s length third party for energy consulting services.

See also “The Gondwana Group – Principal Properties”.

Selected Annual Information

September 30
2013
$
Total revenues

Net Income (Loss) and comprehensive income (loss) before income taxes	-
Total	(13,410)
Per share basis	(13,410)

Future income tax recovery	-

Net Income (Loss) and comprehensive income (loss) before income taxes
Total	(13,410)
Per share basis	(13,410)
Diluted – per share basis (i)	-

Total assets	554,379

Total long term financial liabilities	-

(i)	One Gondwana Share was issued as at September 30, 2013.

Outstanding Share Data

One Gondwana Share was outstanding on September 30, 2013 which was issued for $1. On October 1, 2013, a further 200,000,000 Gondwana Shares were issued for $0.000001 per share for gross proceeds of $200.

Environmental Liabilities

Gondwana is not aware of any environmental liabilities, obligations or responsibilities associated with Gondwana’s property interests.

Liquidity and Capital Resources

Gondwana’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due.

During the period ended September 30, 2013, Gondwana incurred a net loss of $13,410. At September 30, 2013, Gondwana had cash $211,263 and a working capital surplus of $541,379.

Gondwana is in the exploration stage and is subject to risks and challenges similar to other companies in a comparable stage of exploration. These risks include, but are not limited to, dependence on key individuals, successful exploration and the ability to secure adequate financing to meet the minimum capital required to successfully complete the projects and continue as a going concern.

In order to meet future expenditures and cover administrative costs, Gondwana may need to raise additional financing. Although Gondwana has been successful in raising funds to date, there can be no assurance that adequate funding will be available in the future, or available under terms favourable to Gondwana. All of Gondwana’s financial liabilities have contractual maturities of less than 30 days, and are subject to normal trade terms.

The property held by Gondwana is not income generating. Gondwana is reliant on equity markets over the long term to raise capital to fund its exploration activities. There is no guarantee that this ability to raise capital will continue, there is no reason either to believe that this capacity will diminish.

Gondwana has generated cash flows by selling investments in private placements to date.

The accounts payable balance at September 30, 2013 was $13,000.

Gondwana does not hold, and has never held, any Asset-Backed Commercial Paper (ABCP).

Balance-Sheet Arrangements

Gondwana has no off-balance-sheet arrangements.

Summary of Significant Accounting Policies

a) Statement of Compliance and Basis of Preparation

The accompanying financial statements have been prepared in accordance with IFRS issued by the IASB.

These financial statements have been prepared on a historical cost basis. The financial statements are presented in Canadian dollars, which is Gondwana’s functional currency.

b) Use of Estimates and Judgements

The preparation of the financial statements in conformity with IFRS requires management to make judgements, estimates and assumptions that affect the application of accounting policies and reported amounts of assets, liabilities, revenue and expenses. Actual results may differ from these estimates.

Significant areas requiring the use of estimates included accounts payable and accrued liabilities and the deferred income tax asset valuation allowances.

There are no judgements made by management in the application of IFRS that have a significant effect on the financial statements and estimates with a significant risk of material adjustment in the current and following fiscal years.

c) Financial Instruments

Gondwana does not have any derivative financial instruments.

Non-derivative financial assets

Gondwana initially recognizes loans and receivables and deposits on the date that they are originated. All other financial assets (including assets designated at fair value through profit or loss) are recognized initially on the trade date at which Gondwana becomes a party to the contractual provisions of the instrument.

Gondwana derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risk and rewards of ownership of the financial asset are transferred. Any interest in transferred financial assets that is created or retained by Gondwana is recognized as a separate asset or liability.

Financial assets and liabilities are offset and the net amount presented in the statement of financial position when, and only when, Gondwana has a legal right to offset the amounts and intends either to settle on a net basis or to realize the asset and settle the liability simultaneously.

Financial assets at fair value through profit or loss

Financial assets are classified as fair value through profit or loss when the financial asset is held for trading or it is designated as fair value through profit or loss. A financial asset is classified as held for trading if: (i) it has been acquired principally for the purpose of selling in the near future; (ii) it is a part of an identified portfolio of financial instruments that Gondwana manages and has an actual pattern of short-term profit taking; or (iii) it is a derivative that is not designated and effective as a hedging instrument.

Financial assets classified as fair value through profit or loss are stated at fair value with any gain or loss recognized in profit or loss. The net gain or loss recognized incorporates any dividend or interest earned on the financial asset. Gondwana classifies cash as fair value through profit or loss.

Held-to-maturity investments

Held-to-maturity investments are recognized on a trade-date basis and are initially measured at fair value, including transaction costs. Gondwana does not have any assets classified as held-to-maturity investments.

Available-for-sale financial assets

Available-for-sale financial assets are non-derivative financial assets that are designated as available-for-sale and that are not classified in any of the previous categories. Subsequent to initial recognition, they are measured at fair value and changes therein, other than impairment losses and foreign currency differences on available-for-sale equity instruments, are recognized in other comprehensive income and presented within equity in the fair value reserve. When an investment is derecognized, the cumulative gain or loss in other comprehensive income is transferred to profit or loss. Available-for-sale financial assets are comprised of marketable securities. Gondwana does not have any assets classified as available-for-sale.

Loans and receivables

Loans and receivables are financial assets with fixed or determinable payments that are not quoted in an active market are classified as loans and receivables. Such assets are initially recognized at fair value plus any directly attributable transaction costs. Subsequent to initial recognition loans and receivables are measured at amortized cost using the effective interest method, less any impairment losses. Loan receivable, deposit and prepaids are classified as loans and receivables.

Impairment of financial assets

When an available-for-sale financial asset is considered to be impaired, cumulative gains or losses previously recognized in other comprehensive income or loss are reclassified to profit or loss in the period. Financial assets are assessed for indicators of impairment at the end of each reporting period. Financial assets are impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial assets, the estimated future cash flows of the investments have been impacted. For marketable securities classified as available-for-sale, a significant or prolonged decline in the fair value of the securities below their cost is considered to be objective evidence of impairment.

For all other financial assets objective evidence of impairment could include:

•	significant financial difficulty of the issuer or counterparty; or

•	default or delinquency in interest or principal payments; or

•	it becoming probable that the borrower will enter bankruptcy or financial re-organization.

For certain categories of financial assets, such as amounts receivable, assets that are assessed not to be impaired individually are subsequently assessed for impairment on a collective basis. The carrying amount of financial assets is reduced by the impairment loss directly for all financial assets with the exception of amounts receivable, where the carrying amount is reduced through the use of an allowance account. When an amount receivable is considered uncollectible, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited against the allowance account. Changes in the carrying amount of the allowance account are recognized in profit or loss.

With the exception of available-for-sale equity instruments, if, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized, the previously recognized impairment loss is reversed through profit or loss to the extent that the carrying amount of the investment at the date the impairment is reversed does not exceed what the amortized cost would have been had the impairment not been recognized. In respect of available-for-sale equity securities, impairment losses previously recognized through profit or loss are not reversed through profit or loss. Any increase in fair value subsequent to an impairment loss is recognized directly in equity.

Non-derivative financial liabilities

Gondwana initially recognizes debt securities issued and subordinated liabilities on the date that they are originated. All other financial liabilities (including liabilities designated at fair value through profit or loss) are recognized initially on the trade at which Gondwana becomes a party to the contractual provisions of the instrument.

Gondwana derecognizes a financial liability when its contractual obligations are discharged or cancelled or expire.

Financial assets and liabilities are offset and the net amount presented in the statement of financial position when, and only when, Gondwana has a legal right to offset the amounts and intends either to settle on a net basis or to realize the asset and settle the liability simultaneously.

Gondwana has the following non-derivative financial liabilities: accounts payable and accrued liabilities.

Such financial liabilities are recognized initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition these financial liabilities are measured at amortized cost using the effective interest method.

Share Capital

Gondwana Shares are classified as equity. Transaction costs directly attributable to the issue of Gondwana Shares and stock options are recognized as a deduction from equity, net of any tax effects.

d) Income Taxes

Current income tax

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date. Current income tax relating to items recognized directly in other comprehensive income or equity is recognized in other comprehensive income or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred income tax

Deferred income tax is provided using the balance sheet method on temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. The carrying amount of deferred income tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized. Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. Deferred income tax assets and deferred income tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred income taxes relate to the same taxable entity and the same taxation authority.

e) Loss per Share

Basic loss per share is computed using the weighted average number of common shares outstanding during the period. The treasury stock method is used for the calculation of diluted loss per share, whereby all “in the money” stock options and share purchase warrants are assumed to have been exercised at the beginning of the period and the proceeds from their exercise are assumed to have been used to purchase common shares at the average market price during the period. When a loss is incurred during the period, basic and diluted loss per share are the same as the exercise of stock options and share purchase warrants is considered to be anti-dilutive. As at September 30, 2013, Gondwana had no potential dilutive shares outstanding.

f) Comprehensive Loss

Comprehensive income (loss) is the change in Gondwana’s net assets that results from transactions, events and circumstances from sources other than Gondwana’s shareholders and includes items that are not included in profit or loss. Gondwana does not have any items affecting comprehensive income or loss.

g) Accounting Standards Issued But Not Yet Effective

A number of new standards, and amendments to standards and interpretations, are effective subsequent to the period ended September 30, 2013, and have not been applied in preparing these financial statements.

New standard /FRS 9, “Financial Instruments”

New Standard /FRS 10, “Consolidated Financial Statements”

New standard /FRS 11, “Joint Arrangements”

New standard /FRS 12, “Disclosure of Interest in Other Entities”

New standard /FRS 13, “Fair Value Measurement”

Amendments to /AS 19, “Employee Benefits”

Amendments to /AS 27, “Separate Financial Statements”

Amendments to /AS 32, “Financial Instruments: Presentation”

Gondwana has not early adopted these revised standards and is currently assessing the impact that these standards will have on the financial statements.

Other accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on Gondwana’s financial statements.

Related Party Transaction

Gondwana has a loan receivable from Miura, which bears no interest and has no stated terms of repayment.

Subsequent Events

On November 18, 2013, 112,500,000 options were issued to officers, directors and consultants of Gondwana with an exercise price of $0.005 per share and an expiry date of November 18, 2018.

Proposed Transaction

Gondwana intends to amalgamate its operations with Mantis, resulting in the acquisition by Mantis of all of the issued and outstanding securities of Gondwana, in connection with which it proposes to complete the Private Placement. See “The Amalgamation” and “The Gondwana Group – Private Placement”.

Capital Management

Gondwana’s objectives when managing capital are to safeguard Gondwana’s ability to continue as a going concern in order to pursue the development of its mineral properties and to maintain a flexible capital structure which optimizes the costs of capital at an acceptable risk. In the management of capital, Gondwana considers its capital to be equity, comprising share capital, reserves and deficit which at September 30, 2013 totalled $541,379. Gondwana manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, Gondwana may issue new shares, and acquire or dispose of assets to adjust the amount of cash and cash equivalents.

Commitments and Obligations

Gondwana has no decommissioning obligations resulting from its ownership interest in petroleum and natural gas properties at this time. The total decommissioning provision would be estimated based on Gondwana’s net ownership interest in all wells and facilities, estimated costs to reclaim and abandon these wells and facilities and the estimated timing of the costs to be incurred in future years.

Risk Factors

See “The Gondwana Group – Risk Factors”.

Gondwana is exposed to property risk and a variety of financial risks: credit risk, liquidity risk and market risk including interest rate and foreign exchange rate risks, as explained below. Risk management is carried out by Gondwana under policies approved by the Gondwana Board. The Gondwana Board also provides regular guidance for overall risk management.

Financial risk

Credit risk

Gondwana’s credit risk is primarily attributable to cash and cash equivalents, marketable securities and prepaid expenses. Gondwana has no significant concentration of credit risk arising from operations. Cash and cash equivalents have been invested with reputable financial institutions, from which management believes the risk of loss to be minimal.

Liquidity risk

Liquidity risk is the risk that Gondwana will not have sufficient cash resources to meet its financial obligations as they come due. Gondwana’s liquidity and operating results may be adversely affected if Gondwana’s access to the capital market is hindered, whether as a result of a downturn in stock market conditions generally or as a result of conditions specific to Gondwana. As at September 30, 2013, Gondwana had cash in the bank of $211,263. Gondwana’s financial liabilities have contractual maturities of less than 30 days and are subject to normal trade terms.

Market risk

Interest rate risk

Gondwana has cash balances and no interest-bearing debt. Gondwana’s current policy is to invest excess cash in investment-grade short-term deposit certificates issued by its banking institutions. Gondwana periodically monitors the investments it makes and is satisfied with the creditworthiness of its banks.

Foreign currency risk

Gondwana’s functional and reporting currency is the Canadian dollar and major purchases are transacted in Canadian dollars.

Future Profits/Losses and Production Revenues/Expenses

There can be no assurance that significant losses will not occur in the near future or that Gondwana will be profitable in the future. Gondwana’s operating expenses and capital expenditures may increase in subsequent years as consultants, personnel and equipment associated with advancing exploration, development and, if warranted, commercial production of any properties Gondwana may acquire are added as needed. The amounts and timing of expenditures will depend on the progress of ongoing exploration and development, the results of consultants’ analyses and recommendations, and the rate at which operating losses are incurred, the execution of any joint venture agreements with strategic partners, and Gondwana’s acquisition of additional properties and other factors, many of which are beyond Gondwana’s control. Gondwana does not expect to receive revenues from operations in the foreseeable future, if at all. Gondwana expects to incur losses unless and until such time as any properties Gondwana may acquire enter into commercial production and generate sufficient revenues to fund its continuing operations. The development of any properties Gondwana may acquire will require the commitment of substantial resources to conduct the time-consuming exploration and development of the properties. There can be no assurance that Gondwana will generate any revenues or achieve profitability. There can be no assurance that the underlying assumed levels of expenses will prove to be accurate.

For the period from August 21, 2013 to September 30, 2013 – Miura

This MD&A of Miura is dated December 17, 2013, and provides an analysis of Miura’s performance and financial condition for the period from August 21, 2013 (date of incorporation) to September 30, 2013 as well as an analysis of future prospects. This MD&A has been prepared in compliance with the requirements of NI 51-102 F1– Continuous Disclosure Obligations. This MD&A should be read in conjunction with Miura’s audited financial statements and related notes for the period ended September 30, 2013 prepared in accordance with IFRS. All figures are in Canadian dollars unless stated otherwise.

Caution Regarding Forward-Looking Statements

This MD&A contains certain forward-looking information and forward-looking statements, as defined in applicable securities laws (collectively referred to herein as “forward-looking statements”). These statements relate to future events or Miura’s future performance. All statements other than statements of historical fact are forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “continues”, “forecasts”, “projects”, “predicts”, “intends”, “anticipates” or “believes”, or variations of, or the negatives of, such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those anticipated in such forward-looking statements. The forward-looking statements in this MD&A speak only as of the date of this MD&A or as of the date specified in such statement. Specifically, this MD&A includes, but is not limited to, forward-looking statements regarding: Miura’s goal of creating shareholder value by concentrating on the identification, acquisition, exploration and development of petroleum and natural gas licenses in the Republic of Ghana; its goal of acquiring an interest in the Gondwana Property; its ability to meet its operating costs for the twelve-month period ending September 30, 2014; the plans, costs, timing and capital for future identification, acquisition, exploration and development of petroleum and natural gas licenses in the Republic of Ghana, including the costs and potential impact of complying with existing and proposed laws and regulations; management’s outlook regarding future trends; sensitivity analysis on financial instruments that may vary from amounts disclosed; prices and price volatility for petroleum and natural gas; and general business and economic conditions.

These statements speak only as of the date on which they are made, are not guarantees of future performance and involve risks and uncertainties that are difficult to control or predict. Examples of some of the specific risks associated with the operations of Miura are set out below under “Risk Factors”. Actual outcomes and results may differ materially from those expressed in these forward-looking statements and readers should not place undue reliance on such statements.

Inherent in forward-looking statements are risks, uncertainties and other factors beyond Miura’s ability to predict or control. These risks, uncertainties and other factors include, but are not limited to, risks relating to whether Miura will acquire an interest in the Gondwana Property, price volatility for petroleum and natural gas, changes in equity markets, timing and availability of external financing on acceptable terms, the uncertainties involved in interpreting geological data, the possibility that future exploration results will not be consistent with Miura’s expectations, increases in costs, environmental compliance and changes in environmental legislation and regulation, exchange rate fluctuations, changes in economic and political conditions and other risks involved in the oil and gas industry, as well as those risk factors listed in the “Risk Factors” section below. Readers are cautioned that the foregoing list of factors is not exhaustive of the factors that may affect the forward-looking statements. Actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking statements contained in this MD&A. Such statements are based on a number of assumptions that may prove to be incorrect, including, but not limited to, assumptions about the following: the availability of financing for Miura’s exploration and acquisition activities; operating and exploration and development costs; its ability to retain and attract skilled staff and consultants; timing of the receipt of regulatory and governmental approvals for exploration projects and other operations; market competition; and general business and economic conditions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Miura’s actual results, performance or achievements to be materially different from any of its future results, performance or achievements expressed or implied by forward-looking statements. All forward-looking statements herein are qualified by this cautionary statement. Accordingly, readers should not place undue reliance on forward-looking statements. Miura undertakes no obligation to update publicly or otherwise revise any forward-looking statements whether as a result of new information or future events or otherwise, except as may be required by law. If Miura does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

Overall Performance

The following transactions occurred in the period from August 21, 2013 (date of incorporation) to September 30, 2013:

A loss was incurred arising from accrued professional fees amounting to $2,500.

Partial payments were made on account of on behalf of Miura by Gondwana to consultants, totalling $50,990. An amount of $2,500 was accrued for auditing costs.

100,000 common shares of Miura were issued for gross proceeds of $10.

Principal Business and Corporate History

Miura was incorporated under the laws of Ghana on August 21, 2013. The registered and head office of Miura is located at Hno.8 Airport Residential, Elena Avenue, Accra, Greater Accra, Ghana.

Gondwana acquired 70% of the issued and outstanding shares of Miura from the Miura Vendors on November 4, 2013 in exchange for a cash payment of U.S. $1,500,000.

The following chart illustrates the organizational structure of the Gondwana Group after November 4, 2013:

Miura is focused on acquiring and developing petroleum properties in Ghana, Africa, with a current focus on the Gondwana Property. To date, Gondwana has acquired a 70% interest in Miura, which holds a preferential right to negotiate the terms of acquisition of an interest in the Gondwana Property pursuant to the Commitment Letter, the terms of which allow (i) access to the Geological Petroleum Database of the Ministry of Energy and Petroleum of Ghana to conduct exploration with respect to the Gondwana Property; (ii) subject to the satisfactory fulfillment of all conditions required by the applicable Government Authorities of Ghana, to undertake a petroleum exploration campaign on the Gondwana Property; and (iii) a right of first refusal to negotiate a final Petroleum Agreement with the Government of Ghana.

The Commitment Letter is due notice of the pre-qualification of Miura to undertake exploration and production activities at the Gondwana Property, subject to the satisfaction of the conditions required by GNPC, Petroleum Commission and the Ministry of Energy and Petroleum including conditions relating to:

•	financial capability of Miura;

•	technical capability of Miura;

•	environmental impact assessment and plan; and

•	local content (training and the procurement of local goods and services).

The preliminary approval provided in the Commitment Letter is also subject to the negotiation of a definitive Petroleum Agreement which, if entered into, would constitute the final license that will govern the rights and obligations of Miura vis-à-vis the Republic of Ghana and the corresponding exploration and production of petroleum from the Gondwana Property.

Trends

Miura is focused on the potential acquisition of properties which are prospective for crude oil and natural gas resources. There are significant uncertainties regarding the price of crude oil and natural gas resources and the availability of equity financing for the purposes of acquisitions, exploration and development activities. The future performance of the Gondwana Group is largely tied to its potential future acquisition and development of oil and natural gas properties and the overall financial markets. Financial markets are likely to be volatile, reflecting ongoing concerns about the stability of the global economy and weak global growth prospects. Unprecedented uncertainty in the financial markets has also led to increased difficulties in borrowing and raising funds.

Companies worldwide have been materially and adversely affected by these trends. As a result, Miura, as part of the Gondwana Group, may have difficulties raising equity financing for the purposes of oil and natural gas exploration and development, particularly without excessively diluting the interests of existing shareholders. These trends may limit the ability of the Gondwana Group to acquire and/or further develop and explore any oil and natural gas interests. The volatility of financial markets is a significant risk for the Gondwana Group and the industry.

The financial statements, references to notes and discussion presented within this report make reference to the audited financial statements for the period from August 21, 2013 (date of incorporation) to September 30, 2013 of Miura.

The financial statements have been prepared on a going concern basis, which assumes Miura will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities and commitments in the normal course of business. In assessing whether the going concern assumption is appropriate, management takes into account all available information about the future, which is at least, but not limited to, twelve months from the end of the reporting period. Management is aware, in making its assessment, of material uncertainties related to events or conditions that cast significant doubt upon the entity’s ability to continue as a going concern, as described in the following paragraphs.

Miura is in the exploration stage and is subject to the risks and challenges similar to other companies in a comparable stage of exploration. These risks include, but are not limited to, dependence on key individuals, successful exploration results and the ability to secure adequate financing to meet the minimum capital required to successfully advance the projects and continue as a going concern.

Miura has a current net loss of $2,500 for the period ended September 30, 2013 and has an accumulated deficit of $2,500. In addition, Miura had a working capital deficit of $2,490 at September 30, 2013. The ability of Miura to continue as a going concern, realize its assets and discharge its liabilities in the normal course of business and continue with, or expand upon its exploration programs is contingent upon securing equity financing or monetizing assets. The timing and availability of additional financing will be determined largely by market conditions, legal restrictions, and the results of any of Miura’s future exploration programs, if any. There is no certainty that Miura will be able to raise funds as they are required in the future.

The financial statements referenced above do not reflect the adjustments that would be necessary if the going concern assumptions were not appropriate .If the going concern basis was not appropriate, then adjustments would be necessary to the carrying value of the assets, the reported revenues and expenses, and the statement of financial position classifications used.

This discussion contains forward-looking statements that involve risks and uncertainties. Exploration expenditures are deferred and included on the balance sheet unless the value is impaired or the projects are abandoned which results in such expenditures being written off.

Basis of Presentation

Adoption of IFRS

(a) Statement of Compliance

The consolidated financial statements have been prepared in accordance with IFRS issued by the IASB and Interpretations of the IFRIC, effective for Miura’s reporting for the period ended September 30, 2013.

(b) Basis of Presentation

The financial statements have been prepared on the historical cost basis. Current assets are recorded at fair value.

These financial statements have been prepared on the basis that Miura is a going concern, which contemplates the realization of its assets and the settlement of its liabilities in the normal course of operations. The ability of Miura to continue operations is dependent upon obtaining the necessary financing to complete the development of its property. These financial statements do not include any adjustments related to the carrying values and classifications of assets and liabilities should Miura be unable to continue as a going concern.

Future Outlook

As a result of the current market environment and difficulties in financing speculative projects, Miura intends to advance its projects through its relationship with Gondwana. Miura plans further exploration work to maintain key projects in good standing. Additionally, Miura plans to continue to make limited strategic investments in resource opportunities and advanced stage projects which are more readily fundable.

Financial Overview

Miura does not earn any significant revenue from consolidated operations.

Narrative Description of the Business

The primary business objective of Miura, within the Gondwana Group, is to acquire prospective oil and gas assets with a current focus on Ghana, Africa, and accordingly, the Gondwana Group has established the following business strategy in furtherance of this objective:

•	seek to secure prospective properties and a low-risk production base in selected countries in Africa;

•	achieve balance with risk-adjusted exposure to projects with the potential for significant discoveries of crude oil;

•	capitalize on management’s technical expertise and ability to identify, evaluate and acquire exploration, development and producing properties capable of commercialization; and

•	leverage ground floor opportunities such as the Gondwana Property to fuel growth and mitigate risk.

To date, the Gondwana Group has acquired an interest in the Gondwana Property pursuant to the Commitment Letter.

See “The Gondwana Group – General Development of Business” and “The Gondwana Group –Principal Properties”.

Results of Operations

The only activity which occurred between August 21, 2013 (the incorporation date) and September 30, 2013 related to audit fees which were accrued.

Fees paid to consultants of $50,990 were paid on Miura’s behalf by Gondwana, and are reflected as a loan payable to Gondwana.

Miura has no revenue.

The information presented below highlights Miura’s audited results for the period ended September 30, 2013. The financial information referenced below has been prepared in accordance with IFRS issued by IASB.

Quarter ended	Net Earnings (Loss) and Comprehensive Earnings (Loss)					Total assets	Working capital
	Total	(Write down) recovery of evaluation and exploration assets	Future income tax recovery	Income (Loss) before income taxes and write down of exploration and evaluation assets	Per share
	$	$	$	$	$	$	$
September 30, 2013	(2,500)	-	-	(2,500)	(0.025)	51,000	(2,490)

The major component of the loss for the period ended September 30, 2013 was professional fees that were accrued of $2,500.

See also “The Gondwana Group – Principal Properties”.

Selected Annual Information

September 30
2013
$
Total revenues
Net Income (Loss) and comprehensive income (loss) before income taxes	-
Total	(2,500)
Per share basis (ii)	(0.025)

Future income tax recovery	-

Net Income (Loss) and comprehensive income (loss) before income taxes
Total	(2,500)
Per share basis (ii)	(0.025)
Diluted – per share basis (i)	-

Total assets	51,000

Total long term financial liabilities	-

(i)	Fully diluted loss per common share has not been provided as the effect would be anti-dilutive.
(ii)	100,000 Miura shares were issued as at September 30, 2013.

Outstanding Share Data

100,000 Miura common shares issued at $0.0001 per share were outstanding on September 30, 2013.

Environmental Liabilities

Miura is not aware of any environmental liabilities, obligations or responsibilities associated with Miura’s property interests.

Liquidity and Capital Resources

Miura’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due.

During the period ended September 30, 2013, Miura incurred a net loss of $2,500. At September 30, 2013, Gondwana had no cash, prepaid expenses of $30,010 and expenditures on exploration and evaluation assets of $20,990, which amounts represent amounts paid on Miura’s behalf by Gondwana, resulting in an amount owing to Gondwana of $50,990 and a working capital deficit of $2,490.

Miura is in the exploration stage and is subject to risks and challenges similar to other companies in a comparable stage of exploration. These risks include, but are not limited to, dependence on key individuals, successful exploration and the ability to secure adequate financing to meet the minimum capital required to successfully complete the projects and continue as a going concern.

In order to meet future expenditures and cover administrative costs, Miura may need to raise additional financing. Although the Gondwana Group has been successful in raising funds to date, there can be no assurance that adequate funding will be available in the future, or available under terms favourable to Miura. All of Miura’s financial liabilities have contractual maturities of less than 30 days, and are subject to normal trade terms.

The property interest held by Miura is not income generating. Miura is reliant on equity markets over the long term to raise capital to fund its exploration activities. There is no guarantee that this ability to raise capital will continue, there is no reason either to believe that this capacity will diminish.

Miura does not hold, and has never held, any Asset-Backed Commercial Paper (ABCP).

Balance-Sheet Arrangements

Miura has no off-balance-sheet arrangements.

Summary of Significant Accounting Policies

a) Statement of Compliance and Basis of Preparation

The accompanying financial statements have been prepared in accordance with IFRS issued by the IASB, detailed above.

These financial statements have been prepared on a historical cost basis. The financial statements are presented in Canadian dollars, which is Miura’s functional currency.

b) Use of Estimates and Judgements

The preparation of the financial statements in conformity with IFRS requires management to make judgements, estimates and assumptions that affect the application of accounting policies and reported amounts of assets, liabilities, revenue and expenses. Actual results may differ from these estimates.

Significant areas requiring the use of estimates included accounts payable and accrued liabilities and the deferred income tax asset valuation allowances.

There are no judgements made by management in the application of IFRS that have a significant effect on the financial statements and estimates with a significant risk of material adjustment in the current and following fiscal years.

c) Financial Instruments

Miura does not have any derivative financial instruments.

Non-derivative financial assets

Miura initially recognizes loans and receivables and deposits on the date that they are originated. All other financial assets (including assets designated at fair value through profit or loss) are recognized initially on the trade date at which Miura becomes a party to the contractual provisions of the instrument.

Miura derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risk and rewards of ownership of the financial asset are transferred. Any interest in transferred financial assets that is created or retained by Miura is recognized as a separate asset or liability.

Financial assets and liabilities are offset and the net amount presented in the statement of financial position when, and only when, Miura has a legal right to offset the amounts and intends either to settle on a net basis or to realize the asset and settle the liability simultaneously.

Financial assets at fair value through profit or loss

Financial assets are classified as fair value through profit or loss when the financial asset is held for trading or it is designated as fair value through profit or loss. A financial asset is classified as held for trading if: (i) it has been acquired principally for the purpose of selling in the near future; (ii) it is a part of an identified portfolio of financial instruments that Miura manages and has an actual pattern of short-term profit taking; or (iii) it is a derivative that is not designated and effective as a hedging instrument.

Financial assets classified as fair value through profit or loss are stated at fair value with any gain or loss recognized in profit or loss. The net gain or loss recognized incorporates any dividend or interest earned on the financial asset. Miura classifies cash as fair value through profit or loss.

Held-to-maturity investments

Held-to-maturity investments are recognized on a trade-date basis and are initially measured at fair value, including transaction costs. Miura does not have any assets classified as held-to-maturity investments.

Available-for-sale financial assets

Available-for-sale financial assets are non-derivative financial assets that are designated as available-for-sale and that are not classified in any of the previous categories. Subsequent to initial recognition, they are measured at fair value and changes therein, other than impairment losses and foreign currency differences on available-for-sale equity instruments, are recognized in other comprehensive income and presented within equity in the fair value reserve. When an investment is derecognized, the cumulative gain or loss in other comprehensive income is transferred to profit or loss. Available-for-sale financial assets are comprised of marketable securities. Miura does not have any assets classified as available-for-sale.

Loans and receivables

Loans and receivables are financial assets with fixed or determinable payments that are not quoted in an active market are classified as loans and receivables. Such assets are initially recognized at fair value plus any directly attributable transaction costs. Subsequent to initial recognition loans and receivables are measured at amortized cost using the effective interest method, less any impairment losses. Deposit and prepaids are classified as loans and receivables.

Impairment of financial assets

When an available-for-sale financial asset is considered to be impaired, cumulative gains or losses previously recognized in other comprehensive income or loss are reclassified to profit or loss in the period. Financial assets are assessed for indicators of impairment at the end of each reporting period. Financial assets are impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial assets, the estimated future cash flows of the investments have been impacted. For marketable securities classified as available-for-sale, a significant or prolonged decline in the fair value of the securities below their cost is considered to be objective evidence of impairment.

For all other financial assets objective evidence of impairment could include:

•	significant financial difficulty of the issuer or counterparty; or

•	default or delinquency in interest or principal payments; or

•	it becoming probable that the borrower will enter bankruptcy or financial re-organization.

For certain categories of financial assets, such as amounts receivable, assets that are assessed not to be impaired individually are subsequently assessed for impairment on a collective basis. The carrying amount of financial assets is reduced by the impairment loss directly for all financial assets with the exception of amounts receivable, where the carrying amount is reduced through the use of an allowance account. When an amount receivable is considered uncollectible, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited against the allowance account. Changes in the carrying amount of the allowance account are recognized in profit or loss.

With the exception of available-for-sale equity instruments, if, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized, the previously recognized impairment loss is reversed through profit or loss to the extent that the carrying amount of the investment at the date the impairment is reversed does not exceed what the amortized cost would have been had the impairment not been recognized. In respect of available-for-sale equity securities, impairment losses previously recognized through profit or loss are not reversed through profit or loss. Any increase in fair value subsequent to an impairment loss is recognized directly in equity.

Non-derivative financial liabilities

Miura initially recognizes debt securities issued and subordinated liabilities on the date that they are originated. All other financial liabilities (including liabilities designated at fair value through profit or loss) are recognized initially on the trade at which Miura becomes a party to the contractual provisions of the instrument.

Miura derecognizes a financial liability when its contractual obligations are discharged or cancelled or expire.

Financial assets and liabilities are offset and the net amount presented in the statement of financial position when, and only when, Miura has a legal right to offset the amounts and intends either to settle on a net basis or to realize the asset and settle the liability simultaneously.

Miura has the following non-derivative financial liabilities: accounts payable and accrued liabilities.

Such financial liabilities are recognized initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition these financial liabilities are measured at amortized cost using the effective interest method.

Share Capital

Miura shares are classified as equity. Transaction costs directly attributable to the issue of Miura shares and stock options are recognized as a deduction from equity, net of any tax effects.

d) Income Taxes

Current income tax

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date. Current income tax relating to items recognized directly in other comprehensive income or equity is recognized in other comprehensive income or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred income tax

Deferred income tax is provided using the balance sheet method on temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. The carrying amount of deferred income tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized. Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. Deferred income tax assets and deferred income tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred income taxes relate to the same taxable entity and the same taxation authority.

e) Loss per Share

Basic loss per share is computed using the weighted average number of common shares outstanding during the period. The treasury stock method is used for the calculation of diluted loss per share, whereby all “in the money” stock options and share purchase warrants are assumed to have been exercised at the beginning of the period and the proceeds from their exercise are assumed to have been used to purchase common shares at the average market price during the period. When a loss is incurred during the period, basic and diluted loss per share are the same as the exercise of stock options and share purchase warrants is considered to be anti-dilutive. As at September 30, 2013, Miura had no potential dilutive shares outstanding.

f) Comprehensive Loss

Comprehensive income (loss) is the change in Miura’s net assets that results from transactions, events and circumstances from sources other than Miura’s shareholders and includes items that are not included in profit or loss. Miura does not have any items affecting comprehensive income or loss.

g) Accounting Standards Issued But Not Yet Effective

A number of new standards, and amendments to standards and interpretations, are effective subsequent to the period ended September 30, 2013, and have not been applied in preparing these financial statements.

New standard /FRS 9, “Financial Instruments”

New Standard /FRS 10, “Consolidated Financial Statements”

New standard /FRS 11, “Joint Arrangements”

New standard /FRS 12, “Disclosure of Interest in Other Entities”

New standard /FRS 13, “Fair Value Measurement”

Amendments to /AS 19, “Employee Benefits”

Amendments to /AS 27, “Separate Financial Statements”

Amendments to /AS 32, “Financial Instruments: Presentation”

Miura has not early adopted these revised standards and is currently assessing the impact that these standards will have on the financial statements.

Other accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on Miura’s financial statements.

Related Party Transaction

The loan payable by Miura to Gondwana as referenced above, bears no interest and has no stated terms of repayment.

Proposed Transaction

Gondwana intends to amalgamate its operations with Mantis, resulting in the acquisition by Mantis of all of the issued and outstanding securities of Gondwana, and therefore the indirect acquisition by Mantis of Gondwana’s interest in Miura. See “The Amalgamation”.

Capital Management

Miura’s objectives when managing capital are to safeguard Miura’s ability to continue as a going concern in order to pursue the development of its mineral properties and to maintain a flexible capital structure which optimizes the costs of capital at an acceptable risk. In the management of capital, Miura considers its capital to be equity, comprising share capital, reserves and deficit which at September 30, 2013 totalled $(2,490). Miura manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, Miura may issue new shares, and acquire or dispose of assets to adjust the amount of cash and cash equivalents.

Commitments and Obligations

Miura has no decommissioning obligations resulting from its ownership interest in petroleum and natural gas properties at this time. The total decommissioning provision would be estimated based on Miura’s net ownership interest in all wells and facilities, estimated costs to reclaim and abandon these wells and facilities and the estimated timing of the costs to be incurred in future years.

Risk Factors

See the “Gondwana Group – Risk Factors”.

Property risk and a variety of financial risks

Miura is exposed to property risk and a variety of financial risks: credit risk, liquidity risk and market risk including interest rate and foreign exchange rate risks, as explained below. Risk management is carried out by Miura’s management team. The board of directors of Miura also provides regular guidance for overall risk management.

Financial risk

Credit risk

Miura’s credit risk is primarily attributable to cash and cash equivalents, marketable securities and prepaid expenses. Miura has no significant concentration of credit risk arising from operations. Cash and cash equivalents have been invested with reputable financial institutions, from which management believes the risk of loss to be minimal.

Liquidity risk

Liquidity risk is the risk that Miura will not have sufficient cash resources to meet its financial obligations as they come due. Miura’s liquidity and operating results may be adversely affected if Miura’s access to the capital market is hindered, whether as a result of a downturn in stock market conditions generally or as a result of conditions specific to Miura. As at September 30, 2013, Miura had no cash in the bank. Miura’s financial liabilities have contractual maturities of less than 30 days and are subject to normal trade terms.

Market risk

Interest rate risk

Miura has no cash balances and no interest-bearing debt.

Foreign currency risk

Miura’s functional and reporting currency is the Canadian dollar and major purchases are transacted in Canadian dollars.

Commodity price risk

Commodity prices are highly volatile and factors beyond the control of Miura may affect the marketability of oil and gas deposits discovered, if any. Oil and gas prices have fluctuated widely, particularly in recent years. The effect of these factors cannot be predicted.

Future Profits/Losses and Production Revenues/Expenses

There can be no assurance that significant losses will not occur in the near future or that Miura will be profitable in the future. Miura’s operating expenses and capital expenditures may increase in subsequent years as consultants, personnel and equipment associated with advancing exploration, development and, if warranted, commercial production of any properties Miura may acquire are added as needed. The amounts and timing of expenditures will depend on the progress of ongoing exploration and development, the results of consultants’ analyses and recommendations, the rate at which operating losses are incurred, the execution of any joint venture agreements with strategic partners, and Miura’s acquisition of properties and other factors, many of which are beyond Miura’s control. Miura does not expect to receive revenues from operations in the foreseeable future, if at all. Miura expects to incur losses unless and until such time as any properties Miura may acquire enter into commercial production and generate sufficient revenues to fund its continuing operations. The development of any properties which Miura may acquire will require the commitment of substantial resources to conduct the time-consuming exploration and development of the properties. There can be no assurance that Miura will generate any revenues or achieve profitability. There can be no assurance that the underlying assumed levels of expenses will prove to be accurate.

Private Placement

It is anticipated that prior to the Amalgamation, Gondwana will issue up to 700,000,000 Special Warrants pursuant to the Private Placement to raise aggregate gross proceeds of up to $3,500,000. Each Special Warrant shall be exercisable, for no additional consideration, to acquire one Gondwana Unit. The Special Warrants shall be exchangeable by the holders thereof at any time prior to, and will be exercised on behalf of the holders thereof at, 5:00 p.m. (Toronto time) on the date which is the earlier of the following dates: (i) the last business day immediately preceding the completion of a Liquidity Event; and (ii) the Qualification Deadline. If a Liquidity Event has not been completed on or before the Qualification Deadline, the Penalty Provisions shall be triggered and each Special Warrant which has not yet been exchanged will thereafter be exchangeable, for no additional consideration, into 1.25 Gondwana Units (in lieu of one Gondwana Unit).

Eligible registrants shall receive a cash commission equal to 7% of the gross proceeds they raise in the Private Placement as well as the Compensation Options entitling them to acquire such number of Gondwana Units as is equal to 7% of the aggregate number of Special Warrants they sell in the Private Placement, at a price of $0.005 per Gondwana Unit for a period of five years. The Compensation Options shall not contain Penalty Provisions.

All Compensation Options and Gondwana Warrants (including the Gondwana Warrants comprising, in part, the Gondwana Units to be issued upon exercise or deemed exercise of the Special Warrants and/or exercise of the Compensation Options outstanding immediately prior to the Amalgamation) will be exchanged for Resulting Issuer Compensation Options and Resulting Issuer Warrants, respectively, in connection with the Amalgamation, which will entitle the holders thereof to acquire equivalent securities of the Resulting Issuer in lieu of Gondwana securities on the same terms and conditions.

See also “The Gondwana Group – Description of Securities”.

Description of Securities

Set forth below is a summary of the terms of the securities of Gondwana anticipated to be issued and outstanding as of the Effective Date, prior to the completion of the Amalgamation.

Gondwana Shares

Gondwana is authorized to issue an unlimited number of Gondwana Shares. There are 200,000,001 Gondwana Shares issued and outstanding as of December 30, 2013. Holders of Gondwana Shares are entitled to receive notice of any meetings of shareholders of Gondwana, and to attend and to cast one vote per Gondwana Share at all such meetings. Holders of Gondwana Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the Gondwana Shares entitled to vote in any election of directors may elect all directors standing for election. Holders of Gondwana Shares are entitled to receive on a pro rata basis such dividends on the Gondwana Shares, if any, as and when declared by the Gondwana Board at its discretion from funds legally available therefor, and upon the liquidation, dissolution or winding up of Gondwana are entitled to receive on a pro rata basis the net assets of Gondwana after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro rata basis with the holders of Gondwana Shares with respect to dividends or liquidation. The Gondwana Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

Special Warrants

It is anticipated that prior to the Amalgamation, Gondwana will issue up to 700,000,000 Special Warrants pursuant to the Private Placement to raise aggregate gross proceeds of up to $3,500,000. Each Special Warrant shall be exercisable, for no additional consideration, to acquire one Gondwana Unit. The Special Warrants shall be exchangeable by the holders thereof at any time prior to, and will be exercised on behalf of the holders thereof at, 5:00 p.m. (Toronto time) on the date which is the earlier of the following dates: (i) the last business day immediately preceding the completion of a Liquidity Event; and (ii) the Qualification Deadline. If a Liquidity Event has not been completed on or before the Qualification Deadline, the Penalty Provisions shall be triggered and each Special Warrant which has not yet been exchanged will thereafter be exchangeable, for no additional consideration, into 1.25 Gondwana Units (in lieu of one Gondwana Unit). See “The Gondwana Group – Private Placement”.

Gondwana Warrants

The Gondwana Warrants will be issued upon exercise or deemed exercise of the Special Warrants, pursuant to the terms of the Private Placement. The following summary of certain provisions of the Gondwana Warrants does not purport to be complete and is qualified in its entirety by reference to the provisions of the certificates representing the Gondwana Warrants.

Each Gondwana Warrant will entitle the holder thereof to acquire, subject to adjustment as described below, one Gondwana Share for a period of five years from the date of issuance of the Gondwana Warrants at an exercise price of $0.05 per Gondwana Share.

The certificates representing the Gondwana Warrants will provide for adjustment in the number of Gondwana Shares issuable upon exercise of the Gondwana Warrants and the exercise price upon the occurrence of certain events, including:

(i)

the issuance of Gondwana Shares or securities exchangeable for or convertible into Gondwana Shares to all or substantially all of the holders of the Gondwana Shares as a stock dividend or other distribution;

(ii)	the subdivision, re-division or change of the Gondwana Shares into a greater number of shares;

(iii)	the reduction, combination or consolidation of the Gondwana Shares into a lesser number of shares;

(iv)

the issuance to all or substantially all of the holders of the Gondwana Shares of rights, options or warrants under which such holders are entitled to subscribe for or purchase Gondwana Shares or securities exchangeable for or convertible into Gondwana Shares, at a price per share to the holder (or at an exchange or conversion price per share) of less than 95% of the “current market price” for the Gondwana Shares on such record date; and

(v)

the issuance or distribution to all or substantially all of the holders of the Gondwana Shares or shares of any class other than the Gondwana Shares, rights, options or warrants to acquire Gondwana Shares or securities exchangeable or convertible into Gondwana Shares, or evidences of indebtedness or cash, securities or any property or other assets.

The certificates representing the Gondwana Warrants will also provide for adjustment in the class and/or number of securities issuable upon the exercise of the Gondwana Warrants and/or exercise price per security in the event of the following additional events: (1) reclassifications of the Gondwana Shares; (2) consolidations, amalgamations, or mergers of Gondwana with or into another entity (other than consolidations, amalgamations, or mergers which do not result in any cancellation, re-designation or reclassification of the Gondwana Shares); or (3) the transfer of all or substantially all of the assets of Gondwana to another corporation or other entity. Further to these adjustment provisions, all Gondwana Warrants issued and outstanding on the Effective Date (including the Gondwana Warrants comprising, in part, the Gondwana Units to be issued upon exercise or deemed exercise of the Special Warrants and/or exercise of the Compensation Options outstanding immediately prior to the Amalgamation) will be exchanged for Resulting Issuer Warrants in connection with the Amalgamation which will entitle the holders thereof to acquire Resulting Issuer Shares in lieu of Gondwana Shares on the same terms and conditions.

No fractional Gondwana Shares will be issuable upon the exercise of any Gondwana Warrants, and no cash or other consideration will be paid in lieu of fractional shares. Holders of Gondwana Warrants will not have any voting or any other rights which a holder of Gondwana Shares would have.

Compensation Options

In connection with the Private Placement, eligible registrants are entitled to receive Compensation Options entitling them to acquire such number of Gondwana Units as is equal to 7% of the aggregate number of Special Warrants they sell in the Private Placement, at a price of $0.005 per Gondwana Unit for a period of five years. Any Compensation Options outstanding immediately prior to the Effective Date will be exchanged for Resulting Issuer Compensation Options in connection with the Amalgamation which will entitle the holders to receive equivalent securities of the Resulting Issuer in lieu of Gondwana securities, on the same terms and conditions. See “The Gondwana Group – Private Placement”.

Consolidated Capitalization

The following table sets forth the capitalization of Gondwana as at September 30, 2013 before and after giving effect to the maximum Private Placement (assuming exercise of all Special Warrants) and the issuance of the Founder Shares.

	Outstanding as of September 30, 2013	Outstanding at September 30, 2013 assuming the issuance of the Founder Shares	Outstanding as of September 30, 2013 assuming completion of the maximum Private Placement, assuming exercise of all Special Warrants and the issuance of the Founder Shares (2)
Gondwana Shares (authorized – unlimited) (1)	1	200,000,001	900,000,001
Gondwana Warrants	Nil	Nil	700,000,000
Compensation Options (3)	Nil	Nil	49,000,000

Notes:

(1)	In addition, as at December 30, 2013, 112,500,000 Gondwana Shares were also reserved for issuance with respect to Gondwana Options.
(2)

These numbers are reflective of the maximum Private Placement and the completion of a Liquidity Event prior to the Qualification Deadline, no exercise of the Penalty Provisions, and the issuance of an aggregate of 700,000,000 Gondwana Shares and 700,000,000 Gondwana Warrants upon exercise or deemed exercise of the Special Warrants in connection therewith. In the event that the maximum Private Placement is completed and the Penalty Provisions are triggered, there would be an aggregate of 1,075,000,001 Gondwana Shares, 875,000,000 Gondwana Warrants and 49,000,000 Compensation Options outstanding.

(3)

Each Compensation Option entitles the holder thereof to acquire, at an exercise price of $0.005, one Gondwana Unit for a period of five years from the date of issuance thereof. If all Compensation Options issuable pursuant to the maximum Private Placement are exercised, an additional 49,000,000 Gondwana Warrants would be issued. See “The Gondwana Group – Private Placement”.

Prior Sales

The following table sets forth all securities issued by Gondwana since incorporation:

Date	Number and Type of Securities Issued	Issue Price Per Security
September 6, 2013	1 Gondwana Share	$1.00
October 1, 2013	200,000,000 Gondwana Shares	$0.000001 (1)

Note:

(1)	Issued as Founder Shares.

Stock Options

The purpose of the Gondwana Plan is to encourage Gondwana Share ownership by directors, senior officers, employees and consultants of Gondwana and its affiliates and other designated persons. Gondwana Options may be granted under the Gondwana Plan only to directors, senior officers, employees and consultants of Gondwana and its subsidiaries and other designated persons as designated from time to time by the Gondwana Board or a committee established by the Gondwana Board for the purpose of administering the Gondwana Plan (the “Committee”). The Gondwana Board or the Committee have the full and final authority to determine the persons who are to be granted options under the Gondwana Plan and the number of Gondwana Shares subject to each Gondwana Option.

The option price of any Gondwana Shares shall be determined by the Gondwana Board or Committee, as applicable, on the basis of the market price, where “market price” shall mean the prior trading day closing price of the Gondwana Shares on any stock exchange on which the Gondwana Shares are listed, and where there is no such closing price or trade on the prior trading day, “market price” shall mean the average of the daily high and low board lot trading prices of the Gondwana Shares on any stock exchange on which the shares are listed or dealing network on which the Gondwana Shares trade for the five immediately preceding trading days. In the event that the Gondwana Shares are listed on the CNSX, the price may be the market price less any discounts from the market price allowed by the CNSX, subject to a minimum price of $0.05 unless otherwise permitted by the CNSX. In the event the Gondwana Shares are not listed on any exchange and do not trade on any dealing network, the market price will be determined by the Gondwana Board. The approval of disinterested shareholders will be required for any reduction in the option price of any previously granted Gondwana Shares to an insider of Gondwana.

Gondwana Options granted under the Gondwana Plan may be exercised during a period not exceeding five years. If an optionee who is a service provider ceases to be an eligible person of Gondwana for any reason (whether or not for cause) the optionee may, but only within the period of ninety days (unless such period is extended by the Gondwana Board or the Committee, as applicable, to a maximum of one year next succeeding such cessation, and approval is obtained from the stock exchange on which the Gondwana Shares trade where required) next succeeding such cessation and in no event after the expiry date of the optionee’s option, exercise the optionee’s option unless such period is extended. In the event of the death of an optionee during the currency of the optionee’s option, the option theretofore granted to the optionee shall be exercisable within, but only within, the period of one year next succeeding the optionee’s death. Before expiry of an option, the Gondwana Board or Committee, as applicable, shall notify the optionee’s representative in writing of such expiry. The Gondwana Options are non-assignable and non-transferable. The Gondwana Plan contains provisions for adjustment in the number of Gondwana Shares issuable thereunder in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of Gondwana. Subject to regulatory approval, the Gondwana Board or the Committee may from time to time amend or terminate the Gondwana Plan. The Gondwana Board or Committee may determine at its discretion whether the Gondwana Options issued under the Gondwana Plan may vest.

As of the date of this Information Circular, Gondwana Options to purchase an aggregate of 112,500,000 Gondwana Shares were issued and outstanding under the Gondwana Plan as follows:

Group	Number of Gondwana Shares Under Option (5)	Date of Grant	Market Price on Date of Grant (5)	Exercise Price	Expiry Date
Executive Officers (1)	5,000,000	November 18, 2013	$0.005	$0.005	November 18, 2018
Directors (2)	Nil	N/A	N/A	N/A	N/A
Employees (3)	Nil	N/A	N/A	N/A	N/A
Consultants (4)	107,500,000	November 18, 2013	$0.005	$0.005	November 18, 2018

Notes:

(1)	Includes all executive officers and past executive officers of Gondwana, as a group.
(2)	Includes all directors and past directors of Gondwana who are not also executive officers, as a group.
(3)	Includes all other employees and past employees of Gondwana, as a group.
(4)	Includes all consultants of Gondwana, as a group.
(5)

As Gondwana is not yet a public company, market price on the date of grant has been determined based upon the price per security obtained in connection with the Private Placement. See “The Gondwana Group – Private Placement”.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides details of the equity securities of Gondwana authorized for issuance for the fiscal period commencing on September 6, 2013 (the date of incorporation of Gondwana) and ending on September 30, 2013, pursuant to Gondwana’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of shares remaining available for issuance under equity compensation plans pre- Amalgamation
Equity compensation plans approved by shareholders	Nil	N/A	125,000,000
Equity compensation plans not approved by shareholders	Nil	N/A	Nil
Total	Nil	N/A	125,000,000

Directors and Officers

The name, residence, age, positions held with Gondwana and principal occupation during the preceding five years, and certain other information concerning each of the directors and officers of Gondwana are as set forth below. Each director will hold office until the next annual meeting of Gondwana, subject to earlier resignation or replacement:

Name, Age and Municipality of Residence	Position with Gondwana	Director Since	Principal Occupation During the Preceding Five Years (1)	Number of Gondwana Shares Owned (Directly or Indirectly), Directed or Controlled (2)
Troy Grant 40 Bedford, Nova Scotia, Canada	President, Secretary and Director	2013	President and Secretary of Gondwana (2013 to present) President and Chief Executive Officer of Elcora Resources Corp. (2011 to present)	1

Notes:

(1)	To the knowledge of the directors, all companies noted are still carrying on business as of December 30, 2013.
(2)	The number of securities noted, not being within the knowledge of Gondwana, has been provided by Mr. Grant individually.

Troy Grant, President, Secretary and Director (Age 40): Mr. Troy Grant has been employed as the President and Secretary of Gondwana since the incorporation of Gondwana in September, 2013. Mr. Grant has been a director of Gondwana since September, 2013. Mr. Grant began his career with Merrill Lynch as a Financial Advisor with a central focus on asset management. He was then appointed to the role of Director of Corporate Finance with Citadel Securities. In this assignment Mr. Grant was responsible, within the junior resource capital forum, to assist companies with initial public offerings and mergers and acquisitions. He was in charge of raising in excess of $100 million. Mr. Grant subsequently assumed the responsibility of Institutional European Sales with Grafton Securities. This role required Mr. Grant to liaise with United Kingdom and European Mining Institutions, introduce Canadian mining companies to the European marketplace as well as play an advisory role on the overall strategic direction and day to day current initiatives. In addition to his role with Gondwana, Mr. Grant is currently the President and Chief Executive Officer of Elcora Resources Corp. Mr. Grant holds a Bachelor of Business Administration, Economics from Saint Francis Xavier University. Mr. Grant dedicates approximately 50% of his time to Gondwana and is not party to any non-competition or confidentiality agreements with Gondwana.

No director of Gondwana: (a) is, as at the date hereof, or has been, within the 10 years before the date hereof, a director, chief executive officer or chief financial officer of any other company (including Gondwana) that: (i) was subject to (A) a cease trade order; (B) an order similar to a cease trade order; or (C) an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days (collectively, an “order”) that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or (ii) was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or (b) is, as at the date hereof, or has been within 10 years before the date hereof, a director or executive officer of any company (including Gondwana), that while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (c) has within the 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Penalties or Sanctions

No director of Gondwana has been subject to: (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (b) any other penalties or sanctions imposed by a court or regulatory body, including a self-regulatory body, that would be likely to be considered important to a reasonable shareholder making a decision about whether to vote for the director.

Executive Compensation

The following table sets forth all annual and long-term compensation for services rendered in all capacities to Gondwana for the fiscal period commencing on September 6, 2013 (the date of incorporation of Gondwana) and ending on September 30, 2013, in respect of the individual who served during such period as the President and Secretary of Gondwana (the “Named Executive”). Gondwana had no other officers who received any compensation during this period.

Summary Compensation Table

Name and Principal Position	Period Ended	Salary ($)	Share- based awards ($)	Option- based awards ($)	Non-equity incentive plan compensation		Pension value ($)	All other compensation ($)	Total compensation ($)
					Annual incentive plans ($)	Long term incentive plans ($)
Troy Grant, President and Secretary	September 30, 2013	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Outstanding Option – Based Awards and Share-Based Awards

The following table provides details on Gondwana Options held by the Named Executive as of September 30, 2013:

Name	Option-based Awards				Share-based Awards
	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Value of Unexercised In-The- Money Options ($)(1)	Number of shares or units of shares that have not vested (#)	Market or payout value of share- based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)
Troy Grant	Nil	N/A	N/A	N/A	N/A	N/A	N/A

Note:

(1)	As Gondwana is a private company, market price has been determined based upon the price per security obtained in connection with the Private Placement. See “The Gondwana Group – Private Placement”.

Value Vested or Earned During the Year

The following table sets forth, for the Named Executive, the value of all incentive plan awards issued during the period from September 6, 2013 (the date of incorporation of Gondwana) to September 30, 2013.

Name	Option-Based Awards – Value Vested During the Year ($)	Share-based awards – Value vested during the year ($)	Non-Equity Incentive Plan Compensation – Value Earned During the Year ($)
Troy Grant	Nil	N/A	N/A

Termination of Employment, Change in Responsibilities and Employment Contracts

Gondwana is not currently party to any employment or other contracts with the Named Executive.

Composition of the Compensation Committee

Gondwana does not currently have a Compensation Committee. The Gondwana Board presently plans to meet on an annual basis for the purposes of reviewing the adequacy and form of director and officer compensation. The Gondwana Board is currently comprised of Mr. Troy Grant. See “The Gondwana Group – Directors and Officers”.

Compensation Discussion and Analysis

Gondwana’s approach to executive compensation is to provide suitable compensation for executives that is internally equitable, externally competitive and reflects individual achievement. Gondwana intends to maintain compensation arrangements that will attract and retain highly qualified individuals who are able and capable of carrying out the objectives of Gondwana.

Gondwana’s compensation arrangements for the Named Executive may, in addition to salary, include compensation in the form of bonuses and, over a longer term, benefits arising from the grant of stock options. Given the stage of development of Gondwana, compensation of the Named Executive to date has emphasized meaningful stock option awards to attract and retain the Named Executive and, to a certain extent, to conserve cash. This policy may be re-evaluated in the future to instead emphasize base salaries and/or cash bonuses with a reduced reliance on option awards, depending upon the future development of Gondwana and other factors which may be considered relevant by the Gondwana Board from time to time.

From incorporation to September 30, 2013, Mr. Grant received no salary, and no stock option grants. The Gondwana Board establishes and reviews Gondwana’s overall compensation philosophy and its general compensation policies, including the corporate goals and objectives and the annual performance objectives. The Gondwana Board will evaluate each officer’s performance in light of these goals and objectives and, based on its evaluation, will determine and approve the salary, bonus, options and other benefits for officers on a going forward basis. In determining compensation matters, the Gondwana Board may consider a number of factors, including Gondwana’s performance, the value of similar incentive awards to officers performing similar functions at comparable companies, the awards given in past years and other factors it considers relevant. The current overall objectives of Gondwana’s compensation strategy is to reward management for their efforts, while seeking to conserve cash given current market conditions. With respect to any bonuses or incentive plan grants which may be awarded to executive officers in the future, Gondwana has not currently set any objective criteria and will instead rely upon any recommendations and discussion at the Gondwana Board level with respect to the above-noted considerations and any other matters which the Gondwana Board may consider relevant on a going-forward basis, including the cash position of Gondwana.

Existing options held by the Named Executive at the time of subsequent option grants will be taken into consideration in determining the quantum or terms of any such subsequent option grants. Options have been granted to service providers as long-term incentives to align the individual’s interests with those of Gondwana. The size of the option awards is in proportion to the deemed ability of the individual to make an impact on Gondwana’s success.

Compensation of Directors

During the period from September 6, 2013 (the date of incorporation of Gondwana) to September 30, 2013, Gondwana did not have any directors other than the Named Executive Officer. See “The Gondwana Group – Executive Compensation” above.

Directors of Gondwana do not currently receive fees for their service as directors, but are reimbursed for reasonable travel and other out-of-pocket expenses incurred in connection with their duties. No such amounts were paid during the period from September 6, 2013 (the date of incorporation of Gondwana) to September 30, 2013.

Directors are also entitled to participate in the Gondwana Plan. As of September 30, 2013, Gondwana had nil outstanding Gondwana Options to purchase nil Gondwana Shares. See “The Gondwana Group –Stock Options”.

Gondwana does not currently maintain liability insurance for the directors and officers of Gondwana.

Indebtedness of Directors and Senior Officers

No director, executive officer, employee, former executive officer, former director or former employee, or any associate of any such person, is, or has been at any time since the incorporation of Gondwana, indebted to Gondwana or any of its subsidiaries nor is, or at any time since the incorporation of Gondwana has, any indebtedness of any such person to another entity been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Gondwana or any of its subsidiaries.

Non-Arm’s Length Party Transactions

Gondwana has not acquired any assets or services or provided any assets or services in any transaction completed since its incorporation, or in any proposed transaction, involving any non-arm’s length parties.

The Amalgamation is an arm’s length transaction to Gondwana.

Principal Holders of Voting Securities

To the knowledge of the directors and the officers of Gondwana, at the date hereof, no person holds, directly or indirectly, or has control or direction over more than ten percent (10%) of the outstanding Gondwana Shares, other than as set forth below:

Name	Number of Gondwana Shares (1) (2)	Percentage of Gondwana Shares
Petroghan Corp	50,000,000	25%
CJW Holdings	50,000,000	25%
Marengo Capital Corp.	50,000,000	25%
Seascale Holdings Inc.	50,000,000	25%

Notes:

(1)	The information as to Gondwana Shares beneficially owned, controlled or directed, not being within the knowledge of Gondwana, has been obtained from the Gondwana Shareholder listed above.
(2)	On a non-diluted basis.

Legal Proceedings

To the knowledge of the Gondwana Group, there are no legal proceedings material to the Gondwana Group to which the Gondwana Group is a party or of which any of its properties are the subject matter, nor are any such proceedings known to the Gondwana Group to be contemplated.

Interest of Management and Others in Material Transactions

Other than as disclosed elsewhere in this Information Circular, no director, executive officer, principal holder of securities of Gondwana, or any associate or affiliate thereof has or has had any material interest, directly or indirectly, in any transaction involving Gondwana at any time since its incorporation, that in any case has materially affected or will materially affect Gondwana.

Auditors, Transfer Agents and Registrars

The auditors of Gondwana are Stern & Lovrics LLP, 1210 Sheppard Avenue East, Suite 302, Toronto, Ontario, M2K 1E3. Stern & Lovrics LLP have served as auditors of Gondwana since its incorporation.

Gondwana has not appointed a transfer agent and registrar for the Gondwana Shares.

Material Contracts

The only material contracts entered into by the Gondwana Group or on its behalf since its incorporation, or to which it is a party, other than contracts in the ordinary course of business, are as follows:

•	Commitment Letter – see “The Gondwana Group – Narrative Description of the Business”; and

•	Master Agreement – see “The Amalgamation – Principal Steps of the Amalgamation”.

Risk Factors

Stage of Development

An investment in Gondwana is subject to certain risks related to the nature of Gondwana’s business and its early stage of development. There are numerous factors which may affect the success of Gondwana’s business which are beyond Gondwana’s control including local, national and international economic and political conditions. Gondwana’s business involves a high degree of risk which a combination of experience, knowledge and careful evaluation may not overcome. Gondwana’s operations in Ghana have exposed Gondwana to risks which may not exist for domestic operations such as political and currency risks. Gondwana has a limited history of operations and no material earnings to date and there can be no assurance that Gondwana’s business will be successful or profitable or that commercial quantities of crude oil will be discovered by Gondwana.

Acquisition of Gondwana Property

The Gondwana Group holds a right of first refusal to negotiate the terms of acquisition of the Gondwana Property from the Government of Ghana, pursuant to the Commitment Letter. See “The Gondwana Group – Narrative Description of the Business”. However, in order to obtain the right to further explore and develop such property, Gondwana is required to successfully negotiate and conclude a Petroleum Agreement with the Government of Ghana. See “The Gondwana Group – Ghana – Petroleum Interests”.

Gondwana has a right of first refusal to negotiate such an agreement with the Government of Ghana, which agreement may include requirements for Gondwana to pay a percentage of its revenues from the Gondwana Property to the Government of Ghana, and which may require renewal and renegotiation on a regular basis. In addition, the Gondwana Group must satisfy various criteria to the satisfaction of the Ghana authorities prior to entering into a Petroleum Agreement in respect of the Gondwana Property, including conditions relating to financial capabilities, technical capabilities, environmental impact assessments and plans, and local content. There can be no guarantee that Gondwana will be able to satisfy any of these conditions to the satisfaction of the applicable governmental authorities, or be able to negotiate and conclude a Petroleum Agreement with the Government of Ghana upon terms acceptable to Gondwana, or at all. In the event that no such agreement can be concluded with the Government of Ghana, Gondwana will not acquire any rights to the Gondwana Property, which would have a material adverse impact upon Gondwana.

Operating Hazards

There are risks associated with the drilling of oil wells, including encountering unexpected formations or pressures, premature declines of reservoirs, blow-outs, craterings, sour gas releases, gas leaks, fires and spills. Reduced revenues or losses resulting from the occurrence of any of the risks noted could have a material adverse effect on Gondwana and its future results of operations. Gondwana may become subject to liability for pollution, blow-outs or other hazards. Gondwana may obtain insurance with respect to these hazards as required in due course; however, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. The payment of such liabilities could reduce the funds available to Gondwana or could, in an extreme case, result in a total loss of its properties and assets. Moreover, there can be no assurance that Gondwana will be able to maintain adequate insurance in the future at rates that are considered reasonable. Oil and natural gas production operations are also subject to all the risks typically associated with such operations, including premature decline of reservoirs and the invasion of water into producing formations.

Gondwana may become responsible for costs associated with complying with environmental regulations, and abandoning and reclaiming wells, facilities and pipelines which it uses for production of its oil and gas reserves. Abandonment and reclamation of its current facilities and the costs associated therewith is often referred to as “decommissioning”. There are no immediate plans to establish a reserve account for these potential costs in respect of any of its future properties or facilities; rather, the costs of decommissioning are expected to be paid from the proceeds of production in accordance with the practice generally employed in onshore oilfield operations. Should decommissioning be required prior to economic depletion of the current properties of Gondwana or should the estimates of the costs of decommissioning exceed the value of the reserves remaining at any particular time to cover such decommissioning costs, Gondwana may have to draw on funds from other sources to satisfy such expenses. The use of other funds to satisfy such decommissioning expenses could have a material adverse effect on the financial position and future results of the operations of Gondwana.

Political Investment Risk

The Gondwana Group may hold mineral interests in countries that may be affected by varying degrees of political instability. These risks and uncertainties include military repression, political and labour unrest, military coups, extreme fluctuations in currency exchange rates, high rates of inflation, terrorism, hostage taking and expropriation. Any changes in regulations or shifts in political conditions are beyond the control of the Gondwana Group and may adversely affect its business and/or its holdings. Operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, export controls, income taxes, expropriation of property, environmental legislation, safety factors and other risk factors common to developing countries. In addition, in the event that the Gondwana Group is successful in negotiating the acquisition of an interest in the Gondwana Property, the status of Ghana as a developing country may make it more difficult for Gondwana to obtain required financing because of the investment risks associated with such a country.

Crude Oil Development

Gondwana does not currently hold any rights to potentially produce commercial reserves other than its right to negotiate a potential acquisition of the Gondwana Property in accordance with the Commitment Letter. The future value of Gondwana is dependent on the success or otherwise of Gondwana’s activities which are principally directed toward the establishment and development of a reserve base, and further exploration of any acquired assets. Exploration, appraisal and development of crude oil reserves are speculative and involve a significant degree of risk. There is no guarantee that Gondwana will be able to acquire any future property interests, establish any reserves or realize any future reserves as intended. Few properties that are explored are ultimately developed into new reserves. If at any stage Gondwana is precluded from pursuing its exploration or development programmes, or such programmes are otherwise not continued, Gondwana’s business, financial condition and/or results of operations and, accordingly, the trading price of the shares, is likely to be materially adversely affected.

Crude oil exploration involves a high degree of risk and there is no assurance that expenditures made on future exploration or development activities by Gondwana will result in discoveries of crude oil, condensate or natural gas that are commercially or economically possible. It is difficult to project the costs of implementing any exploratory drilling program due to the inherent uncertainties of drilling in unknown formations, the costs associated with encountering various drilling conditions such as overpressured zones and tools lost in the hole, and changes in drilling plans and locations as a result of prior exploratory wells or additional seismic data and interpretations thereof.

Economic Uncertainty in Developing Countries

The Gondwana Group’s potential future operations in the Republic of Ghana or in such other developing country may be adversely affected by the economic and political uncertainty which is characteristic of developing countries. For example, some countries have experienced high rates of inflation for many years. There can be no assurance that any governmental action to control inflationary or deflationary situations will be effective in ensuring economic stability, or that future governmental actions will not trigger inflationary or deflationary cycles. In addition, changes in inflation rates or deflation and governmental actions taken in response to such changes can also affect currency values in such countries. Any such changes could have a material adverse effect on the Gondwana Group’s results of operations and financial condition.

Petroleum and Natural Gas Reserves

All evaluations of future net revenues are calculated before consideration of indirect costs such as administrative overhead not related to direct field operations, other miscellaneous expenses and income taxes. The future net revenues may not be representative of the fair market value of the reserves. There are numerous uncertainties inherent in estimating quantities of proved, probable and possible reserves, including many factors beyond the control of Gondwana.

In general, estimates of economically recoverable petroleum reserves and the future net revenues obtained therefrom are based on a number of variable factors and assumptions such as commodity prices, the assumed effects of regulation by governmental agencies and future operating costs, each of which may vary considerably from actual results. Estimates of the economically recoverable petroleum and natural gas reserves attributable to any particular group of properties, classification of such reserves based on risk of recovery and estimates of future net revenues expected therefrom, prepared by different engineers or by the same engineers at different times, may vary substantially.

Fluctuation of Commodity Prices

Oil is a commodity whose price is determined based on world demand, supply and other factors, all of which are beyond the control of Gondwana. Crude oil is influenced by the world economy and OPEC’s ability to adjust supply to world demand. Recently, crude oil prices have been kept high by political events causing disruptions in the supply of oil, and concern over potential supply disruptions triggered by unrest in the Middle East. Political events trigger large fluctuations in oil price levels.

World prices for oil have fluctuated widely in recent years. Future price fluctuations in world prices are expected and will have a significant impact upon any future projected revenue of Gondwana, any future projected return from any future reserves and the general financial viability of Gondwana.

The oil prices realized by Gondwana are affected by factors such as supply and demand, oil quality and transportation adjustments. There is no assurance that the price paid for any oil which may be produced by Gondwana in the future, if at all, will remain at current levels. A decrease in the price obtained for oil may have a material adverse effect on the financial condition of Gondwana and its future results of operations.

Risks of Foreign Operations

All of Gondwana’s crude oil properties and operations are located in foreign jurisdictions. As such, Gondwana is subject to political, economic, and other uncertainties, including, but not limited to, expropriation of property without fair compensation, changes in energy policies or the personnel administering them, nationalization, currency fluctuations and devaluations, exchange controls and royalty and tax increases and other risks arising out of foreign governmental sovereignty over the areas in which Gondwana’s operations are conducted, as well as risks of loss due to civil strife, acts of war, guerrilla activities and insurrections. Gondwana’s operations may also be adversely affected by laws and policies of Canada affecting foreign trade, taxation and investment. In the event of a dispute arising in connection with Gondwana’s operations in Ghana, Gondwana may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdictions of the courts of Canada or enforcing Canadian judgments in such other jurisdictions. Gondwana may also be hindered or prevented from enforcing its rights with respect to a governmental instrumentality because of the doctrine of sovereign immunity. Accordingly, Gondwana’s exploration, development and production activities in Ghaan could be substantially affected by factors beyond Gondwana’s control, any of which could have a material adverse effect on Gondwana.

Gondwana’s operations may be adversely affected by changes in government policies and legislation or social instability and other factors which are not within the control of Gondwana including, among other things, a change in crude oil pricing policy, the risks of war, terrorism, abduction, expropriation, nationalization, renegotiation or nullification of existing concessions and contracts, taxation policies, economic sanctions, the imposition of specific drilling obligations and the development and abandonment of fields.

Additional Financing

Gondwana will require significant additional financing. The ability of Gondwana to arrange such financing in the future will depend in part upon the prevailing capital market conditions as well as the business performance of Gondwana. Periodic fluctuations in energy prices may affect lending policies of future bankers of Gondwana for new borrowings, if available. This in turn could limit growth prospects in the short run or may even require Gondwana to dedicate cash flow, dispose of any future properties acquired or raise new equity to continue operations under circumstances of declining energy prices, disappointing drilling results, or economic or political dislocation in foreign countries. There can be no assurance that Gondwana will be successful in its efforts to arrange additional financing on terms satisfactory to Gondwana. This may be further complicated by the limited market liquidity for shares of smaller companies, restricting access to some institutional investors. If additional financing is raised by the issuance of shares from treasury of Gondwana, control of Gondwana may change and shareholders may suffer additional dilution.

From time to time Gondwana may enter into transactions to acquire assets or the shares of other corporations. These transactions may be financed partially or wholly with debt, which may temporarily increase Gondwana’s debt levels above industry standards.

Market Price for Gondwana Shares

There is no market through which the Gondwana Shares may be sold and holders may not be able to resell securities purchased in connection with the Private Placement. An active public market for the Gondwana Shares and Gondwana Warrants may not develop or be sustained following the Private Placement or Amalgamation. If an active public market does not develop, the liquidity of the Gondwana Shares and Gondwana Warrants may be limited, and the price of the Gondwana Shares and Gondwana Warrants may decline below the purchase price of the Special Warrants in the Private Placement. The purchase price of the Special Warrants in the Private Placement has been determined by Gondwana and may bear no relationship to the price of the Gondwana Shares, Gondwana Warrants, Resulting Issuer Shares and Resulting Issuer Warrants that will prevail in the market.

Industry Conditions

The crude oil industry is intensely competitive and Gondwana competes with other companies which possess greater technical and financial resources. Many of these competitors not only explore for and produce crude oil but, also carry on refining operations and market petroleum and other products on an international basis. Crude oil production operations are also subject to all the risks typically associated with such operations, including premature decline of reservoirs and invasion of water into producing formations.

The marketability and price of crude oil which may be acquired or discovered by Gondwana will be affected by numerous factors beyond the control of Gondwana. The ability of Gondwana to market any natural gas discovered may depend upon its ability to acquire space on pipelines which deliver natural gas to commercial markets. Gondwana is also subject to market fluctuations in the prices of crude oil (including price controls in Ghana), uncertainties related to the delivery and proximity of its reserves to pipelines and processing facilities and extensive government regulation relating to prices, taxes, royalties, land tenure, allowable production, the export of crude oil and many other aspects of the crude oil and natural gas business. Gondwana is also subject to a variety of waste disposal, pollution control and similar environmental laws.

The crude oil industry is subject to varying environmental regulations in each of the jurisdictions in which Gondwana may operate. Environmental regulations place restrictions and prohibitions on emissions of various substances produced concurrently with crude oil and can impact on the selection of drilling sites and facility locations, potentially resulting in increased capital expenditures. Gondwana may be responsible for abandonment and site restoration costs. As of the date hereof, Gondwana has not reserved any funds for future site restoration costs.

Foreign Subsidiaries

Gondwana will conduct the majority of its operations through Miura, in which it holds a 70% interest. Therefore, to the extent of this holding, Gondwana will be dependent on the cash flows of Miura to meet its obligations. The ability of Miura to make payments to Gondwana may be constrained by the following factors:

(i)	the level of taxation, particularly corporate profits and withholding taxes, in the jurisdiction in which it operates; and

(ii)	the introduction of exchange controls or repatriation restrictions or the availability of hard currency to be repatriated.

Need to Add Reserves

Any future cash flows and earnings of Gondwana are highly dependent upon Gondwana discovering or acquiring reserves. Without the addition of reserves through exploration, acquisition or development activities, Gondwana will not be able to establish any cash flow from operations, and in the event that external sources of capital become limited or unavailable, Gondwana’s ability to continue operations will be impaired. There can be no assurance that Gondwana will be able to find and develop or acquire reserves upon terms acceptable to Gondwana or at all.

Environmental Regulation and Risks

Extensive national, state and local environmental laws and regulations in foreign jurisdictions affect nearly all of the operations of Gondwana. These laws and regulations set various standards regulating certain aspects of health and environmental quality, provide for penalties and other liabilities for the violation of such standards and establish in certain circumstances obligations to remediate current and former facilities and locations where operations are or were conducted. In addition, special provisions may be appropriate or required in environmentally sensitive areas of operation. There can be no assurance that Gondwana will not incur substantial financial obligations in connection with environmental compliance.

Significant liability could be imposed on Gondwana for damages, cleanup costs or penalties in the event of certain discharges into the environment, environmental damage caused by previous owners of properties purchased by the Gondwana Group or non-compliance with environmental laws or regulations. Such liability could have a material adverse effect on Gondwana. Moreover, Gondwana cannot predict what environmental legislation or regulations will be enacted in the future or how existing or future laws or regulations will be administered or enforced. Compliance with more stringent laws or regulations, or more vigorous enforcement policies of any regulatory authority, could in the future require material expenditures by Gondwana for the installation and operation of systems and equipment for remedial measures, any or all of which may have a material adverse effect on Gondwana.

Volatility of Crude Oil and Gas Prices and Markets

Gondwana’s financial condition, operating results and future growth are dependent on the prevailing prices for its crude oil production. Historically, the markets for crude oil have been volatile and such markets are likely to continue to be volatile in the future. Prices for crude oil are subject to large fluctuations in response to relatively minor changes to the demand for crude oil, whether the result of uncertainty or a variety of additional factors beyond the control of Gondwana. Any substantial decline in the prices of crude oil could have a material adverse effect on Gondwana. Additionally, the economics of producing from any future reserves of Gondwana, if any, may change as a result of lower prices, which could result in a suspension of any future production by Gondwana. No assurance can be given that crude oil prices will be sustained at levels which would enable Gondwana to operate profitably in the future. From time to time Gondwana may avail itself of forward sales or other forms of hedging activities with a view to mitigating its exposure to the risk of price volatility.

Reserve and Resource Estimates

There are numerous uncertainties inherent in estimating quantities of proved, probable and possible reserves and resources and cash flows to be derived therefrom, including many factors beyond the control of Gondwana. There are currently no reserve or resource estimates attributable to any property interest of Gondwana. These evaluations include a number of assumptions relating to factors such as initial production rates, production decline rates, ultimate recovery of reserves and resources, timing and amount of capital expenditures, marketability of production, future prices of crude oil, operating costs, abandonment and salvage values, royalties and other government levies that may be imposed over the producing life of the reserves. These assumptions are based on price forecasts in use at the date the relevant evaluations are prepared and many of these assumptions are subject to change and are beyond the control of Gondwana. Actual production and cash flows derived therefrom will vary from such evaluations, and such variations could be material.

The estimated discounted future cash flow from reserves are based upon price and cost estimates which may vary from actual prices and costs and such variance could be material. Actual future net cash flows will also be affected by factors such as the amount and timing of actual production, supply and demand for crude oil, curtailments or increases in consumption by purchasers and changes in governmental regulations or taxation.

Requirement for Permits and Licenses

The operations of Gondwana require Gondwana to obtain licences for operating, permits, and in some cases, renewals of existing licences and permits from the authorities in Ghana and possibly governmental agencies in other foreign jurisdictions. Gondwana believes that it currently holds or has applied for all necessary licences and permits currently applicable to it, to carry on the activities which it is currently conducting under applicable laws and regulations in respect of its property interests, and also believes that it is complying in all material respects with the terms of such licences and permits. However, the ability of Gondwana to obtain, sustain or renew such licences and permits on acceptable terms is subject to changes in regulations and policies and to the discretion of the applicable authorities or other governmental agencies in foreign jurisdictions.

Attraction and Retention of Key Personnel Including Directors

The Gondwana Group has a small management team and the loss of a key individual or inability to attract suitably qualified staff could have a material adverse impact on the business of Gondwana. Gondwana may also encounter difficulties in obtaining and maintaining suitably qualified staff in certain of the jurisdictions in which Gondwana conducts business. The success of Gondwana depends on the ability of management to interpret market and geological data correctly and to interpret and respond to economic, market and other conditions in order to locate and adopt appropriate investment opportunities, monitor such investments and ultimately, if required, successfully divest such investments. Further, no assurance can be given that the investment strategies of Gondwana will be successfully implemented in the future, that individuals with the required skills will continue their association or employment with Gondwana or that replacement personnel with comparable skills can be found. Gondwana has sought to and will continue to ensure that directors and any key employees are provided with appropriate incentives; however, their services cannot be guaranteed.

Potential Conflicts of Interest

There are potential conflicts of interest to which some of the directors and officers of Gondwana will be subject in connection with the operations of Gondwana. Some of the directors and officers are or will be engaged in the search of crude oil interests on their own behalf and on behalf of other corporations, and situations may arise where the directors and officers will be in direct competition with Gondwana. Conflicts of interest, if any, which arise will be subject to and be governed by procedures prescribed by the OBCA which require a director or officer of a corporation who is a party to or is a director or an officer of or has a material interest in any person who is a party to a material contract or proposed material contract with Gondwana, to disclose his interest and to refrain from voting on any matter in respect of such contract unless otherwise permitted under the OBCA.

Requirement for Local Participation

On November 21, 2013, Ghana’s Petroleum (Local Content and Local Participation) Regulation, 2013 (“LI 2204”) came into force. LI 2204 is aimed at ensuring the maximum use of local expertise, goods, businesses, and financing in the industry and their retention to promote the economic development of Ghana.

The following is a summary of the pertinent provisions of LI 2204 as they apply to the Gondwana Group. Any future activity in Ghana must be undertaken with reference to the requirements of this new regulation.

Requirement for Local Content

A contractor, subcontractor, licensee, GNPC and any other entity that intends to engage in petroleum activity must present a local content plan together with its application to engage in petroleum activity. A local content plan is a plan that covers a period of five years as specified in the First Schedule to LI 2204. Petroleum activity means any activity engaged in within and outside Ghana related to the exploration for, development and production of petroleum, the acquisition of data and drilling of wells and treatment, storage, pipeline transportation and decommissioning and the planning, design, construction, installation, operation and use of any facility for the purpose of the activities. Where the applications are granted, the contractor is under an obligation to implement the local content plan.

Content of Local Content Plan

A contractor or sub-contractor must have a long-term local content plan and an annual local content plan, which corresponds with the work programme for the intended petroleum activity. The plan must comply with LI 2204 as stipulated in the First Schedule to LI 2204. The actual content of the plan must contain provisions to ensure that: (i) priority is given to services provided within Ghana and goods manufactured in Ghana where the goods and services meet the specification in the petroleum industry; (ii) qualified Ghanaians are given first consideration for employment; and (iii) adequate provision is made for training Ghanaians on the job. The plan must also ensure that the contractor will guarantee the use of the goods and services manufactured in Ghana where the goods and services meet the specification in the petroleum industry.

In addition the plan must have the following sub-plans: employment and training, research and development, technology transfer, legal services and financial services.

The minimum local content levels are provided in the First Schedule to LI 2204. However the Minister of Energy in consultation with the Petroleum Commission may vary the minimum levels in the First Schedule to LI 2204.

Interests of Citizens in Petroleum Agreements

An IGC shall be given first preference in the grant of petroleum rights under a Petroleum Agreement or a licence, where the company is qualified. All things being equal, every non-indigenous company that intends to enter into a Petroleum Agreement must have an IGC partner that holds at least five (5%) equity in the agreement. This requirement is separate and in addition to the requirement for GNPC to have a stake in every Petroleum Agreement.

Where an IGC cannot meet the minimum five (5%) equity requirements, the Minister of Energy may vary that requirement.

A non-indigenous company, which intends to supply goods or services to a contractor, shall incorporate a joint venture company with an IGC in which joint venture the IGC shall own at least 10% of the equity.

Preference to IGCs

A contractor shall establish and implement a bidding process for the procurement of goods and services that gives preference to IGCs.

Submission of Proposed Contracts to the Commission

A contractor shall inform the Petroleum Commission in writing of each proposed contract in excess of U.S. $100,000.00 and whether that contract is to be awarded by competitive bidding. The contractor is also under an obligation to procure approval of the Petroleum Commission in instances where contracts are to be awarded by sole-sourcing regardless of the value of the contract.

The Petroleum Commission shall communicate its decision to the contractor with ten working days of receipt. In addition a contractor shall submit to the Petroleum Commission not later than the first day of each quarter a list of contracts which are either to be sole sourced or to be awarded by a competitive bidding process that is estimated to be in excess of U.S. $100,000.00. The documents relate to the advertisement stage to the evaluation of the bids.

Local Insurance Services Content

The capacity of local insurance companies must be exhausted before a contractor can procure insurance products outside of Ghana. The insurable risk relating to petroleum activity in Ghana must be insured through an indigenous insurance brokerage firm or reinsurance broker.

Legal Services Content

A contractor shall retain only the services of a Ghanaian legal practitioner or Ghanaian firm whose principal office is in Ghana.

There is no provision in the legislation that prevents the selected Ghanaian legal services provider from instructing foreign counsel, where it does not have the requisite skills and capacity to provide the service.

Financial Services Content

A contractor who requires financial services may only the procure the services of Ghanaian financial institution or organization.

However a contractor may, with the prior approval of the Petroleum Commission, engage the services of a foreign financial institution or organization.

Submission of Annual Reports on Local Content Implementation

Within 45 days of the commencement of each year, a contractor or sub-contractor must present a local content performance report covering all of its projects and activities for the year under review to the Petroleum Commission. The Petroleum Commission shall review it and ensure compliance with LI 2204.

Timelines and Review of the Plan

The application must be reviewed by the Local Content Committee of the Petroleum Commission within 25 working days of receipt the plan and recommend to the Petroleum Commission to approve or reject the plan.

The Local Content Committee may receive representations from the contractor and take into account the representations made by the contractor before taking a decision on the plan. The Petroleum Commission must communicate its decision (with the reasons for the rejection in case of a rejection) to the contractor within seven working days of the Local Content Committee’s decision. In a case of rejection, the contractor must revise the plan taking into account the recommendations of the Petroleum Commission and resubmit the plan to the Petroleum Commission within 14 working days. Where the Petroleum Commission fails to notify the contractor of its decision, the plan shall be deemed to have been approved within fifty working days of its resubmission.

Transitional Provisions

Within three months after the commencement of LI 2204, which came into force on November 21, 2013, all contractors shall comply with the provisions of LI 2204.

Complaints to the Minister

A person aggrieved by a decision of the Petroleum Commission in respect of the implementation of LI 2204 may lodge a complaint with the Minister of Energy who shall within 30 days of receipt of the complaint make a decision on it in accordance with Section 20 of the Petroleum Commission Act 2011 (Act 821).

Offences

It is an offence for a person to knowingly make a false statement in the submission a plan, returns, report or other document. A fine of a minimum of 100,000.00 penalty units (U.S. $512,820 at current exchange rates) or a maximum of 250,000.00 penalty units (U.S. $1,282,051 at current exchange rates) or to a term of imprisonment of not more than two years may be imposed upon conviction.

It is also an offence for a Ghanaian to be an accomplice in making false representations to the Petroleum Commission in order to meet the local content requirement.

For both offences above, a fine of a minimum of 100,000.00 penalty units or maximum of 250,000.00 penalty units or to a term of imprisonment of not more than two years may be imposed upon conviction.

It is important to note that almost all the offences under LI 2204 are criminal offenses.

THE MANTIS GROUP

The following information is presented on a pre-Amalgamation basis and is reflective of the current business, financial and share capital position of the Mantis Group. See “Resulting Issuer” for pro forma business, financial and share capital information relating to the Mantis Group after giving effect to the Amalgamation.

Name and Incorporation

Mantis was incorporated under the OBCA by articles of incorporation dated May 30, 1997 under the name “University Avenue Financial Corporation”. Articles of amendment were subsequently filed (i) on October 5, 2001 to change its name to “Blue Heron Financial Corporation”; (ii) on May 8, 2002 to change its name to “Avenue Financial Corporation” and to consolidate the common shares of Mantis on a 2:1 basis; (iii) on May 3, 2007 to change its name to “Mantis Mineral Corp.”; and (iv) on September 21, 2007 to consolidate the common shares of Mantis on a 5:1 basis. The Mantis Shares are listed on the CNSX under the symbol “MYN”. The closing price of the Mantis Shares on the CNSX on December 27, 2013 was $0.03. Mantis’ registered and head office is located at 148 Yorkville Avenue, 2nd Floor, Toronto, Ontario, M5R 1C2. See “The Mantis Group”.

Set forth below is a corporate organizational chart reflecting the structure of the Mantis Group.

General Development of the Business

Mantis was incorporated on May 30, 1997 and carries on the business of the acquisition and exploration of properties for mining of precious and base metals. Mantis currently holds interests in the mineral properties known as (i) the Orphan Gold Mine; (ii) the East Lingman Lake Gold Property; and (iii) the Cree Lake Property, each as further described below.

Orphan Gold Mine Property

Mantis entered an agreement in 2007 with its Field Exploration Manager (the “Vendor”) for the acquisition of a 100% interest in the mineral rights in the former Orphan Gold Mine located in the Thunder Bay Mining Division west of Geraldton, Ontario. The purchase price of $250,000 was satisfied by the issuance of 1,000,000 common shares of Mantis and a 1.5% NSR granted in favour of the Vendor. In addition, the Vendor granted to Mantis the exclusive one time right to reduce the NSR to 0.75% by paying the Vendor $1,500,000, exercisable at any time after commercial production commences. In November 2007, Mantis acquired the surface rights for the property, and increased its land holdings by staking five contiguous claims totalling 1,280 hectares, located 3,000 meters north east of the property. There are no planned expenditures in the near future in respect of the Orphan Gold Mine property.

The East Lingman Lake Gold Property

On October 25, 2012, Mantis announced that it had entered into an option agreement (the “Agreement”) to acquire a 100% registered undivided interest in the East Lingman Lake Gold Property consisting of twelve staked claims, totalling 538.3 hectares and located in the Kenora District, Province of Ontario, approximately 325 kilometers north of the Town of Red Lake.

The East Lingman Lake Gold Property host zones in sub-parallel stacked tabular bodies of silicified and quartz veined material within mafic metavolcanics proximal to quartz-feldspar porphyry intrusions that may be genetically related to a larger intrusion situated north of the zones. The North zone, the strongest of the zones on the property strike east-west, dips steeply south, and extends along a 330 meter strike length contained within a staked claim that shares a common north-south boundary with the east patented claims of the Lingam Lake mine. To the east of the above mentioned staked claim, another staked claim potentially hosts the continued eastern extent of the North zone on the East Lingman Lake Gold Property.

The Agreement provides that Mantis may acquire a 100% registered undivided interest in the East Lingman Lake Gold Property subject to a 3% NSR, by making an initial payment of 1,000,000 common shares of Mantis (issued), and further paying an aggregate of $800,000 in cash, or equivalent value in common shares of Mantis over four years. Any common shares issued by Mantis under the terms of the Agreement are to be priced at $0.05, subject to regulatory approval and a four month regulatory hold period from date of issue. Mantis was recently in default in respect of its obligations under the Agreement; however, the obligations were met on September 16, 2013 when Mantis issued 4,000,000 Mantis Shares at $0.05 to the optioner, John Leliever.

On November 4, 2013, Mantis entered into an option agreement with Signature Resources Ltd. (“Signature”) pursuant to which Signature was granted the option to acquire a 100% interest in Mantis’ option on the East Lingman Lake Gold Property in consideration of payment to Mantis of $127,500 or the issuance to Mantis of common shares of Signature entailing an aggregate value of $127,500, on or before June 30, 2014.

The Cree Lake Property

Mantis entered into an agreement in June 2007 to purchase a 100% interest in mining claims from certain arm’s-length parties (the “Cree Lake Vendors”) in the Cree Lake Gold Property located in Swayze Township, Porcupine Mining Division, Ontario. The terms of the purchase were 240,000 Mantis common shares over a 3 year term and $100,000 in aggregate exploration expenditures, and the Cree Lake Vendors retained a 1.5% NSR. In addition, the Cree Lake Vendors granted to Mantis the exclusive one-time right to buy back 50% of the NSR if the property goes into commercial production and produces minerals having a value of $1,500,000. The 100% interest in the mining claims was transferred to Mantis in February 2009.

On October 4, 2012, Mantis entered into an arm’s length binding letter of intent with Elcora Resources Corp. (“Elcora”), dated October 3, 2012 (the “Letter of Intent”) for the right to acquire a fifty-one percent (51%) undivided interest in 18 mining claims covering approximately 3904 hectares (the “Cree Lake Claims”) comprising the Cree Lake Gold Property, subject to a 1.5% NSR. Under the terms of the Letter of Intent, Elcora may earn a 51% interest in the Cree Lake Claims (subject to the NSR) by making cash payments totalling $50,000, issuing 3,000,000 common shares and completing work programs on the Cree Lake Claims with a total value of a minimum of $1,000,000 over a four year period.

On May 3, 2013, Mantis entered into an agreement to sell the Cree Lake Gold Property, subject to an underlying royalty agreement and the Elcora option, for the sum of $650,000, to be satisfied by a cash payment of $200,000 and 1,500,000 common shares of Joshua Gold Resources Inc. On August 22, 2013, Mantis agreed to extend the closing date of the transaction from August 3, 2013 to October 3, 2013. Joshua Gold Resources Inc. also agreed to pay a non-refundable deposit of $50,000 in the last week of August 2013 (as part of the original $200,000 cash payment), the balance of which would have become due on the closing date of October 3, 2013 along with the 1,500,000 common shares of Joshua Gold Resources Inc. as per the agreement. On September 24, 2013, Mantis announced that as the above conditions had not been satisfied. Mantis terminated the agreement to sell the Cree Lake Gold Property and will seek other opportunities to monetize the property.

The Grass River Property

On June 21, 2012, Mantis announced that VMS Ventures Inc. (“VMS”) entered into an agreement to acquire Mantis’ Grass River Project.

Under the terms of the purchase agreement, VMS acquired the claims outright, subject to an underlying royalty agreement, for a one time issuance of 500,000 common shares of Mantis.

As a result of this transaction, Mantis received 500,000 shares of VMS on June 29, 2012 valued at $105,000.

Mantis Selected Financial Information and Management’s Discussion and Analysis

Selected Information

The following table sets out selected financial consolidated information for Mantis for the periods indicated and should be considered in conjunction with the more complete information contained in the consolidated financial statements of Mantis attached as Schedule “A” to this Information Circular. All currency amounts are stated in Canadian dollars.

Statements of Loss Data:	Nine Months Ended September 30, 2013 (1)	Year Ended December 31, 2012 (2)	Year Ended December 31, 2011 (2)	Year Ended December 31, 2010 (2)
Interest Income	$1,200	$17,214	N/A	$1,741
Total Expenses	$408,293	$538,318	$619,550	$883,083
Net Loss	$434,902	$1,877,999	$230,154	$1,455,733
Balance Sheet Data:	As at September 30, 2013 (1)	As at December 31, 2012 (2)	As at December 31, 2011 (2)	As at December 31, 2010 (2)
Total Assets	$1,269,811	$1,482,952	$3,877,982	$3,379,968
Total Liabilities	$289,485	$267,724	$834,755	$1,083,837
Accumulated Deficit	$31,104,940	$30,670,038	$28,792,039	$28,561,885
Shareholders’ Equity	$980,326	$1,215,228	$3,043,227	$2,296,131

Notes:

(1)	Unaudited.
(2)	Audited.

Description of Securities

In connection with the Amalgamation, all Mantis Shares outstanding immediately prior to the Effective Date will be exchanged for Resulting Issuer Shares, and any Mantis Options outstanding immediately prior to the Effective Date will be exchanged for Resulting Issuer Options which will entitle the holder to acquire Resulting Issuer Shares in lieu of Mantis Shares on the same terms and conditions. Set forth below is a summary of the terms of the Mantis Shares.

Mantis Shares

Mantis is authorized to issue an unlimited number of Mantis Shares. There are 111,564,115 Mantis Shares issued and outstanding as of December 30, 2013. Holders of Mantis Shares are entitled to receive notice of any meetings of shareholders of Mantis, and to attend and to cast one vote per Mantis Share at all such meetings. Holders of Mantis Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the Mantis Shares entitled to vote in any election of directors may elect all directors standing for election. Holders of Mantis Shares are entitled to receive on a pro rata basis such dividends on the Mantis Shares, if any, as and when declared by the Mantis Board at its discretion from funds legally available therefor, and upon the liquidation, dissolution or winding up of Mantis are entitled to receive on a pro rata basis the net assets of Mantis after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro rata basis with the holders of Mantis Shares with respect to dividends or liquidation. The Mantis Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

Stock Options

The Mantis Shareholders approved the Mantis Plan on June 27, 2008. The number of Mantis Shares reserved for issuance under the Mantis Plan may not exceed 10% of the total number of common shares of Mantis issued and outstanding from time to time. As of December 30, 2013, Mantis had 2,450,000 Mantis Options outstanding.

The purpose of the Mantis Plan is to encourage Mantis Share ownership by directors, senior officers, employees and consultants of Mantis and its affiliates and other designated persons. Mantis Options may be granted under the Mantis Plan only to directors, senior officers, employees and consultants of Mantis and its subsidiaries and other designated persons as designated from time to time by the Mantis Board. The maximum number of Mantis Shares which may be reserved for issuance to any one director, senior officer or employee under the Mantis Plan is 5% of the Mantis Shares outstanding at the time of the grant (calculated on a non-diluted basis and 2% with respect to any one consultant of Mantis). Any Mantis Shares subject to an option which for any reason is cancelled or terminated prior to exercise will be available for a subsequent grant under the Mantis Plan. The option price of any Mantis Shares cannot be less than the market price of the Mantis Shares on the day immediately preceding the day upon which the option is granted, less any discount permitted by the policies of the CNSX. Mantis Options granted under the Mantis Plan may be exercised during a period not exceeding five years, subject to earlier termination upon the termination of the optionee’s employment, upon the optionee ceasing to be an employee, senior officer, director or consultant of Mantis or any of its subsidiaries or ceasing to have a designated relationship with Mantis, as applicable, or upon the optionee retiring, becoming permanently disabled or dying. The options are non-transferable. The Mantis Plan contains provisions for adjustment in the number of Mantis Shares issuable thereunder in the event of a subdivision, consolidation, reclassification or change of the Mantis Shares, a merger or other relevant changes in Mantis’ capitalization. Subject to shareholder approval in certain circumstances, the Mantis Board may from time to time amend or revise the terms of the Mantis Plan or may terminate the Mantis Plan at any time. The Mantis Plan does not contain any provision for financial assistance by Mantis in respect of options granted under the Mantis Plan. The Mantis Board may determine at its sole discretion the period under which Mantis Options granted under the Mantis Plan shall vest, the method of vesting, or that no vesting restriction shall exist.

Set forth below is a summary of the 2,450,000 outstanding Mantis Options under the Mantis Plan as at December 30, 2013:

Holder	Number/Type of Shares Under Option	Date of Grant	Expiry Date	Exercise Price	Market Value per Share on Date of Grant (1)
All (two) executive officers and past executive officers of Mantis, as a group	1,200,000	March 10, 2009	March 10, 2014	$0.05	0.050 (2)
All (two) directors and past directors (who are not also executive officers) of Mantis, as a group	250,000	October 26, 2009	October 26, 2014	$0.05	0.040 (3)
	100,000	October 4, 2010	October 4, 2015	$0.05	0.020 (4)
	250,000	March 10, 2009	March 10, 2014	$0.05	0.050 (2)
	250,000	March 10, 2009	March 10, 2014	$0.05	0.050 (2)
All other employees and past employees of Mantis as a group	N/A	N/A	N/A	N/A	N/A
All consultants and past consultants of Mantis as a group	400,000	March 10, 2009	March 10, 2014	$0.05	0.050 (2)
	N/A	N/A	N/A	N/A	N/A
	N/A	N/A	N/A	N/A	N/A

Notes:

(1)	The market value of the securities is based on the closing price of the Mantis Shares underlying the Mantis Options on the date immediately preceding the day of the grant.
(2)	Closing price on March 9, 2009, the last day of trading before March 10, 2009.
(3)	Closing price on October 23, 2009, the last day of trading before October 26, 2009.
(4)	Closing price on September 30, 2010, the last day of trading before October 4, 2010.

Consolidated Capitalization

There has been no material change in the share and loan capital of Mantis on a consolidated basis since September 30, 2013.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides details of the equity securities of Mantis authorized for issuance as of the year ended December 31, 2012 pursuant to Mantis’ equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of shares remaining available for issuance under equity compensation plans pre- Amalgamation
Equity compensation plans approved by shareholders	2,450,000	$0.05	8,649,927
Equity compensation plans not approved by shareholders	Nil	Nil	Nil
Total	2,450,000	$0.05	8,649,927

Prior Sales

The following table sets forth all securities issued by Mantis during the twelve month period preceding the date of this Information Circular:

Date	Number and Type of Securities	Price
September 16, 2013	4,000,000 Mantis Shares	$0.05 (1)
October 4, 2013	500,000 Mantis Shares	$0.05 (2)
October 4, 2013	64,850 Mantis Shares	$0.05 (2)

Notes:

(1)	Deemed price as these Mantis Shares were issued in partial satisfaction of the acquisition by Mantis of an interest in the East Lingman Lake Gold Property.
(2)	Deemed price as these Mantis Shares were issued in satisfaction of a settlement of debt owing to two arm’s length creditors of Mantis.

Stock Exchange Price

The Mantis Shares are listed and traded on the CNSX under the symbol “MYN”. The following table indicates the high and low values and volume with respect to trading activity for the Mantis Shares on the CNSX on a monthly basis for each month (or part thereof) of the twelve month period preceding the date of this Information Circular.

Month	High	Low	Volume
November 2013	0.030	0.005	2,024,300
October 2013	0.010	0.005	804,278
September 2013	0.005	0.005	90,000
August 2013	N/A	N/A	N/A
July 2013	0.005	0.005	20,000
June 2013	0.005	0.005	257,000
May 2013	N/A	N/A	N/A
April 2013	0.005	0.005	11,000
March 2013	0.005	0.005	365,000
February 2013	0.010	0.005	649,000
January 2013	0.010	0.005	213,913
December 2012	0.005	0.005	867,500

Compensation Discussion and Analysis

The following is a general discussion of the significant elements of compensation to the Mantis Named Executives (as defined below) for the most recently completed financial year. As tabulated below the normal compensation elements consist of a base salary, options to purchase Mantis Shares and bonuses, if applicable. The objective of the compensation strategyis to attract, retain and award the team of executive officers to accomplish the broader objectives of Mantis. These corporate objectives are focused on the successful development of Mantis’ properties. The compensation program is designed to enhance Mantis’ success at meeting this objective.

Prior to setting compensation levels, the Mantis Board, through personal knowledge, reviews market conditions for the management group and in particular the specific tasks at hand for the Mantis Named Executives.

Composition of the Compensation Committee

Mantis does not currently have a Compensation Committee. The Mantis Board presently plans to meet on an annual basis for the purposes of reviewing the adequacy and form of director and officer compensation. The Mantis Board is currently comprised of Mr. Robin Ross, Dr. David Humphrey, Mr. Dan T. Gosselin, Mr. David Wahl and Ms. Vicki Rosenthal. See “The Mantis Group – Directors and Officers”.

Executive Compensation

The following table sets forth all annual and long-term compensation for services rendered in all capacities to Mantis for the fiscal years ended December 31, 2012, December 31, 2011 and December 31, 2010, in respect of the individuals who served, during the year ended December 31, 2012 as the Chief Executive Officer and the Chief Financial Officer of Mantis (collectively, the “Mantis Named Executives”). Mantis did not have any other officers which received annual compensation in excess of $150,000 in respect of the year ended December 31, 2012.

Summary Compensation Table

Name and Principal Position	Year Ended December 31	Salary ($)	Share- based awards ($)	Option- based awards ($)	Non-equity incentive plan compensation		Pension value ($)	All other compensation ($)	Total compensation ($)
					Annual incentive plans ($)	Long term incentive plans ($)
Robin Ross, Chief Executive Officer	2012	157,500	Nil	Nil	Nil	Nil	Nil	Nil	157,500
	2011	150,000	Nil	Nil	Nil	Nil	Nil	Nil	150,000
	2010	225,000	Nil	Nil	Nil	Nil	Nil	Nil	225,000
Vicki Rosenthal, Chief Financial Officer	2012	Nil	Nil	Nil	Nil	Nil	Nil	58,155 (1)	58,155
	2011	Nil	Nil	Nil	Nil	Nil	Nil	52,200 (1)	52,200
	2010	Nil	Nil	Nil	Nil	Nil	Nil	70,350 (1)	70,350

Note:

(1)	Other compensation consists of consulting fees.

Outstanding Option-Based and Share-Based Awards

The following table provides details on Mantis Options held by the Mantis Named Executives as of December 31, 2012:

Option-based Awards					Share-based Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Value of Unexercised In-The- Money Options ($)(1)	Number of shares or units of shares that have not vested (#)	Market or payout value of share- based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)
Robin Ross, Chief Executive Officer	200,000 1,000,000	$0.23 $0.05	February 13, 2013 March 10, 2014	Nil Nil	N/A	N/A	N/A
Vicki Rosenthal, Chief Financial Officer	200,000	$0.05	March 10, 2014	Nil	N/A	N/A	N/A

Note:

(1)	Based upon the closing price of the Mantis Shares on the CNSX on December 31, 2012 which was $0.01.

Value Vested or Earned During the Year

The following table sets forth, for each Mantis Named Executive, the value of all incentive plan awards issued during the year ended December 31, 2012.

Name	Option-Based Awards – Value Vested During the Year ($)	Share-based awards – Value vested during the year ($)	Non-Equity Incentive Plan Compensation – Value Earned During the Year ($)
Robin Ross, Chief Executive Officer	Nil	N/A	N/A
Vicki Rosenthal, Chief Financial Officer	Nil	N/A	N/A

Termination of Employment, Change in Responsibilities and Employment Contracts

Mantis entered into an employment agreement with Robin Ross effective December 1, 2007 pursuant to which Mr. Ross is to act as Chairman and Chief Executive Officer of Mantis. This agreement was to expire on December 31, 2012. In January 2011 the contract was amended to reflect an annual base salary of $150,000 and will expire on December 31, 2016. The contract may be terminated at any time for just cause without notice or payment in lieu of notice and without payment of any termination fees. In the event of termination without cause, Mr. Ross is entitled to be paid the lesser of the equivalent of 36 months’ salary at the then annual base salary rate including any annual bonus and benefits, if applicable, and 200% of the then base salary rate and any annual bonus and benefits, if applicable, for the unexpired term of this agreement in the form of a lump sum payment within 30 days of the termination date. In the event of a change in control of Mantis occurring during the term of the agreement and prior to the earlier to occur of the first anniversary of the change in control or the expiration of the then current term of the agreement, then Mantis will pay to Mr. Ross the equivalent of 3 times the base salary then in effect and 3 times the highest annual bonus paid with respect to any fiscal year during the term of the agreement, in a lump sum, in cash, no later than the tenth day following termination. While the change of control provisions of Mr. Ross’ employment agreement would have been triggered as a result of the Amalgamation, he has agreed to waive his rights under his employment agreement with respect to any payments that otherwise would have been due in connection with the Amalgamation.

Compensation of Directors

The following table describes director compensation for non-executive directors of Mantis for the fiscal year ended December 31, 2012:

Name (1)	Fees Earned ($)	Share- based awards ($)	Option- based awards ($)	Non-equity incentive plan compensation		Pension value ($)	All other compensation ($)	Total compensation ($)
				Annual incentive plans ($)	Long term incentive plans ($)
David Humphrey	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
A.C.A. Howe (2)	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Dan T. Gosselin	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Notes:

(1)	Mr. Wahl was elected as a director of Mantis at the annual and special meeting of Mantis on June 28, 2013. As a result, this individual is not accounted for in the director compensation chart.
(2)	Mr. Howe resigned from the Mantis Board as of May 21, 2013.

Outstanding Option-Based and Share-Based Awards

The following table provides details on Mantis Options held by the non-executive directors of Mantis as of December 31, 2012:

Name (1)	Option-based Awards				Share-based Awards
	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Value of Unexercised In-The- Money Options ($) (2)	Number of shares or units of shares that have not vested (#)	Market or payout value of share- based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)
David Humphrey	200,000 250,000	$0.23 $0.05	February 13, 2013 March 10, 2014	Nil Nil	N/A	N/A	N/A
A.C.A. Howe (3)	200,000 250,000	$0.23 $0.05	February 13, 2013 March 10, 2014	Nil Nil	N/A	N/A	N/A
Dan T. Gosselin	250,000 100,000	$0.05 $0.05	October 26, 2014 October 4, 2015	Nil Nil	N/A N/A	N/A N/A	N/A N/A

Notes:

(1)

Mr. Wahl was elected as a director of Mantis at the annual and special meeting of Mantis on June 28, 2013. As a result, this individual is not accounted for in the outstanding option-based and share-based awards chart.

(2)	Based upon the closing price of the Mantis Shares on the CNSX on December 31, 2012 which was $0.01.
(3)	Mr. Howe resigned from the Mantis Board on May 21, 2013.

Schedule of Director Fees

There are no fees payable to the directors of Mantis for their service as directors and as members of committees of the Mantis Board, however the directors are entitled to receive Mantis Options.

Value Vested or Earned During the Year

The following table sets forth for each director of Mantis other than the Mantis Named Executives, the value of all incentive plan awards issued during the year ended December 31, 2012.

Name (1)	Option-Based Awards – Value Vested During the Year ($) (2)	Share-based awards – Value vested during the year ($)	Non-Equity Incentive Plan Compensation – Value Earned During the Year ($)
David Humphrey	Nil	N/A	N/A
A.C.A. Howe (3)	Nil	N/A	N/A
Dan T. Gosselin	Nil	N/A	N/A

Notes:

(1)

Mr. Wahl was elected as a director of Mantis at the annual and special meeting of Mantis on June 28, 2013. As a result, this individual is not accounted for in the value vested or earned during the year chart.

(2)

Options granted to the independent directors of Mantis vest at the time of grant. Because the exercise price of Mantis Options at the time of grant is set at or above the market price of the Mantis Shares on the grant date, the value of these incentive stock option grants at the time of vesting is nil.

(3)	Mr. Howe resigned from the Mantis Board on May 21, 2013.

Non-Arm’s Length Party Transactions

Mantis has not acquired any assets or services or provided any assets or services in any transaction completed within 24 months before the date of this Information Circular, or in any proposed transaction, involving any non-arm’s length parties.

The Amalgamation is an arm’s length transaction to Mantis.

Principal Holders of Voting Securities

See “General Proxy Information – Principal Holders of Voting Securities”.

Directors and Officers

The name, residence, age, positions held with Mantis and principal occupation during the preceding five years, and certain other information concerning each of the directors and officers of Mantis are as set forth below. Each director will hold office until the next annual meeting of Mantis, subject to earlier resignation or replacement:

Name, Residence and Age	Position With Mantis	Principal Occupation for Five Preceding Years	Director Since	Number of Mantis Shares Owned (Directly or Indirectly), Directed or Controlled (1)
Robin Ross (2) 60 Toronto, Ontario, Canada	Chairman, Chief Executive Officer and Director	Chairman, Chief Executive Officer and Director of Mantis (2002 to present)	2002	4,913,483
Dr. David Humphrey (2) 59 Mercer Island, Washington, U.S.A.	Director	President of Humphrey Group International (1991 to present)	2003	Nil
Dan T. Gosselin 55 Toronto, Ontario, Canada	Director	Managing Director, Corporate Trust, BNY Trust Company of Canada (2012 to present)	2009	Nil
Vicki Rosenthal 64 Toronto, Ontario, Canada	Chief Financial Officer and Director	Chief Financial Officer of Mantis (2002 to present)	2013	178,826
David G. Wahl (2) 69 Toronto, Ontario, Canada	Technical Advisor and Director	President and Chief Executive Officer of Southampton Associates – Consulting Engineers & Geoscientists (2008 to present)	2013	Nil

Notes:

(1)

The information as to Mantis Shares beneficially owned or over which the director and officers exercise control or direction not being within the knowledge of Mantis has been furnished by the respective directors and officers individually. As of December 27, 2013, the directors and officers own or control an aggregate of 5,092,309 Mantis Shares, representing 4.6% of all issued and outstanding Mantis Shares as of such date.

(2)	Member of the audit committee of Mantis.

Management of Junior Issuers

Robin Ross, Chairman, Chief Executive Officer and Director (Age 60): Mr. Ross has been employed as the Chief Executive Officer and Chairman of Mantis since May 17, 2002. He has been a director of Mantis since May 17, 2002. Mr. Ross performs the duties pertaining to the management of Mantis and devotes as much time as needed to perform such duties, as determined from time to time by the Mantis Board as being consistent with that office. Mr. Ross is a twenty-year veteran in the financial services sector and a fifteen year veteran in merchant banking. His corporate finance activities have covered a wide range of industries including but not limited to technology and resources. Through his network of international relationships, he has been a founder or co-founder of both public and private companies. Mr. Ross has held management positions at major Canadian investment dealers for over 18 years and he has been a director of companies both public and private. Mr. Ross has not entered into a non-competition or non-disclosure agreement with Mantis.

David Humphrey, Director (Age 59): Dr. Humphrey brings both medical knowledge and business experience to the Mantis Board. He established Humphrey Group International, which consists of five separate corporations. Dr. Humphrey is a key pioneer in Business-to-Consumer electronic commerce having been a past member of the advisory board to the leading health and beauty internet retailing site in the United States. Dr. Humphrey is a director of Mantis and is required to attend Mantis Board meetings four times a year. He is neither an employee or a contractor of Mantis. Dr. Humphrey has not entered into a non-competition or non-disclosure agreement with Mantis.

Dan T. Gosselin, Director (Age 55): Mr. Gosselin holds a Bachelor of Science degree from the State University of New York at Plattsburgh and also holds a Master of Business Administration degree from McGill University. Mr. Gosselin has a strong corporate strategic leadership background, a very good understanding of both the public and private markets and has an in-depth knowledge of the retail and institutional investor base. Throughout his career, he has been exposed to all facets of the financial service industry including fixed income and equity trading and sales, investment banking, wealth management and investment management. At Blackmont Capital he was a senior member of the Wealth Management Group and was the Managing Director of the Public Venture Capital Group responsible for servicing the junior issuer market. Mr. Gosselin has held senior global management positions with international and domestic firms including Wood Gundy, CIBC World Markets, Midland Walwyn Capital, Merrill Lynch Canada, Blackmont Capital and Mackie Research Capital. Currently, Mr. Gosselin is a senior executive with a leading global financial organization. Mr. Gosselin is a director of Mantis and is required to attend Mantis Board meetings four times a year. He is neither an employee or a contractor of Mantis. Mr. Gosselin has not entered into a non-competition or non-disclosure agreement with Mantis.

Vicki Rosenthal, Chief Financial Officer and Director (Age 64): Ms. Rosenthal has more than 30 years experience as a qualified accountant in both England and Canada. She has worked with medium sized, owner-managed entrepreneurial businesses providing a full range of accounting, tax, estate and financial planning advice through her own accounting practice. In addition, she has also provided consulting services to a number of large Canadian, publicly traded enterprises including those in the resource sector. Ms. Rosenthal has also been the chief financial officer of a number of corporations in a variety of industries including advertising, manufacturing, not-for-profit and service. Ms. Rosenthal is an independent contractor of Mantis and works on a part-time basis devoting 50% of her time to Mantis. Ms. Rosenthal has been engaged by Mantis from 2002 to the present time. Ms. Rosenthal has not entered into a non-competition or non-disclosure agreement with Mantis.

David Wahl, Technical Advisor and Director (Age 69): Mr. Wahl is a noted mining professional combining extensive international experience with a knowledge and understanding of mining finance. Mr. Wahl is President and Chief Executive Officer of Southampton Associates – Consulting Engineers & Geoscientists which provides mining sector consulting and technical services to corporate clients, financial institutions and governments. As a graduate of the Colorado School of Mines, with a degree of Engineer of Mines, he has reported on mineral exploration and developments in over 60 countries. Mr. Wahl is a technical advisor to prominent financial institutions, government agencies, and national legal and accounting firms. He is a member of the Institute of Corporate Directors and currently sits on a number of boards of directors of publicly traded mining companies. Mr. Wahl is a director of Renforth Resources Inc (CNSX:RFR) and Li 3 Energy Inc. (OTCBB:LIEG). Mr. Wahl is a director of Mantis and is required to attend Mantis Board meetings four times a year. He is neither an employee or a contractor of Mantis. Mr. Wahl is also the technical advisor for Mantis. Mr. Wahl has not entered into a non-competition or non-disclosure agreement with Mantis.

Corporate Cease Trade Orders or Bankruptcies

No director of Mantis: (a) is, as at the date hereof, or has been, within the 10 years before the date hereof, a director, chief executive officer or chief financial officer of any other company (including Mantis) that: (i) was subject to (A) a cease trade order; (B) an order similar to a cease trade order; or (C) an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days (collectively, an “order”) that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or (ii) was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or (b) is, as at the date hereof, or has been within 10 years before the date hereof, a director or executive officer of any company (including Mantis), that while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (c) has within the 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Penalties or Sanctions

No director of Mantis has been subject to: (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (b) any other penalties or sanctions imposed by a court or regulatory body, including a self-regulatory body, that would be likely to be considered important to a reasonable shareholder making a decision about whether to vote for the director.

Indebtedness of Directors and Officers

None of the current or former directors, employees or executive officers of Mantis, and none of the associates of such persons is or has been indebted to Mantis at any time since the beginning of Mantis’ most recently completed financial year. Furthermore, none of such persons were indebted to a third party during such period where their indebtedness was the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Mantis.

Interest of Informed Persons in Material Transactions

None of the directors or executive officers of Mantis, nor any proposed director of Mantis, nor any person who beneficially owns, directly or indirectly, Mantis Shares or who exercises control or direction over Mantis Shares carrying more than ten percent (10%) of the voting rights attached to all outstanding Mantis Shares, nor any associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction within the three most recently completed financial years or during the current financial year, or in any proposed transaction, which, in either case, has affected or will materially affect Mantis, except as disclosed herein.

Statement of Corporate Governance Practices

The Mantis Board and senior management consider good corporate governance to be central to the effective and efficient operation of Mantis. The Mantis Board has confirmed that the strategic objective of Mantis is seeking out and exploring mineral bearing deposits with the intention of developing and mining the deposit or proving the feasibility of mining the deposit for others.

NI 58-101 requires Mantis to disclose its corporate governance practices by providing in the Information Circular the disclosure required by Form 58-101F2. NI 58-101 establishes corporate governance guidelines which apply to all public companies. Mantis has reviewed its own corporate governance practices in light of these guidelines. In certain cases, Mantis’ practices comply with the guidelines, however, the Mantis Board considers that some of the guidelines are not suitable for Mantis at its current stage of development and therefore these guidelines have not been adopted. Mantis will continue to review and implement corporate governance guidelines as the business of Mantis progresses and becomes more active in operations.

Form 58 – 101 F2 – Corporate Governance Disclosure (Venture Issuers)

Board of Directors

The Mantis Board is currently composed of five directors. Form 58-101F2 suggests that the board of directors of every listed company should be constituted with a majority of individuals who qualify as “independent” directors under NI 52-110, which provides that a director is independent if he or she has no direct or indirect “material relationship” with the company. “Material relationship” is defined as a relationship which could, in the view of the Mantis Board, be reasonably expected to interfere with the exercise of a director’s independent judgment. Robin Ross, Chief Executive Officer and Vicki Rosenthal, Chief Financial Officer are not considered to be “independent” within the meaning of NI 52-110 as a result of their roles as executive officers of Mantis. The remaining three directors are considered by the Mantis Board to be “independent”, within the meaning of NI 52-110. In assessing Form 58-101F2 and making the foregoing determinations, the circumstances of each director have been examined in relation to a number of factors. As at December 30, 2013, Dr. David Humphrey, Mr. Dan T. Gosselin and Mr. David Wahl are considered independent directors since they are all independent of management and free from any material relationship with Mantis. The basis for this determination is that, since the beginning of the 12 month period ended December 31, 2012, none of the independent directors have worked for Mantis, received remuneration from Mantis or had material contracts with or material interests in Mantis which could interfere with their ability to act with a view to the best interests of Mantis.

The Mantis Board believes that it functions independently of management. To enhance its ability to act independent of management, the Mantis Board may in the future meet in the absence of members of management or may excuse such persons from all or a portion of any meeting where a potential conflict of interest arises or where otherwise appropriate.

Directorships

No directors hold any directorships with other reporting issuers other than Mr. David Wahl who is a director of Renforth Resources Inc. (CNSX:RFR) and Li3 Energy Inc. (OTCBB:LIEG).

Orientation and Continuing Education

The Mantis Board does not have a formal orientation or education program for its members. The Mantis Board’s continuing education is typically derived from correspondence with Mantis’ legal counsel to remain up to date with developments in relevant corporate and securities law matters. Additionally, historically Mantis Board members have been nominated who are familiar with Mantis and the nature of its business.

Ethical Business Conduct

The Mantis Board has found that the fiduciary duties placed on individual directors by Mantis’ governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual director’s participation in decisions of the Mantis Board in which the director has an interest have been sufficient to ensure that the Mantis Board operates independently of management and in the best interests of Mantis.

Under corporate legislation, a director is required to act honestly and in good faith with a view to the best interests of Mantis and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In addition, as some of the directors of Mantis also serve as directors and officers of other companies engaged in similar business activities, directors must comply with the conflict of interest provisions of the OBCA, as well as the relevant securities regulatory instruments, in order to ensure that directors exercise independent judgment in considering transactions and agreements in respect of which a director or officer has a material interest.

Any interested director would be required to declare the nature and extent of his interest and would not be entitled to vote at meetings of directors which evoke such a conflict.

Nomination of Directors

The recruitment of new directors has generally resulted from recommendations made by directors and shareholders. The assessment of the contributions of individual directors has principally been the responsibility of the Mantis Board. Prior to standing for election, new nominees to the Mantis Board are reviewed by the entire Mantis Board.

Compensation

To determine compensation payable, the independent directors review compensation paid for directors and chief executive officers of companies of similar size and stage of development and determine an appropriate compensation reflecting the need to provide incentive and compensation for the time and effort expended by the directors and senior management while taking into account the financial and other resources of Mantis.

Other Board Committees

Other than the Audit Committee, Mantis has not established any board committees.

Assessments

Currently, the Mantis Board takes responsibility for monitoring and assessing its effectiveness and the performance of individual directors, its committees, including reviewing the Mantis Board’s decision-making processes and the quality of information provided by management, and among other things:

•	overseeing strategic planning;

•	monitoring the performance of Mantis’ assets;

•	evaluating the principal risks and opportunities associated with Mantis’ business and overseeing the implementation of appropriate systems to manage these risks;

•	approving specific acquisitions and divestitures;

•	evaluating senior management; and

•	overseeing Mantis’ internal control and management information systems.

Audit Committee

Audit Committee Charter

A copy of the text of the Audit Committee’s Charter is attached to this Information Circular as Schedule “K”.

Composition of the Audit Committee

The Audit Committee members are Dr. David Humphrey (Chair), Mr. David Wahl and Mr. Robin Ross, each of whom is a director, and financially literate. Dr. Humphrey and Mr. Wahl are independent in accordance with NI 52-110.

Relevant Education and Experience

The education and experience of each member of the Audit Committee that is relevant to the performance of his responsibilities as an Audit Committee member and, in particular, any education or experience that would provide the member with:

•	an understanding of the accounting principles used by Mantis to prepare its financial statements;

•	the ability to assess the general application of such accounting principles in connection with the accounting for estimates, accruals and reserves;

•

experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by Mantis’ financial statements, or experience actively supervising one or more persons engaged in such activities; and

•	an understanding of internal controls and procedures for financial reporting, are as follows:

Dr. David Humphrey – brings both medical knowledge and business experience to the Mantis Board. He established Humphrey Group International, which consists of five separate corporations. Dr. Humphrey is a key pioneer in Business-to-Consumer electronic commerce having been a past member of the advisory board to the second largest Business-to-Consumer electronic commerce company in the United States. Currently, he is a chief advisor to International Leadership Development. He is also a key advisor to the Chairman of E-Alliance, a coalition of marketing companies representing over 300,000 independent business owners. In addition, Dr. Humphrey is a member of the President’s Council of World Vision, the largest private charity in the world.

Mr. Robin Ross – is the Chairman and Chief Executive Officer of Mantis. He is a twenty-year veteran in the financial services sector. Mr. Ross was Senior Vice President, Director – Sales & Marketing and Branch Manager for Yorkton Securities Inc. from December 1998 through February 2001. Mr. Ross was Senior Vice President and Branch Manager for over 12 years at Midland Walwyn Capital Inc. His corporate finance activities have covered a wide range of industries including but not limited to technology, resources, finance, beauty and healthcare. He has particular strengths in sales and marketing, international currency exchange and financing. Mr. Ross has been a director of companies both public and private.

Mr. David G. Wahl, P. Eng., P.Geo. – is a noted mining professional combining extensive international experience with a knowledge and understanding of mining finance. Mr. Wahl is President and Chief Executive Officer of Southampton Associates – Consulting Engineers & Geoscientists which provides mining sector consulting and technical services to corporate clients, financial institutions and governments. A graduate of the Colorado School of Mines, with a degree of Engineer of Mines, he has reported on mineral exploration and developments in over 60 countries. Mr. Wahl is a technical advisor to prominent financial institutions, government agencies, and national legal and accounting firms. He is a member of the Institute of Corporate Directors and currently sits on a number of boards of directors of publicly traded mining companies.

Audit Committee Oversight

Since the commencement of Mantis’ most recently completed financial year, there has not been a recommendation of the Audit Committee to nominate or compensate an external auditor which was not adopted by the Mantis Board.

Reliance on Certain Exemptions

Since the commencement of Mantis’ most recently completed financial year, Mantis has not relied on:

  the exemption in section 2.4 (De Minimis Non-audit Services) of NI 52-110 (which exempts all non-audit services provided by Mantis’ auditor from the requirement to be pre-approved by the Audit Committee if such services are less than 5% of the auditor’s annual fees charged to Mantis, are not recognized as non-audit services at the time of the engagement of the auditor to perform them and are subsequently approved by the Audit Committee prior to the completion of that year’s audit); or

  an exemption from the requirements of NI 52-110, in whole or in part, granted by a securities regulator under Part 8 (Exemptions) of NI 52-110.

Pre-Approval Policies and Procedures

The Audit Committee has adopted specific policies and procedures for the engagement of non-audit services as described in the Audit Committee Charter attached to this Information Circular as Schedule “K”.

External Auditor Service Fees

The following table provides detail in respect of audit, audit-related, tax and other fees paid by Mantis to the external auditor for professional services:

	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
Year ended December 31, 2012	$26,850	Nil	Nil	Nil
Year ended December 31, 2011	$26,725	Nil	Nil	Nil

Audit Fees

Audit fees were paid for professional services rendered by the auditor for the audit of Mantis’ annual financial statements as well as services provided in connection with statutory and regulatory filings.

Tax Fees

Tax fees were paid for tax compliance, tax advice and tax planning professional services. These services included reviewing tax returns and assisting in responses to government tax authorities.

All Other Fees

No other fees were billed by Mantis’ auditor.

Exemption

Mantis is relying on the exemption provided by section 6.1 of NI 52-110 which provides that Mantis, as a “venture issuer”, is not required to comply with Part 5 (Reporting Obligations) of NI 52-110.

Legal Proceedings

To the knowledge of the Mantis Group, there are no legal proceedings material to the Mantis Group to which the Mantis Group is a party or of which any of its properties are the subject matter, nor are any such proceedings known to the Mantis Group to be contemplated.

Auditors

The auditors of Mantis are Stern & Lovrics LLP, 1210 Sheppard Avenue East, Suite 302, Toronto, Ontario, M2K 1E3. Stern & Lovrics LLP were first appointed on August 21, 2008.

Registrar and Transfer Agent

The Registrar and Transfer Agent for the Mantis Shares is Equity Financial Trust Company at its principal offices in the City of Toronto.

Material Contracts

There are no contracts of Mantis, other than contracts entered into in the ordinary course of business, that are material to Mantis and that were entered into by the Mantis since the commencement of the most recently completed financial year or were entered into prior to such date and are still in effect, other than the Master Agreement (see “The Amalgamation”). A copy of the Master Agreement is attached to this Information Circular as Schedule “H”. In addition, a copy of the Master Agreement may also be inspected at any time up to the Mantis Meeting during normal business hours at the business office of Mantis at 148 Yorkville Avenue, 2nd Floor, Toronto, Ontario, M5R 1C2.

Risk Factors

In addition to the other information contained in this Information Circular, the following factors should be considered carefully when considering risks related to Mantis’ business. See also “The Gondwana Group – Risk Factors” and “Resulting Issuer – Risk Factors”.

Risks Relating to the Amalgamation

There are risks associated with the Amalgamation including: (i) that market reaction to the Amalgamation and the future trading prices of the Resulting Issuer Shares cannot be predicted, (ii) that the Amalgamation may give rise to significant adverse tax consequences to Mantis Shareholders (each Mantis Shareholder is urged to consult his or her own tax advisor), (iii) uncertainty as to whether the Amalgamation will have a positive impact on the entities involved in the transaction, and (iv) that there is no assurance that required approvals will be received. Each of Mantis and Gondwana has the right to terminate the Master Agreement and Amalgamation in certain circumstances. Accordingly, there is no certainty, and Mantis cannot provide any assurance, that the Master Agreement will not be terminated by either Mantis or Gondwana before the completion of the Amalgamation. For example, Mantis has the right, in certain circumstances, to terminate the Master Agreement and the Amalgamation if changes occur that, in the aggregate, have a Gondwana Material Adverse Effect. Although a Gondwana Material Adverse Effect excludes certain events that are beyond the control of Mantis or Gondwana (such as changes to the natural resource industry generally or in the capital markets generally), there is no assurance that a change having a Gondwana Material Adverse Effect will not occur before the Effective Date, in which case Mantis could elect to terminate the Master Agreement and the Amalgamation would not proceed.

The completion of the Amalgamation is subject to a number of conditions precedent, certain of which are outside the control of Mantis. There can be no certainty, and Mantis cannot provide any assurance, that these conditions will be satisfied or, if satisfied, when they will be satisfied. If the Amalgamation is not completed, and the Mantis Winding Up Resolutions are not approved, the market price of the Mantis Shares may decline to the extent that the market price reflects the assumption that the Amalgamation will be completed. If the Amalgamation is not completed, and the Mantis Winding Up Resolutions is not approved, the Mantis Board may decide to seek another transaction; however, there can be no assurance that it will be able to find a party willing to pay an equivalent or more attractive price than the total consideration to be paid pursuant to the Amalgamation.

Certain costs related to the Amalgamation, such as legal, accounting and certain advisor fees, must be paid by Mantis and Gondwana even if the Amalgamation is not completed. Each of Mantis and Gondwana is liable for its own costs incurred in connection with the Amalgamation.

Exploration, Development and Operating Risks

Mining operations generally involve a high degree of risk. Mantis’ operations are subject to all the hazards and risks normally encountered in the exploration, development and production of precious metals and other minerals, including unusual and unexpected geologic formations, seismic activity, rock bursts, cave-ins, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to life or property, environmental damage and possible legal liability. Although adequate precautions to minimize risk will be taken, milling operations are subject to hazards such as equipment failure or failure of retaining dams around tailings disposal areas which may result in environmental pollution and consequent liability.

The exploration for and development of mineral deposits involves significant risks which even a combination of careful evaluation, experience and knowledge may not eliminate. While the discovery of a mineral deposit may result in substantial rewards, few properties which are explored are ultimately developed into producing mines.

Major expenses may be required to locate and establish mineral reserves, to develop metallurgical processes and to construct mining and processing facilities at a particular site. It is impossible to ensure that the exploration or development programs planned by Mantis will result in a profitable commercial mining operation. Whether a mineral deposit will be commercially viable depends on a number of factors, some of which are: the particular attributes of the deposit, such as quantity and quality of minerals and proximity to infrastructure; mineral prices which are highly cyclical; and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in Mantis not receiving an adequate return on invested capital.

There is no certainty that the expenditures made by Mantis towards the search and evaluation of mineral resources will result in discoveries of commercial quantities of any minerals.

Insurance and Uninsured Risks

Mantis’ business is subject to a number of risks and hazards generally, including adverse environmental conditions, industrial accidents, labour disputes, unusual or unexpected geological conditions, ground or slope failures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods and earthquakes. Such occurrences could result in damage to mineral properties or production facilities, personal injury or death, environmental damage to Mantis’ properties or the properties of others, delays in mining, monetary losses and possible legal liability.

Although Mantis maintains insurance to protect against certain risks in such amounts as it considers to be reasonable, its insurance will not cover all the potential risks associated with a mining company’s operations. Mantis may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to Mantis or to other companies in the mining industry on acceptable terms. Mantis might also become subject to liability for pollution or other hazards which may not be insured against or which Mantis may elect not to insure against because of premium costs or other reasons. Losses from these events may cause Mantis to incur significant costs that could have a material adverse effect upon its financial performance and results of operations.

Environmental Risks and Hazards

All phases of Mantis’ operations are subject to environmental regulation in the various jurisdictions in which it operates. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect Mantis’ operations. Environmental hazards may exist on the properties on which Mantis holds interests which are unknown to Mantis at present and which have been caused by previous or existing owners or operators of the properties.

Government approvals, approval of aboriginal people and permits are currently, and may in the future be required in connection with Mantis’ operations. To the extent such approvals are required and not obtained, Mantis may be curtailed or prohibited from continuing its operations or from proceeding with planned exploration or development of mineral properties.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations or in the exploration or development of mineral properties may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Amendments to current laws, regulations and permits governing operations and activities of mining and exploration companies, or more stringent implementation thereof, could have a material adverse impact on Mantis and cause increases in exploration expenses, capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in development of new properties.

Infrastructure

Mining, processing, development and exploration activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges, power sources and water supply are important determinants, which affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect Mantis’ operations, financial condition and results of operations.

Land Title

No assurances can be given that there are no title defects affecting any properties of Mantis. Title insurance generally is not available, and Mantis’ ability to ensure that it has obtained secure claim to individual mineral properties or mining concessions may be severely constrained. Furthermore, Mantis has not conducted surveys of the claims in which it currently holds direct or indirect interests and, therefore, the precise area and location of such claims may be in doubt. Accordingly, Mantis’ mineral properties may be subject to prior unregistered liens, agreements, transfers or claims, including native land claims, and title may be affected by, among other things, undetected defects. In addition, Mantis may be unable to operate its properties as permitted or to enforce its rights with respect to its properties.

Competition

The mining industry is competitive in all of its phases. Mantis faces strong competition from other mining companies in connection with the acquisition of properties producing, or capable of producing, precious and base metals. Many of these companies have greater financial resources, operational experience and technical capabilities than Mantis. As a result of this competition, Mantis may be unable to maintain or acquire attractive mineral resource properties on terms it considers acceptable or at all. Consequently, Mantis’ revenues, operations and financial condition could be materially adversely affected.

Additional Capital

The development and exploration of Mantis’ properties will require substantial additional financing. Failure to obtain sufficient financing may result in the delay or indefinite postponement of exploration, development or production on any or all of Mantis’ properties or even a loss of property interest. The primary source of funding available to Mantis consists of equity financing. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favourable to Mantis.

Commodity Prices

The price of the Mantis Shares, Mantis’ financial results and exploration, development and mining activities may in the future be significantly adversely affected by declines in the price of precious metals or other minerals. The price of precious metals or other minerals fluctuates widely and is affected by numerous factors beyond Mantis’ control such as the sale or purchase of commodities by various central banks and financial institutions, interest rates, exchange rates, inflation or deflation, fluctuation in the value of the United States dollar and foreign currencies, global and regional supply and demand, the political and economic conditions of major mineral-producing countries throughout the world, and the cost of substitutes, inventory levels and carrying charges. Future serious price declines in the market value of precious metals or other minerals could cause continued development of and commercial production from Mantis’ properties to be impracticable. Depending on the price of precious metals and other minerals, Mantis could be forced to discontinue operations and may lose its interest in, or may be forced to sell, some of its properties. Future production from Mantis’ mining properties, if any, is dependent upon the prices of precious metals and other minerals being adequate to make these properties economic.

In addition to adversely affecting Mantis’ financial condition, declining commodity prices can impact operations by requiring a reassessment of the feasibility of a particular project. Such a reassessment may be the result of a management decision or may be required under financing arrangements related to a particular project. Even if the project is ultimately determined to be economically viable, the need to conduct such a reassessment may cause substantial delays or may interrupt operations until the reassessment can be completed.

Exchange Rate Fluctuations

Exchange rate fluctuations may affect the costs that Mantis incurs in its operations. Precious metals and other minerals are generally sold in U.S. dollars and Mantis’ costs are incurred principally in Canadian dollars. The appreciation of non-U.S. dollar currencies against the U.S. dollar can increase the cost of precious metals and other mineral exploration and production in U.S. dollar terms.

Government Regulation

The mining, processing, development and mineral exploration activities of Mantis are subject to various laws governing prospecting, development, production, taxes, labour standards and occupational health, mine safety, toxic substances, land use, water use, land claims of local people and other matters. Although Mantis’ exploration and development activities are currently carried out in accordance with all applicable rules and regulations, no assurance can be given that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner which could limit or curtail production or development. Amendments to current laws and regulations governing operations and activities of mining and milling or more stringent implementation thereof could have a substantial adverse impact on Mantis.

Market Price of Common Shares

The Mantis Shares currently trade on the CNSX. Securities of micro-cap and small-cap companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic developments in North America and globally and market perceptions of the attractiveness of particular industries. The price of the Mantis Shares is also likely to be significantly affected by short-term changes in precious metal or other mineral prices or in its financial condition or results of operations as reflected in its quarterly earnings reports. Other factors unrelated to Mantis’ performance that may have an effect on the price of the Mantis Shares include the following: the extent of analytical coverage available to investors concerning Mantis’ business may be limited if investment banks with research capabilities do not follow Mantis’ securities; lessening in trading volume and general market interest in Mantis’ securities may affect an investor’s ability to trade significant numbers of Mantis Shares; the size of Mantis’ public float may limit the ability of some institutions to invest in Mantis’ securities; and a substantial decline in the price of the Mantis Shares that persists for a significant period of time could cause Mantis’ securities, if listed on an exchange, to be delisted from such exchange, further reducing market liquidity.

As a result of any of these factors, the market price of the Mantis Shares at any given point in time may not accurately reflect Mantis’ long-term value. Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. Mantis may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.

Dividend Policy

No dividends on the Mantis Shares have been paid by Mantis to date. Payment of any future dividends will be at the discretion of the Mantis Board after taking into account many factors, including Mantis’ operating results, financial condition and current and anticipated cash needs.

Future Sales of Mantis Shares by Existing Shareholders

Sales of a large number of Mantis Shares in the public markets, or the potential for such sales, could decrease the trading price of the Mantis Shares and could impair Mantis’ ability to raise capital through future sales of Mantis Shares. A significant number of Mantis Shareholders may have an investment profit in the Resulting Issuer Shares that they may seek to liquidate following the closing of the Amalgamation.

Key Executives

Mantis is dependent on the services of key executives, including the directors of Mantis and a small number of highly skilled and experienced executives and personnel. Due to the relatively small size of Mantis, the loss of these persons or Mantis’ inability to attract and retain additional highly skilled employees may adversely affect its business and future operations.

Conflicts of Interest

Certain of the directors and officers of Mantis also serve as directors and/or officers of other companies involved in natural resource exploration and development and consequently there exists the possibility for such directors and officers to be in a position of conflict. Any decision made by any of such directors and officers involving Mantis should be made in accordance with their duties and obligations to deal fairly and in good faith with a view to the best interests of Mantis and its shareholders. In addition, each of the directors is required to declare and refrain from voting on any matter in which such directors may have a conflict of interest in accordance with the procedures set forth in the OBCA and other applicable laws.

RESULTING ISSUER

The Amalgamation will result in all of the issued and outstanding Mantis Shares and Gondwana Shares being exchanged for Resulting Issuer Shares. The following information is presented assuming prior completion of the Amalgamation, and is reflective of the projected business, financial and share capital position of the Resulting Issuer assuming the completion thereof. This section only includes information respecting Mantis and Gondwana after the Amalgamation that is materially different from information provided earlier in this Information Circular. See the various headings under “The Mantis Group” and “The Gondwana Group” for additional information regarding the Mantis Group and the Gondwana Group, respectively. See also the pro forma consolidated financial statements of Mantis attached to this Information Circular as Schedule “D”.

Name and Incorporation

Pursuant to the Amalgamation, Mantis will amalgamate with Gondwana to form the Resulting Issuer. Following the Amalgamation, the Resulting Issuer will continue to exist under the OBCA. The head and registered office of the Resulting Issuer will be 148 Yorkville Avenue, 2nd Floor, Toronto, Ontario, M5R 1C2.

Inter-corporate Relationships

Upon completion of the Amalgamation, the corporate organization chart for the Resulting Issuer will be as follows (assuming completion of the Private Placement and the issuance of a maximum of 700,000,000 Special Warrants pursuant thereto and assuming that the Penalty Provisions are not triggered):

Description of Business

Following the Amalgamation, it is anticipated the business objectives of the Resulting Issuer will be revised to emphasize the development of the petroleum properties of Gondwana in the near term in accordance with the current milestones and objectives of the Gondwana Group, while the mineral property interests of Mantis will be placed on “care and maintenance” for the immediate future. See “The Gondwana Group – Narrative Description of the Business – Milestones”.

Available Funds

Assuming the Private Placement is fully subscribed, the net proceeds from the Private Placement are estimated to be as follows:

Description	Maximum Private Placement
Gross Proceeds	$3,500,000
Registrant Fees(1)	$245,000
Net Proceeds	$3,255,000

Note:

(1)

In addition, eligible registrants are also entitled to receive such number of Compensation Options as is equal to 7% of the number of Special Warrants which they sell pursuant to the Private Placement, each such Compensation Option entitling the holder to acquire one Gondwana Unit at a price of $0.005 per Gondwana Unit for a period of five years.

Assuming that the Private Placement is fully subscribed, and expenses of the Amalgamation and Private Placement (exclusive of commissions payable to eligible registrants in connection with the Private Placement) are $225,000, following the Amalgamation and the Private Placement, the Resulting Issuer expects to have funds available as set forth below.

Source	Amount
Estimated working capital of Mantis as of November 30, 2013	$(150,508)
Net proceeds from Private Placement	$3,255,000
Less payments required in connection with acquisition of the Gondwana Property	$1,604,650 (1)
Less expenses of the Amalgamation and Private Placement	$225,000
Total available funds	$1,274,942

Note:

(1)	U.S. $1,500,000 converted to Canadian dollars based on the noon exchange rate of 1.0697 published by the Bank of Canada on December 27, 2013.

The primary purposes of the Amalgamation and Private Placement are to obtain additional equity capital, create a public market for the Gondwana Shares, diversify the asset holdings of each of Gondwana and Mantis and facilitate future access by the Resulting Issuer to financing opportunities. The Resulting Issuer expects to use the total funds available set forth above for the purposes described below:

Use of Proceeds (Assuming Private Placement is Fully Subscribed)
Expenses relating to seeking a joint venture partner for the Gondwana Property	$383,000
Future property acquisitions	$510,000
General corporate expenses and working capital	$331,942
Costs associated with maintenance of current property interests	$50,000
Total	$1,274,942

The Resulting Issuer intends to spend the funds available to it as stated in this Information Circular. There may be circumstances, however, where, for sound business reasons, a reallocation of funds may be necessary. See “Risk Factors”.

Unaudited Pro Forma Summary Financial Information

The following table sets out selected unaudited pro forma consolidated financial information for Mantis, assuming completion of the Amalgamation as of September 30, 2013 and for the nine month period then ended (reflecting the pro-forma consolidation of each of the Companies as at such dates), and should be considered in conjunction with the more complete information contained in the unaudited pro forma consolidated financial statements of Mantis attached as Schedule “D” to this Information Circular. Unless otherwise indicated, all currency amounts are stated in Canadian dollars.

Balance Sheet Data:	As of September 30, 2013 (1)
Total Assets	$5,194,978
Total Liabilities	$451,743
Shareholders’ Equity	$4,743,235
Deficit	$(31,827,850)

Note:

(1)

Amounts presented reflect pro forma adjustments as further detailed in Note 5 to the unaudited pro forma consolidated financial statements of Mantis attached as Schedule “D” to this Information Circular, to which reference should be made for a complete summary of all assumptions underlying these amounts.

Income Statement Data:	For the Nine Months Ended September 30, 2013 (1)
Total Revenue	N/A
Total Expenses	$1,131,204
Net Loss	$(1,157,812)
Net Loss per Share (Basic and Diluted)	$(0.001)

Note:

(1)

Amounts presented reflect pro forma adjustments as further detailed in Note 5 to the unaudited pro forma consolidated financial statements of Mantis attached as Schedule “D” to this Information Circular, to which reference should be made for a complete summary of all assumptions underlying these amounts.

Consolidated Capitalization

The following table sets forth the capitalization of the Resulting Issuer as at September 30, 3013 assuming completion of the Amalgamation and that the Private Placement is fully subscribed, based upon the financial statements of each of Gondwana and Mantis included elsewhere in this Information Circular and as otherwise set forth below, as reflecting the fact that the Amalgamation will be accounted for as a reverse takeover with Gondwana as the acquirer. Other than where indicated to the contrary, all amounts referenced in the table below are presented in Canadian dollars.

	Assuming completion of the Amalgamation, but before giving effect to the Private Placement	Assuming completion of the Amalgamation, and the maximum Private Placement, without triggering of the Penalty Provisions	Assuming completion of the Amalgamation, and the maximum Private Placement, and assuming the triggering of the Penalty Provisions
Resulting Issuer Shares (authorized — unlimited)	$29,502,722 (311,564,116 Resulting Issuer Shares)	$33,002,722 (1,011,564,116 Resulting Issuer Shares)	$33,877,722 (1,186,564,116 Resulting Issuer Shares)
Resulting Issuer Options (3)	$532,000 (114,950,000 Resulting Issuer Options)	$532,000 (114,950,000 Resulting Issuer Options)	$532,000 (114,950,000 Resulting Issuer Options)
Resulting Issuer Warrants (3)	$Nil (Nil Resulting Issuer Warrants)	$990,950 (749,000,000 Resulting Issuer Warrants) (1)	$1,249,938 (924,000,000 Resulting Issuer Warrants) (2)
Resulting Issuer Compensation Options (3)	$Nil (Nil Resulting Issuer Compensation Options)	$65,417 (49,000,000 Resulting Issuer Compensation Options)	$66,285 (49,000,000 Resulting Issuer Compensation Options)
Contributed Surplus	$2,610,987	$2,610,987	$2,610,987
Accumulated Deficit	$31,295,850	$31,295,850	$31,295,850

Notes:

(1)	Inclusive of an aggregate of 49,000,000 Resulting Issuer Warrants issuable upon exercise of the Resulting Issuer Compensation Options.
(2)	Inclusive of an aggregate of 49,000,000 Resulting Issuer Warrants issuable upon exercise of the Resulting Issuer Compensation Options.
(3)

The Resulting Issuer Options, Resulting Issuer Warrants and Resulting Issuer Compensation Options are valued using the Black- Scholes pricing model with the following assumptions: term (5 years); volatility (138%); and interest rate (1.63%).

Stock Options

Upon completion of the Amalgamation, all Mantis Options and Gondwana Options outstanding immediately prior to the Effective Date will be exchanged for Resulting Issuer Options which will entitle the holders to acquire Resulting Issuer Shares in lieu of Mantis Shares and Gondwana Shares, respectively, without entailing any other amendment to their terms. Set forth below is a summary of the 114,950,000 Resulting Issuer Options which are anticipated to be outstanding immediately following the completion of the Amalgamation:

Holder	Number of Resulting Issuer Shares under option(1)	Date of grant	Expiry date	Exercise price
All (two) executive officers and past executive officers of the Resulting Issuer, as a group	1,200,000	March 10, 2009	March 10, 2014	$0.05 (2)
	25,000,000	November 18, 2013	November 18, 2018	$0.005 (5)
All (three) directors and past directors (who are not also executive officers) of the Resulting Issuer, as a group	250,000	October 26, 2009	October 26, 2014	$0.05 (3)
	100,000	October 4, 2010	October 4, 2015	$0.05 (4)
	250,000	March 10, 2009	March 10, 2014	$0.05 (2)
	7,500,000	November 18, 2013	November 18, 2018	$0.005 (5)
All other employees and past employees of the Resulting Issuer as a group	650,000	March 10, 2009	March 10, 2014	$0.05 (2)
All other consultants and past consultants of the Resulting Issuer as a group
	80,000,000	November 18, 2013	November 18, 2018	$0.005 (5)

Notes:

(1)	Each stock option will be exercisable to acquire one Resulting Issuer Share.
(2)	Closing price on March 9, 2009, the last day of trading before March 10, 2009.
(3)	Closing price on October 23, 2009, the last day of trading before October 26, 2009.
(4)	Closing price on September 30, 2010, the last day of trading before October 4, 2010.
(5)

As Gondwana was not yet a public company at the time of issuance, market price on the date of grant was determined based upon the price per security obtained in connection with the Private Placement. See “The Gondwana Group – Private Placement”.

For a description of the Resulting Issuer Compensation Options which shall entitle the holders to acquire securities of the Resulting Issuer in lieu of Gondwana securities on an equivalent basis following the Effective Date, see also “The Gondwana Group – Private Placement”. See also “The Gondwana Group – Stock Options” and “The Mantis Group – Stock Options”.

Securities Authorized For Issuance Under Equity Compensation Plans

For a description of Securities Authorized for Issuance under Equity Compensation Plans, see “The Gondwana Group – Securities Authorized for Issuance under Equity Compensation Plans” and “The Mantis Group – Securities Authorized for Issuance under Equity Compensation Plans”.

Prior Sales

For a description of Prior Sales, see “The Gondwana Group – Prior Sales” and “The Mantis Group – Prior Sales”.

Resale Restrictions

The Resulting Issuer Shares to be issued pursuant to the Amalgamation will be distributed under exemptions from the requirements to provide a prospectus under applicable Canadian securities laws. As Mantis has been a reporting issuer in a jurisdiction of Canada for more than four months, the Resulting Issuer Shares may be resold in each of the provinces and territories of Canada without significant restriction, provided the holder is not a ‘control person’ as defined in the applicable securities legislation, no unusual effort is made to prepare the market or create a demand for those securities and no extraordinary commission or consideration is paid in respect of that sale and, if the selling security holder is an insider or officer of the Resulting Issuer, the selling security holder has no reasonable grounds to believe that the Resulting Issuer is in default of securities legislation.

U.S. security holders should consult their own advisors regarding resale restrictions applicable to holders of Resulting Issuer Securities. See “Note to United States Security Holders”.

Principal Holders of Voting Securities Post-Amalgamation

To the knowledge of the directors and officers of Mantis and Gondwana, at the completion of the Private Placement and Amalgamation, no person will beneficially own, directly or indirectly, or exercise control or direction over, shares carrying more than 10% of voting rights attached to each class of the then outstanding Resulting Issuer Shares.

Directors and Officers

There will be no change to the directors or officers of Mantis as a result of the Amalgamation. See “The Mantis Group – Directors and Officers”.

To the knowledge of the Gondwana Group and the Mantis Group, no proposed director of the Resulting Issuer: (a) is, as at the date hereof, or has been, within the 10 years before the date hereof, a director, chief executive officer or chief financial officer of any other company (including Gondwana or Mantis) that: (i) was subject to (A) a cease trade order; (B) an order similar to a cease trade order; or (C) an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days (collectively, an “order”) that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or (ii) was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or (b) is, as at the date hereof, or has been within 10 years before the date hereof, a director or executive officer of any company (including Gondwana or Mantis), that while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (c) has within the 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Penalties or Sanctions

To the knowledge of the Gondwana Group and the Mantis Group, no proposed director of the Resulting Issuer has been subject to: (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (b) any other penalties or sanctions imposed by a court or regulatory body, including a self-regulatory body, that would be likely to be considered important to a reasonable shareholder making a decision about whether to vote for the director.

Conflicts of Interest

To the knowledge of management of Gondwana and Mantis, no existing or potential material conflicts of interest exist presently or will exist between Mantis or a subsidiary of Mantis and any proposed director, officer or promoter of the Resulting Issuer or a subsidiary of the Resulting Issuer following completion of the Amalgamation.

Executive Compensation

It is anticipated that following the completion of the Amalgamation, there will be no changes to the proposed compensation of the directors or officers of Mantis. “The Mantis Group – Executive Compensation”.

Indebtedness of Directors and Officers

None of the persons who are proposed to be directors, employees or executive officers of the Resulting Issuer following the completion of the Amalgamation, and none of the associates of such persons is or has been indebted to either the Gondwana Group or the Mantis Group at any time since the incorporation of Gondwana or during the most recently completed financial year of Mantis, respectively, or will be indebted to the Resulting Issuer upon completion of the Amalgamation. Furthermore, none of such persons were indebted to a third party during such period where their indebtedness was the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Gondwana Group or the Mantis Group.

Material Contracts

See “The Mantis Group – Material Contracts” and “The Gondwana Group – Material Contracts”.

Risk Factors

The risk factors disclosed under “The Mantis Group – Risk Factors” in respect of the business of the Mantis Group as well as the risk factors disclosed under “The Gondwana Group – Risk Factors” in respect of the business of the Gondwana Group will apply to the Resulting Issuer upon completion of the Amalgamation. In addition, set forth below are certain additional risk factors relating to the Amalgamation.

Market Price of Resulting Issuer Shares and Resulting Issuer Warrants

The Gondwana Shares and Gondwana Warrants do not currently trade on any exchange or market, and the Mantis Shares are currently listed and posted for trading on the CNSX. Securities of micro-cap and small-cap companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic developments in North America and globally, and market perceptions of the attractiveness of particular industries. If the Amalgamation is completed, the price of the Resulting Issuer Shares and Resulting Issuer Warrants is also likely to be significantly affected by short-term changes in petroleum and mineral resource prices, or in financial condition or results of operations of the Resulting Issuer. Other factors unrelated to the Resulting Issuer’s performance that may have an effect on the price of the Resulting Issuer Shares and Resulting Issuer Warrants include the following: the extent of analytical coverage available to investors concerning the Resulting Issuer’s business may be limited if investment banks with research capabilities do not follow the securities of the Resulting Issuer; lessening in trading volume and general market interest in the securities of the Resulting Issuer may affect an investor’s ability to trade significant numbers of Resulting Issuer Shares and Resulting Issuer Warrants; the size of the Resulting Issuer’s public float may limit the ability of some institutions to invest in the securities of the Resulting Issuer; and a substantial decline in the price of the Resulting Issuer Shares and Resulting Issuer Warrants that persists for a significant period of time could cause the securities of the Resulting Issuer, if listed on an exchange, to be delisted from such exchange, further reducing market liquidity.

As a result of any of these factors, the market price of the Resulting Issuer Shares and Resulting Issuer Warrants at any given point in time may not accurately reflect the Resulting Issuer’s long-term value. Securities class-action litigation often has been brought against companies following periods of volatility in the market price of their securities. The Resulting Issuer may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.

Current Global Financial Conditions

Current global financial conditions have been subject to increased volatility and numerous financial institutions have either gone into bankruptcy or have had to be rescued by governmental authorities. Access to public financing has been negatively impacted by these conditions. These factors may impact the ability of the Resulting Issuer to obtain equity or debt financing in the future and, if obtained, on terms favourable to the Resulting Issuer. If these increased levels of volatility and market turmoil continue, the Resulting Issuer’s operations could be adversely impacted and the value and the price of the Resulting Issuer Shares and other securities could continue to be adversely affected.

Dividend Policy

No dividends on any of the Gondwana Shares or Mantis Shares have been paid by either Gondwana or Mantis to date. The Gondwana Group and Mantis currently plan that, assuming completion of the Amalgamation, the Resulting Issuer will retain all future earnings and other cash resources, if any, for the future operation and development of its business. Payment of any future dividends by the Resulting Issuer, if any, will be at the discretion of the Resulting Issuer Board after taking into account many factors, including the Resulting Issuer’s operating results, financial condition, and current and anticipated cash needs.

Dilution to Mantis Shares and Gondwana Shares

It is anticipated that immediately prior to the Amalgamation, Mantis will have 111,564,115 Mantis Shares issued and outstanding and Gondwana will have 900,000,001 Gondwana Shares issued and outstanding (assuming (i) the Private Placement is fully subscribed; and (ii) the Penalty Provisions are not triggered). Based upon the foregoing, in the event that the Amalgamation is completed, (i) an aggregate of 900,000,001 Resulting Issuer Shares shall be held by former shareholders of Gondwana and an aggregate of 111,564,115 Resulting Issuer Shares shall be held by former shareholders of Mantis pursuant to the terms of the Master Agreement; (ii) a further 114,950,000 Resulting Issuer Shares shall be reserved for issuance upon the exercise of the Resulting Issuer Options; (iii) a further 749,000,000 Resulting Issuer Shares shall be reserved for issuance upon the exercise of the Resulting Issuer Warrants; and (iv) a further 49,000,000 Resulting Issuer Shares shall be reserved for issuance upon the exercise of the Resulting Issuer Compensation Options. Alternatively, in the event that the Private Placement is fully subscribed and the Penalty Provisions are triggered, then in the event that the Amalgamation is completed, (i) an aggregate of 1,075,000,001 Resulting Issuer Shares shall be held by former shareholders of Gondwana pursuant to the terms of the Master Agreement; (ii) a further 114,950,000 Resulting Issuer Shares shall be reserved for issuance upon the exercise of the Resulting Issuer Options; (iii) a further 924,000,000 Resulting Issuer Shares shall be reserved for issuance upon the exercise of the Resulting Issuer Warrants; and (iv) a further 49,000,000 Resulting Issuer Shares shall be reserved for issuance upon the exercise of the Resulting Issuer Compensation Options.

The increase in the number of Resulting Issuer Shares issued and outstanding, and the sales of such shares, may have a depressive effect on the price of the Resulting Issuer Shares. In addition, as a result of the issuance of such additional Resulting Issuer Shares, the voting power of the existing Mantis Shareholders and Gondwana Shareholders will be substantially diluted.

Future Sales of Resulting Issuer Shares and Resulting Issuer Warrants by Existing Shareholders

Sales of a large number of Resulting Issuer Shares and Resulting Issuer Warrants in the public markets, or the potential for such sales, could decrease the trading price of the Resulting Issuer Shares and could impair the Resulting Issuer’s ability to raise capital through future sales of securities. A number of shareholders of the Resulting Issuer may have an investment profit in the Resulting Issuer Shares and Resulting Issuer Warrants following the Effective Date that they may seek to liquidate.

Canadian Foreign Affiliate Dumping Rules

Certain adverse tax considerations may be applicable to a Resident Holder of Resulting Issuer Shares that is a corporation resident in Canada and is, or becomes, controlled by a non-resident corporation for the purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Holders should consult their tax advisors with respect to the consequences of acquiring Resulting Issuer Shares.

Legal Proceedings

See “The Mantis Group – Legal Proceedings” and “The Gondwana Group – Legal Proceedings”.

Interest of Informed Persons in Material Transactions

See “The Mantis Group – Interest of Informed Persons in Material Transactions” and “The Gondwana Group – Interest of Management and Others in Material Transactions”.

Auditors

The auditors of the Resulting Issuer will be Stern & Lovrics LLP following the Amalgamation.

Registrar and Transfer Agent

The transfer agent and registrar for the Resulting Issuer following the Amalgamation will be Equity Financial Trust Company at its principal offices in Toronto, Ontario.

Experts

Certain legal matters relating to the Amalgamation and Private Placement as described herein will be passed upon by Cassels Brock & Blackwell LLP. Partners of Cassels Brock & Blackwell LLP and their associates own, in the aggregate, less than 1% of all issued and outstanding Mantis Shares and less than 1% of all issued and outstanding Gondwana Shares as of December 30, 2013.

Certain legal matters relating to the Amalgamation and the Private Placement as described herein will be passed upon by Fugar & Company. Partners of Fugar & Company and their associates own, in the aggregate, less than 1% of all issued and outstanding Mantis Shares and less than 1% of all issued and outstanding Gondwana Shares as of December 30, 2013.

Toll Cross Securities Inc. provided the Fairness Opinion with respect to the Amalgamation. As of the date of this Information Circular, neither Toll Cross Securities Inc. nor any of its partners and associates own any of the issued and outstanding Mantis Shares.

Petrotech Engineering Ltd. provided the Gondwana Report. As of the date of this Information Circular, neither Petrotech Engineering Ltd. nor any of its partners and associates own any of the issued and outstanding Mantis Shares.

As of December 30, 2013, Stern & Lovrics LLP (the auditors of the Mantis Group and the Gondwana Group) have reported that they are independent in accordance with the rules of professional conduct of the Institute of Chartered Accountants of Ontario.

WINDING UP OF MANTIS

In the event that the Reorganization Resolution is not approved by Mantis Shareholders at the Mantis Meeting, Mantis Shareholders will also be asked to approve the Mantis Winding Up Resolutions consisting of (i) a Ordinary Resolution approving the voluntary delisting of the Mantis Shares from the CNSX; and (ii) a Special Resolution authorizing the winding up and voluntarily dissolution of Mantis. The Mantis Winding Up Resolutions to be presented to the Mantis Meeting are substantially as set forth in Schedule “G” to this Information Circular.

In order to be adopted, the Ordinary Resolution approving the voluntary delisting of the Mantis Shares from the CNSX must be approved by a majority of the votes cast by the holders of the Mantis Shares, either present in person or represented by proxy at the Mantis Meeting, and the Special Resolution authorizing the winding up and voluntarily dissolution of Mantis must be approved by 66 2/3% of the votes cast by the holders of the Mantis Shares, either present in person or represented by proxy at the Mantis Meeting. The delisting of the Mantis Shares from the CNSX and the voluntary dissolution of Mantis remains subject to the receipt of all applicable regulatory approvals, including without limitation, approval of the CNSX.

The Mantis Board has determined that in the absence of the Amalgamation, there are no viable prospects for the future business and operations of Mantis, and accordingly the voluntary delisting and dissolution of Mantis is in the best interests of Mantis. This determination has been made after giving consideration to the available resources of Mantis, the likelihood of being able to arrange for an alternative transaction or financing and/or satisfy outstanding obligations in the immediate future, and the extent of financial and other resources that will be required in order to fund future operations and maintain the current property interests of the Mantis Group.

Accordingly, in the event that the Reorganization Resolution is not approved, the Management Proxyholders of Mantis named in the attached form of proxy intend to vote in favour of the Mantis Winding Up Resolutions, unless a Mantis Shareholder specifies in the proxy that his or her Mantis Shares are to be voted against the Mantis Winding Up Resolutions.

ADDITIONAL INFORMATION

Additional information relating to Mantis is on SEDAR at www.sedar.com. Mantis Shareholders may contact Mantis at its head office at 148 Yorkville Avenue, Toronto, Ontario, M5R 1C2, Attention: Robin Ross to request copies of any of Mantis’ documents.

INFORMATION AND APPROVALS

The information contained or referred to in this Information Circular with respect to the Mantis Group has been furnished by Mantis. The information contained or referred to in this Information Circular with respect to the Gondwana Group has been furnished by Gondwana. Mantis and its respective directors and officers have relied on the information relating to the Gondwana Group provided by Gondwana and take no responsibility for any errors in such information or omissions therefrom. Gondwana and its respective directors and officers have relied on the information relating to the Mantis Group provided by Mantis and take no responsibility for any errors in such information or omissions therefrom.

The Mantis Board has approved the contents of this Information Circular and the delivery hereof to Mantis Shareholders of record as of the Mantis Record Date.

CERTIFICATE OF MANTIS MINERAL CORP.

The foregoing constitutes full, true and plain disclosure of all material facts relating to the securities of Mantis Mineral Corp. assuming completion of the Amalgamation.

December 30, 2013

(Signed) Robin Ross	(Signed) Vicki Rosenthal
Chairman and Chief Executive	Chief Financial Officer
Officer

ON BEHALF OF THE BOARD OF DIRECTORS OF
MANTIS MINERAL CORP.

(Signed) David Humphrey	(Signed) David Wahl
Director	Director

C-1

CERTIFICATE OF GONDWANA ENERGY CORP.

The foregoing as it relates to Gondwana Energy Corp. constitutes full, true and plain disclosure of all material facts relating to the securities of Gondwana Energy Corp. and Miura Petroleum Limited.

December 30, 2013

(Signed) Troy Grant
Sole Director, President and Secretary

C-2